Exhibit 10.19

“Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10)(iv) because it is both (i) not material and (ii) and the type of information that is confidential.”

ORDER FOR SUPPLIES OR SERVICES (FINAL)

PAGE 1 OF 2

1. CONTRACT NO.	2. DELIVERY ORDER NO.	3. EFFECTIVE DATE	4. PURCH REQUEST NO.	5. PRIORITY
N00178-14-D-7931	N6833519F3000	2019 Feb 14	N/A	DO-C9

6. ISSUED BY CODE N68335
[redacted]

7. ADMINISTERED BY CODE S3915A
[redacted]

8. DELIVERY FOB
- DESTINATION
- OTHER
- (See Schedule if other)

9. CONTRACTOR CODE 1U468 FACILITY
[redacted]

10. DELIVER TO FOB POINT BY (Date)
See Schedule

11. X IF BUSINESS IS
- X SMALL
- SMALL DISADVANTAGED
- WOMEN-OWNED

12. DISCOUNT TERMS
Net 30 Days
WIDE AREA WORK FLOW

13. MAIL INVOICES TO THE ADDRESS IN BLOCK
See Section G

14. SHIP TO CODE
See Section D

15. PAYMENT WILL BE MADE BY CODE HQ0337
[redacted]

MARK ALL PACKAGES AND PAPERS WITH IDENTIFICATION NUMBERS IN BLOCKS 1 AND 2.

16. TYPE OF ORDER
- DELIVERY/CALL: X This delivery order/call is issued on another Government agency or in accordance with and subject to terms and conditions of numbered contract.
- PURCHASE: Reference your furnish the following on terms specified herein.

ACCEPTANCE. THE CONTRACTOR HEREBY ACCEPTS THE OFFER REPRESENTED BY THE NUMBERED PURCHASE ORDER AS IT MAY PREVIOUSLY HAVE BEEN OR IS NOW MODIFIED, SUBJECT TO ALL OF THE TERMS AND CONDITIONS SET FORTH, AND AGREES TO PERFORM THE SAME.

NAME OF CONTRACTOR	SIGNATURE	TYPED NAME AND TITLE	DATE SIGNED (YYYYMMDD)
[redacted]		[redacted]	

If this box is marked, supplier must sign Acceptance and return the following number of copies:

17. ACCOUNTING AND APPROPRIATION DATA/LOCAL USE
See Schedule

18. ITEM NO.	19. SCHEDULE OF SUPPLIES/SERVICES	20. QUANTITY ORDERED/ ACCEPTED *	21. UNIT	22. UNIT PRICE	23. AMOUNT
	See Schedule				

*If quantity accepted by the Government is same as quantity ordered, indicate by X. If different, enter actual quantity accepted below quantity ordered and encircle.

24. UNITED STATES OF AMERICA
BY: [redacted]

25. TOTAL: $8,206,998.75

26. DIFFERENCES

27a. QUANTITY IN COLUMN 20 HAS BEEN
- INSPECTED
- RECEIVED
- ACCEPTED, AND CONFORMS TO THE CONTRACT EXCEPT AS NOTED:

b. SIGNATURE OF AUTHORIZED GOVERNMENT REPRESENTATIVE

c. DATE

d. PRINTED NAME AND TITLE OF AUTHORIZED GOVERNMENT REPRESENTATIVE

e. MAILING ADDRESS OF AUTHORIZED GOVERNMENT REPRESENTATIVE

28. SHIP NO.

29. D.O. VOUCHER NO.

30. INITIALS

- PARTIAL
- FINAL

32. PAID BY

33. AMOUNT VERIFIED CORRECT FOR

f. TELEPHONE

g. E-MAIL ADDRESS

31. PAYMENT
- COMPLETE
- PARTIAL
- FULL

34. CHECK NUMBER

36. I CERTIFY THIS ACCOUNT IS CORRECT AND PROPER FOR PAYMENT.

a. DATE

b. SIGNATURE AND TITLE OF CERTIFYING OFFICER

35. BILL OF LADING NO.

37. RECEIVED AT

38. RECEIVED BY (Print)

39. DATE RECEIVED

40. TOTAL CON-TAINERS

41. S/R ACCOUNT NUMBER

42. S/R VOUCHER NO.

DD FORM 1155, DEC 2001

PREVIOUS EDITION IS OBSOLETE.

GENERAL INFORMATION

Contract Specialist

____________

________________

_________________________

Contracting Officer

____________

________________

_________________________

Contracting Officer Representative

____________

________________

_________________________

Contractor Representatives

____________

________________

_________________________

or

____________

________________

_________________________

PR: 1300768825 -____________ ) SLIN 700001 - ____________

Contractor will provide CyberSecurity support for lab security support for multiple ALRE programs. These services will include supporting efforts for Risk Management Framework (RMF) which the contractor will initiate and plan the Assessment and Authorization (A&A), perform the Implementation & Validation of assigned IA controls, submit for a certification determination and accreditation decision, maintain the Authority to Operate (ATO) and conduct reviews.

CONTRACT NO. N00178-14-D-7931	DELIVERY ORDER NO. N6833519F3000	PAGE 1 of 112	FINAL

SECTION B SUPPLIES OR SERVICES AND PRICES

CLIN - SUPPLIES OR SERVICES

For Cost Type Items:

Item	PSC Supplies/Services	Qty Unit Est. Cost	Fixed Fee	CPFF

7000	R425	Labor for the Base Period. The 1.0 LO ______________________ $7,781,633.75 contractor shall provide support services in accordance with Section C. COST PLUS FIXED FEE (Fund Type - TBD) (Fund Type - TBD)

700001	R425	Funding in support of CLIN 7000 in the amount of ________________ (O&MN,N)

7100	R425	Labor for Option Period I. The 1.0 LO _____________________ $7,967,121.24 contractor shall provide support services in accordance with Section C. COST PLUS FIXED FEE (Fund Type - TBD) (Fund Type - TBD)

Option

7200	R425	Labor for Option Period II. The 1.0 LO _____________________ $8,158,059.73 contractor shall provide support services in accordance with Section C. COST PLUS FIXED FEE (Fund Type - TBD) (Fund Type - TBD)

Option

7300	R425	Labor for Option Period III. 1.0 LO _____________________ $8,353,889.59
The contractor shall provide support services in accordance with Section C. COST PLUS FIXED FEE (Fund Type - TBD) (Fund Type - TBD)

Option

7400	R425	Labor for Option Period IV. The 1.0 LO _____________________ $8,554,263.85 contractor shall provide support services in accordance with Section C. COST PLUS FIXED FEE (Fund Type - TBD) (Fund Type - TBD)

Option

For ODC Items:

Item PSC Supplies/Services	Qty Unit Est. Cost

9000	R425	Travel for the Base Period. The contractor shall provide 1.0 LO $_________________ support services in accordance with Section C. COST ONLY (Fund Type - TBD) (Fund Type - TBD)

Item PSC Supplies/Services	Qty Unit Est. Cost

9001	R425	Material for the Base Period. The contractor shall provide 1.0 LO _________________ support services in accordance with Section C. COST ONLY (Fund Type - TBD) (Fund Type - TBD)

9002	R425	ODC for the Base Period. The contractor shall provide support 1.0 LO _________________ services in accordance with Section C. COST ONLY (Fund Type TBD) (Fund Type - TBD)

CONTRACT NO. N00178-14-D-7931	DELIVERY ORDER NO. N6833519F3000	PAGE 2 of 112	FINAL

9003	R425	Deliverables for Base Period in accordance with the attached 1.0 LO _________________ CDRLs. NOT SEPARATELY PRICED (Fund Type - TBD)

9100	R425	Travel for Option Period I. The contractor shall provide 1.0 LO ________________ support services in accordance with Section C. COST ONLY (Fund Type - TBD) (Fund Type - TBD)

Option

9101	R425	Material for Option Period I. The contractor shall provide 1.0 LO _________________ support services in accordance with Section C. COST ONLY (Fund Type - TBD) (Fund Type - TBD)

Option

9102	R425	ODC for Option Period I. The contractor shall provide support 1.0 LO _________________ services in accordance with Section C. COST ONLY (Fund Type TBD) (Fund Type - TBD)

Option

9103	R425	Deliverables for Option I Period in accordance with the 1.0 LO $0.00 attached CDRLs. NOT SEPARATELY PRICED (Fund Type - TBD)

Option

9200	R425	Travel for Option Period II. The contractor shall provide 1.0 LO _________________ support services in accordance with Section C. COST ONLY (Fund Type - TBD) (Fund Type - TBD)

Option

9201	R425	Material for Option Period II. The contractor shall provide 1.0 LO _________________ support services in accordance with Section C. COST ONLY (Fund Type - TBD) (Fund Type - TBD)

Option

9202	R425	ODC for Option Period II. The contractor shall provide support 1.0 LO _________________ services in accordance with Section C. COST ONLY (Fund Type TBD) (Fund Type - TBD)

Option

9203	R425	Deliverables for Option II Period in accordance with the 1.0 LO _________________ attached CDRLs. NOT SEPARATELY PRICED (Fund Type - TBD)

Option

9300	R425	Travel for Option Period III. The contractor shall provide 1.0 LO _________________ support services in accordance with Section C. COST ONLY (Fund Type - TBD) (Fund Type - TBD)

Option

9301	R425	Material for Option Period III. The contractor shall provide 1.0 LO _________________ support services in accordance with Section C. COST ONLY (Fund Type - TBD) (Fund Type - TBD)

Item PSC Supplies/Services	Qty Unit Est. Cost

Option

9302	R425	ODC for Option Period III. The contractor shall provide 1.0 LO _________________ support services in accordance with Section C. COST ONLY (Fund Type - TBD) (Fund Type - TBD)

Option

9303	R425	Deliverables for Option III Period in accordance with the 1.0 LO _________________ attached CDRLs. NOT SEPARATELY PRICED (Fund Type - TBD)

Option

9400	R425	Travel for Option Period IV. The contractor shall provide 1.0 LO ________________ support services in accordance with Section C. COST ONLY (Fund Type - TBD) (Fund Type - TBD)

Option

CONTRACT NO. N00178-14-D-7931	DELIVERY ORDER NO. N6833519F3000	PAGE 3 of 112	FINAL

9401	R425	Material for Option Period IV. The contractor shall provide 1.0 LO _________________ support services in accordance with Section C. COST ONLY (Fund Type - TBD) (Fund Type - TBD)

Option

9402	R425	Material for Option Period IV. The contractor shall provide 1.0 LO _________________ support services in accordance with Section C. COST ONLY (Fund Type - TBD) (Fund Type - TBD)

Option

9403	R425	Deliverables for Option IV Period in accordance with the 1.0 LO _________________ attached CDRLs. NOT SEPARATELY PRICED (Fund Type - TBD)

Option

The Level of Effort is a term type CPFF task order.

Cost Plus Fixed-Fee CLINs are: Labor CLINs 7000, 7100, 7200, 7300, and 7400.

Cost Reimbursement Only and NON-FEE BEARING CLINs are: Other Direct Costs: Travel CLINs 9000, 9100, 9200, 9300, and 9400; and Material CLINs 9001, 9101, 9201, 9301, and 9401; ODC CLINs 9002, 9102, 9202, 9302 and 9402; No Cost Data CLINs are: 9003, 9103, 9203, 9303, and 9403.

For informational purposes only, the Government Estimate per period is as follows:

Labor Category Estimated Hours for Each Year

Labor Category	Base	Option I	Option II	Option III	Option IV
Program Manager Senior	_____	_____	_____	_____	_____
Systems Engineer Senior	______	______	______	______	______
Systems Engineer Journeyman	______	______	______	______	______
Software Engineer Senior	______	______	______	______	______
Software Engineer Journeyman	______	______	______	______	______
Software Engineer Junior	______	______	______	______	______
Engineering Technician Senior	______	______	______	______	______
Engineering Technician Journeyman	______	______	______	______	______
Engineering Technician Junior	______	______	______	______	______
Subject Matter Expert (fleet experience)	______	______	______	______	______
Engineer/Scientist Senior	______	______	______	______	______

CONTRACT NO. N00178-14-D-7931	DELIVERY ORDER NO. N6833519F3000	PAGE 4 of 112	FINAL

Computer Specialist Senior	______	______	______	______	______
Computer Specialist Journeyman	______	______	______	______	______
Computer Specialist Junior	______	______	______	______	______
Principal Cybersecurity and Information Assurance Specialist	______	______	______	______	______
Information Assurance Analyst Senior	______	______	______	______	______
Information Assurance Analyst Journeyman	______	______	______	______	______
Technical Writer Senior	______	______	______	______	______
Technical Writer Journeyman	______	______	______	______	______
Total Hours	______	______	______	______	______

CLIN	Travel	Material	ODC
9000	_________
9100	_________
9200	_________
9300	_________
9400	_________
9001		_________
9101		_________
9201		_________
9301		_________
9401		_________
9002			_________
9102			_________
9202			_________
9302			_________
9402			_________

Note: For proposal purposes all offerors shall use the estimated labor categories, labor hours, travel, and material costs.

HQ B-2-0004 EXPEDITING CONTRACT CLOSEOUT (NAVESEA)(DEC 1995) ( Applicable at Task Order Level)

(a) As part of the negotiated fixed price or total estimated amount of this contract, both the Government and the Contractor have agreed to waive any entitlement that otherwise might accrue to either party in any residual dollar amount of $500 or less at the time of final contract closeout. The term "residual dollar amount" shall include all money that would otherwise be owed to either party at the end of the contract, except that, amounts connected in any way with taxation, allegations of fraud and/or antitrust violations shall be excluded.

For purposes of determining residual dollar amounts, offsets of money owed by one party against money that would otherwise be paid by that party may be considered to the extent permitted by law.

CONTRACT NO. N00178-14-D-7931	DELIVERY ORDER NO. N6833519F3000	PAGE 5 of 112	FINAL

(b) This agreement to waive entitlement to residual dollar amounts has been considered by both parties. It is agreed that the administrative costs for either party associated with collecting such small dollar amounts could exceed the amount to be recovered.

HQ B-2-0007 LIMITATION OF COST OR LIMITATION OF FUNDS LANGUAGE

The clause entitled “LIMITATION OF COST” (FAR 52.232-20) or “LIMITATION OF FUNDS” (FAR 52.232-22), as appropriate, shall apply separately and independently to each separately identified estimated cost.

HQ B-2-0015 PAYMENTS OF FEE(S) (LEVEL OF EFFORT – ALTERNATE 1) (NAVSEA) (MAY 2010)

(a) For purposes of this contract, “fee” means “target fee” in cost-plus-incentive-fee type contracts, "base fee" in cost-plus award-fee type contracts, or "fixed fee" in cost-plus-fixed-fee type contracts for level of effort type contracts.

(b) The Government shall make payments to the Contractor, subject to and in accordance with the clause in this contract entitled “FIXED FEE" (FAR 52.216-8) or "INCENTIVE FEE", (FAR 52.216-10), as applicable. Such payments shall be submitted by and payable to the Contractor pursuant to the clause of this contract entitled "ALLOWABLE COST AND PAYMENT" (FAR 52.216-7), subject to the withholding terms and conditions of the "FIXED FEE" or "INCENTIVE FEE" clause, as applicable, and shall be paid fee at the hourly rate(s) specified above per man-hour performed and invoiced. Total fee(s) paid to the Contractor shall not exceed the fee amount(s) set forth in this contract.

In no event shall the Government be required to pay the Contractor any amount in excess of the funds obligated under this contract.

5252.211-9503 LEVEL OF EFFORT (COST REIMBURSEMENT) (NAVAIR)(DEC 2012) - ALT I (JUN 2013)

(a)	The level of effort estimated to be ordered during the term of this contract/order is _________] man-hours of direct labor including authorized subcontract labor, if any. The estimated composition of the total man-hours of direct labor by classification is as follows: [See Section B Above]

(b)	FAR Clause 52.232-20, "Limitation of Cost" applies to fully funded orders and FAR Clause 52.232-22,

"Limitation of Funds" applies to incrementally funded orders. Nothing in this clause amends the rights or responsibilities of the parties hereto under either of those two clauses. In addition, the notifications required by this clause are separate and distinct from any specified in either FAR Clause 52.232-20 or FAR Clause 52.232-22.

(c)	It is agreed that while the contractor's performance during the period set forth in paragraph (a) above is based upon an anticipated level of effort consisting of man-hours of direct labor (as may be described or defined elsewhere herein), such level of effort may fluctuate, either upward or downward, by no more than ten (10%) percent of the total anticipated man-hours. This fixed fee is agreed to be paid for man-hours expended from ninety (90%) percent to one hundred ten (110%) percent of the total anticipated man-hours. The fixed fee shall not vary with the cost of the actual effort supplied within this range. In the event that less than ninety (90%) percent of the anticipated level of effort is actually expended by the expiration date of the contract, the Government shall have the option of:

(1) requiring the contractor to continue to perform until the level of effort expended equals ninety (90%) percent of the anticipated level of effort; or

(2) effecting a reduction in the fixed fee by the percentage by which the total expended man-hours is less than ninety (90%) percent of the anticipated level of effort.

(d)	The contractor agrees that effort performed in fulfillment of level of effort obligations under this contract shall include only verifiable effort in direct support of the work specified. It shall not include efforts such as work performed in transit to or from an employee's usual workplace, work during lunchtime activities, or effort performed at other non-work locations.

SECTION C DESCRIPTIONS AND SPECIFICATIONS

1.0 Scope

This Statement of Work (SOW) defines the typical efforts and products required in support of the Naval Air Systems Command (NAVAIR) Support Equipment (SE) and Aircraft Launch and Recovery Equipment (ALRE) Department work products including Software Support Activities (SSAs) for ALRE as well as other departmental and in-service engineering work for software intensive systems.

CONTRACT NO. N00178-14-D-7931	DELIVERY ORDER NO. N6833519F3000	PAGE 6 of 112	FINAL

2.0 Applicable Documents

● IEEE Std 12207, "Systems and Software Engineering — Software life cycle processes"

● EIA-632 Process for Engineering a System

● Capability Maturity Model Integration (CMMI) For Development, Version 1.3 or later

● Department of Defense Federal Acquisition Regulation Supplement (DFARS) clause

● 252.227-7013, "Rights in technical data - Non-commercial items"

● Department of Defense, Joint Software Systems Safety Engineering Workgroup, Joint

● Software Systems Safety Engineering Handbook, Version 1.0 (JSSSEH)

● MIL-STD-882E, Department of Defense Standard Practice, System Safety

3.0 Overview

3.1 General Requirements

Through this contract, tasking will be placed to provide SSA and other in-service engineering and technical support for the Aviation Data Management and Control System (ADMACS), Electromagnetic Aircraft Launch System (EMALS), Advanced Arresting Gear (AAG), Advanced Recovery Control (ARC) System, and other software intensive programs.

The tasking will include engineering activities ranging from requirements definition, design, development, fabrication, integration, test, maintenance, infrastructure, fleet support, training, and support of SSA and other in-service software systems and components. It will include technology demonstrations, trade studies, specifications, design documents, source code, algorithm formulation, test procedures, development, production, and enhancements of hardware and software, installation, training, and maintenance. Any actions performed, and any tools developed that will be hosted on Navy systems must comply with applicable cybersecurity and intelligence policies.

3.2 Project Oversight and Technical Support

The Contractor shall plan and manage each technical service effort in accordance with its proposed Management approach. The contractor shall provide Progress, Status, and Management reports with periodic updates that contain the following information in performing any tasking: milestones, deliverable status, project status, and financial status. In addition, the contractor will support the government in its management function as required to support the tasking.

●	Contract Data Requirements List (CDRL) A001 Contractor's Progress, Status, and Management Report

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3.3 Integrated Product Teams

The Government intends to use an Integrated Product Team approach for most efforts associated with this contract. Contractor personnel shall work with the government team and actively participate with the Government to plan and coordinate program efforts to ensure successful completion of all task requirements. The primary mechanism for this coordination will be the project Integrated Government Schedule (IGS) which is an integrated master schedule developed by the government team. Effective communication is essential and key personnel can expect to participate in technical meetings and reviews wherever they may need to be conducted. For certain specific efforts, the contractor will be co-located with the Government at the Aircraft Platform Interface laboratories in Lakehurst, NJ. The Contractor shall work within the government provided software design, development, and maintenance environment and follow the established processes defined in the Software Development Plans, Software Configuration Management Plans, Systems Engineering Technical Review (SETR) process and other software processes defined by the government team. The contractor shall perform supportive functions when requested, such as providing meeting agendas and minutes (including action items) for program status and technical interchange meetings.

●	CDRL A002 Meeting Minutes

3.4 Stand-alone Teams

For some projects, tasking may be provided as a stand-alone requirement where the contractor will need to perform the tasks independently and create products for the government. The contractor will in those cases need to perform as a Prime contractor developer, following the SETR approach, and creating deliverables per CDRLs which will be defined in later sections.

3.5 Program and Technical Reviews

The contractor will participate in program and technical reviews including but not limited to SETR. Typical reviews include System Requirement Reviews, Preliminary Design Review, Critical Design Review, Test Readiness Review and Production Readiness Review. The contractor shall be responsible for specific elements of the review, and provide inputs in accordance with the IGS.

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4.0 Range of Projects

The Contractor shall perform requirements definition, design, development, fabrication, integration, maintenance, fleet support, training, and test of technology demonstrations, production representative systems, and production systems. Tasking will be for hardware and software components, and cybersecurity and intelligence in support of these types of systems, and will require defined work products with tailoring limited to those areas deemed necessary. For each system, support tools include all non-shipboard software required to test, configure and support the system in all configurations including the lab test environments.

4.1 ADMACS is a mission critical shipboard aviation system providing electronic data processing, display and distribution over a shipboard real time, redundant, survivable Local Area Network (LAN) capability, planning and executing critical flight operations data, improving timeliness and accuracy of information received by those decision-makers requiring the information on board CVN class ships. ADMACS acts as an autonomous LAN within the ALRE and Air Operations supporting work centers, with connections to other systems when failures or battle damage prevent communication with and/or through external interfaces. ADMACS employs existing and emerging technologies interfacing with other shipboard tactical, navigational, and meteorological databases to enable rapid input, collection, processing, distribution and display of relevant flight operations, aircraft weapons, and ALRE data throughout the ship. ADMACS provides integrated software applications for executing flight operations management (including shipboard planning and AirPlan), flight deck and hangar deck management, and weapons management. ADMACS supports the Aircraft Handling Officer, Carrier Air Group Maintenance Chief, Squadron Maintenance Control Work Centers, Air Boss, V2 division, aviation weapons, flight deck and hangar deck personnel.

4.2 EMALS is a mission and safety critical system designed to provide improved availability, expanded launch envelopes and increased controllability of catapults that are used to launch fixed-wing aircraft from the flight deck of CVN 78 class aircraft carriers. EMALS is a complete launch system designed to replace the existing steam catapults currently being used aboard aircraft carriers. EMALS uses a linear induction motor to generate magnetic fields that propel a carriage down a track to launch the aircraft. It has a closed loop control system and diagnostic health monitoring capability. EMALS accepts power from the ship, stores the energy, delivers the stored energy to a linear motor, and controls the linear motor to produce the required additional force to the aircraft.

4.3 AAG is a mission and safety critical system designed to provide the ability to recover current and projected carrier based tail hook-equipped air vehicles well into the twenty-first century. The system has built-in test and diagnostic capabilities, resulting in less maintenance and manpower to operate than current arresting gear systems. The AAG System will be forward fit on CVN 78 class aircraft carriers and future ships.

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4.4 ARC replaces the arresting gear Constant Run-out Valve, the Retraction Control Valve mechanical actuators and associated control system with a hydraulically actuated computer controlled closed loop system. ARC also has a backup failsafe control system that will complete the arrestment if the primary control system malfunctions. ARC is currently being installed on all carriers that have the Mark 7 Arresting Gear Systems. ARC will not be used on aircraft carriers that have the AAG system installed.

4.5 Other ALRE programs (all versions primarily after transition to their maintenance phases), such as but not limited to:

● ADMACS interface links application platform, communication, and database functionality for ALRE modernization efforts.

● ALCS - Advanced Launch Control System provides modernization of the fixed wing aircraft Catapult Control System.

● ALRE SLMP - Service Life Management Program predicts the service life of ALRE components with complex loading histories.

● CSM - Compact Swaging Machine is a software controlled hydraulic system used to swage a terminal onto an aircraft carrier purchase cable. This terminal connects to the cross deck pendant that stretches across the flight deck which engages the arresting hook of a fixed wing aircraft as it is landing aboard an aircraft carrier.

● EAF - Expeditionary Air Field programs, such as the EAF Design Analysis Tool, and future lighting systems.

● IFLOLS- Improved Fresnel Lens Optical Landing System provides landing guidance for fixed wing aircraft approaching the carrier deck.

● ILARTS – Integrated Launch and Recovery Television Surveillance provides landing signal officers with glide-slope and line-up information and views of deck operations, aircraft approaches and launches.

● IMOVLAS – Improved Manually Operated Visual Landing Aid System is a manual backup for IFLOLS.

● LSODS - Landing Signal Officer Display Station providing status information to the LSO regarding aircraft approaches to the carrier.

● MWS - Moriah Wind System is the processing and distribution system that acquires wind data, crosswind, headwind, and true wind and provides this data to displays units via the ADMACS network.

● STS - Shooter Tablet System is a computer-based Catapult Capacity Selector Value (CSV) Calculator system which replaces the current manual calculation process used by the Shooter station aboard an aircraft carrier.

● VLA - Visual Landing Aid systems such as the Next Generation Visual Landing Aid (NGVLA) programs include upgrades for advanced aviation lighting system control panel sets, advanced flight deck lighting and multifunction displays

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5.0 Technical Support Required

The Contractor shall perform each technical function noted below in accordance with its proposed engineering approach, to the extent applicable for that project. For selected Naval Air Systems Command (NAVAIR) Support Equipment (SE) and Aircraft Launch and Recovery Equipment (ALRE) Department work products and programs, the contractor will follow the Systems Engineering Technical Review process and be consistent with IEEE 12207, EIA-632, JSSSEH for safety critical systems, and CMMI for Development as referenced in the Applicable Documents in Section 2.0 above. The contractor shall provide technical inputs to and then follow the IGS for programs where an IGS exists. The IGS contains data on project milestones, contract deliverables, and project technical status.

5.1 Analyses and Technical Studies

Tasking will include analyses and technical studies which address ship environments for carriers and other air capable ships, shore environments for expeditionary air fields and other operational and lab environments for development and testing. Studies will consider real-time operations, installation, manpower, safety, reliability, maintainability, supportability, cost benefit, risk, obsolescence and programmatic factors. Information should be provided in the form of a Technical Report.

● CDRL A003 Technical Report

5.2 Requirements

Tasking will include development of requirements in accordance with the project Systems Engineering Plan (SEP) and corresponding Software Development Plan (SDP) on projects for which these plans are available. Requirements should be provided in accordance with the IGS, and be consistent with appropriate IEEE 12207 Data Item Description. The Contractor shall utilize requirements tools as defined by the ALRE project team, and provide inputs to the team as required for creation by the team of such products as a System/Subsystem Specification, Software Requirements Specification, Interface Requirements Specification, and Unified Modeling Language Use Cases.

● CDRL A004System/Subsystem Specification (SSS)

● CDRL A005Software Requirements

● Specification (SRS) CDRL A006Interface Requirements Specification (IRS)

5.3 Design

Tasking shall include development of the design in accordance with the project SEP and corresponding SDP on projects for which these plans are available. Design support should be provided in accordance with the IGS, and be consistent with appropriate IEEE 12207 Data Item Description. The contractor shall provide inputs to the team as required for creation by the team of such products as Software Design Description, Interface Design Description, and Database Design Description.

● CDRL A007 Software Design Description (SDD)

● CDRL A008 Interface Design Description (IDD)

● CDRL A009 Database Design Description (DBDD)

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As part of design, the contractor shall support System Safety efforts to evaluate and determine safety criticality of requirements, safety impact of designs and design changes, determination of software criticality index for software designs and design changes, identify safety-related testing required based on software criticality index assessment, and review results of testing for potential safety impact. System Safety analysis, evaluation, and verification activities shall be in accordance with MIL-STD-882E. The contractor shall provide inputs to the team as required for creation by the team of such products as System Requirements Hazard Analysis and Functional Hazard Analysis. Details on content and format for this data will be provided by the government.

5.4 Development

The Contractor shall perform development (including unit testing) in accordance with associated SEP and corresponding SDP as applicable. The Contractor shall help produce, test, and deliver source code, executable code, firmware, and associated drawings, and shall provide engineering support for development. The contractor shall develop and document traceability data from requirements through design and test, to include test cases and test results. For major projects or as required, the contractor will provide inputs to the SDP, Software Transition Plan (STrP), Software Product Specification (SPS), Software User Manual (SUM) and Firmware Support Manual (FSM). Materials and tools necessary for fabrication of hardware design shall be procured by the contractor utilizing the component procurement specification. Development support should be provided in accordance with the IGS, and be consistent with appropriate IEEE 12207 Data Item Description.

***Offerors must submit a proposed Software Development Plan (SDP) with their proposals.

● CDRL A010 Software Development Plan (SDP)

● CDRL A011 Software Transition Plan (STrP)

● CDRL A012 Software Product Specification (SPS)

● CDRL A013 Software User Manual (SUM)

● CDRL A014 Firmware Support Manual (FSM)

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5.5 Test and Evaluation

The contractor shall provide support for software test activities as defined in the specific tasking, and will be associated with software builds and product releases to perform verification and validation to ensure that software products are built correctly and meet the intended use. The contractor shall develop and document traceability data from requirements through design, to test to include test cases and test results. Typical test activities include generation of test plans, generation of test procedures, execution of test, and generating test reports. Test activities should be consistent with the project SEP and SDP. Software testing should be commensurate with the level of safety criticality assigned to the software based on software criticality index assessment per MIL-STD-882E. Test support should be provided in accordance with the IGS, and be consistent with appropriate IEEE 12207 Data Item Description. The contractor shall provide inputs to the team as required for creation by the team of such products as Software Test Plan, Software Test Description including test procedures, and Software Test Report.

● CDRL A0015 Software Test Plan (STP)

● CDRL A0016 Software Test

● Description (STD) CDRL A0017 Software Test Report (STR)

5.6 Configuration Management and Quality Assurance

The Contractor shall provide software Configuration Management (CM) support associated with planning, software builds, documentation, and product releases. The Contractor shall prepare and submit Change Requests for all applicable design changes and software changes. Submissions shall be in accordance with the Program Management Activities’ Configuration Management Plan as implemented with the ALRE Software Configuration Management Plan and tailored for the particular project application. The contractor shall provide inputs to documents according to the government Software Configuration Management Plan guidance, or develop their own as specified in the Project IGS. The contractor shall provide inputs to the Software Version Description (SVD) document for software prepared for testing or release. As required, the contractor will perform CM functions in accordance with the CM plan.

The Contractor shall perform software Quality Assurance in support of specified systems, and will be associated with planning software builds, documentation, and product releases. The contractor shall provide inputs to the government Software Quality Assurance Plan (SQAP), or develop their own as specified in the Project IGS. As required, the contractor will perform quality assurance functions (e.g., peer review and process audits) in accordance with the SQAP.

● CDRL A018 Software Version Description (SVD)

● CDRL A019 Software Quality Assurance Plan (SQAP)

5.7 Infrastructure Support

The contractor shall perform a variety of engineering support functions for the shipboard and laboratory environments of the software intensive systems. This will include version control and loading of software product baselines to recreate ship configurations as well as development configurations in the lab where engineers can replicate operational problems with products aboard ship. The contractor will provide fleet support including riding the ship if necessary to perform technical support functions. Ship and lab support efforts would be configuration control, troubleshooting, testing, installing and configuring authorized software for the individual programs and performing backups. Software will include commercial-off-the-shelf software, application software, commercial-off-the-shelf firmware, application firmware and patches as authorized for the program and the site. In addition, the contractor will provide software related support such as: documenting and reporting infrastructure designs, changes and enhancements as they occur in the engineering laboratories; updating and periodically implementing the disaster recovery plan; and providing technical inputs to the project team for support of the preparation of documents for the procurement of systems and subsystems.

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5.8 On-Site Engineering Support

●	The contractor shall provide technical support of SSA and other in-service project facilities on-site and at contractor facilities as required. This will include supporting the lab environment, documentation generation, editing, and addressing requirements for IT. The Contractor shall provide system configuration and troubleshooting support by personnel skilled and trained in computer operating systems and networking.
●	The Contractor shall provide Field Services Support including engineering, technical, and other services at Navy sites and ships around the world as necessary to address equipment deficiencies, mishap investigations, CASREP investigations, engineering investigations and quality issues, test and repair, and training of SSA and other in-service systems and subsystems.
●	The Contractor shall provide training of personnel in the operation, maintenance, and application of SSA and other in-service project and related equipment. Personnel to be trained include civilian and military personnel at shore sites and onboard Navy ships in the operational environment. If required, the contractor shall be prepared to conduct training and provide oversight of these SSA and other in-service project systems aboard carriers and other air capable ships up to and including during sea trials and deployment.
●	The Contractor shall provide technical manual updates required to assist personnel in operating and maintaining the SSA and other in-service project and related systems.
●	The Contractor shall update the applicable technical manuals files and develop new files (e.g. those needed for any new work packages required). Technical manual data shall be based upon and traceable to approved Maintenance Plans.

5.9 Cyber Security Requirements including Certification and Accreditation and Engineering

Cyber Security Certification and Accreditation

●	Perform Assessment and Authorization (A&A) activities, Cybersecurity Certification and Accreditation, Implementation and Validation or assigned cybersecurity controls; Authority to Operate support and analysis required for the Department of Defense (DOD) Cybersecurity Risk Management Framework (RMF) and related future processes when implemented.RMF is a 6 step process which includes but is not limited to artifacts, Information Systems Categorization Form, Security Plan, Security Assessment Plan, Security Assessment Report, POAM, Continuous Monitoring Strategy, ACAS scan results, DISA STIG results, Risk Assessment Report (RAR), and other supporting artifacts.All A&A artifacts will be maintained in Enterprise Mission Assurance Support Service (eMASS).

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●	Support to the Functional Area Managers (FAMs) and the DON Application and Database Management System (DADMS), the authoritative list of software applications, as well as the DOD Information Technology Portfolio Repository-DON (DITPR-DON).
●	Support with acknowledging, reporting applicability, reporting compliance/noncompliance, and creating/submitting mitigation plans for Information Assurance Vulnerability Management (IAVM) and Communication Task Orders (CTOs) in the Vulnerability Remediation Asset Management (VRAM).
●	The programs and systems consist of, but are not limited to, heterogeneous operating environments including the Windows, Linux, and Unix based operating systems, real time operating systems, and embedded operating system based platforms.Various networking equipment may or may not also be included within the accreditation boundary of the supported programs.Systems can either be networked or non-networked running commercial off the shelf, Government off the shelf, system unique, and/or government mission related information platform applications.
●	Contractor personnel performing Cybersecurity duties shall meet the requirements of:

○	Department of Defense (DOD) Directive 8140
○	Navy Instruction (SECNAVINST) 5239.20A
○	SECNAV Manual 5239.2
○	Department of Defense (DOD) 8570.01-M
○	Single Scope Background Investigation (SSBI) for privileged access personnel Clearance level required is eligibility for access to Top Secret information

Cyber Security Engineering

●	Support Cyber Risk Assessments (CRA) and Cyber Table Tops, Incident response and Forensics, and Penetration testing. These tasks may involve Intelligence data and as such the Contractor must be qualified for Intelligence Data on Attachment 3 the DD254 security document and be verified by the Scientific and Technical Intelligence Liaison Officer (STILO).The Contractor must have approved safeguarding capability to retain Intelligence Data.Intelligence data is the property of the U.S. government, DCll 6/6 "Security Controls on the Dissemination of Intelligence Information" dtd 20 Jan 2004.
●	Support susceptibility scoring efforts as documented in the CRA standard work package which will be provided by the government when needed.
●	Provide input in the Vulnerability Assessment Reports (VAR).
●	Provide translation between system susceptibilities and potential attacks and corresponding cyber effects to the rest of the CRA team.
●	Support the CRA Lead in completing all worksheets necessary to complete the CRA.
●	Develop mitigation strategies for identified vulnerabilities.
●	Support the AIR-4.8 Penetration Testing Team in execution of Verification & Validation (V&V) in order to validate findings from the CRA.
●	Support the AIR-4.8 Penetration Testing Team in the creation of a penetration test plan, based on findings from the CRA.
●	Support the AIR-4.8 Penetration Testing Team in the execution of a penetration test, including any time necessary for environment configuration/build-up and break-down.
●	Support the AIR-4.8 Penetration Testing Team in the creation of a Penetration Test Report.
●	Support the AIR 4.8 Cyber Incident Response Team (CIRT) with providing detection, protection, incident response, and recovery from malware and/or effects on aircraft & weapon system.

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5.10 Miscellaneous Technical Efforts

●	Support the government requirement to prepare requests for approvals in accordance with NMCI, RDT&E, security, and other guidance established for these efforts. The contractor will participate in creating engineering designs and documents, and in connecting systems consistent with policies and procedures required by NAVAIR organizations that are responsible for interpreting and enforcing software related policies and procedures. Provide technical expertise to identify potential problems that could affect development, acceptance, production, utilization or implementation of ALRE/SE systems.
●	Provide engineering and technical services to reverse engineer portions of ALRE/SE, and other equipment that have software change implications. This effort could be a result of parts obsolescence or lack of original technical data package. Develop new drawing packages for the reengineered items if required.
●	Develop, produce, and provide inputs for documentation of ALRE/SE and related systems prototypes as required.
●	Develop Software Transition Plans as required for the hardware, software and other resources needed for life cycle support of the software. The plan will lay out the steps for transitioning deliverable items to NAVAIR In-Service Engineering Activities and SSAs. Provide engineering and technical support for system and software process improvement initiatives within NAVAIR.
●	Provide documentation support for ALRE/SE and associated programs.
●	Establish, support, and maintain SSA development and/or test facilities associated with the programs.
●	Create and maintain hardware and software based simulators associated with the programs.

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6.0 Technical Data

6.1 Data Accessibility

The Contractor shall provide access to all available data and documentation relative to this effort. Contractor data shall be provided to the Government for review upon the Government's request as specified in the tasking.

6.2 Updates / Revisions

The Contractor shall provide copies, updates, and/or revisions of various documents in support of all initial requirements and any changes or modifications in the operation of the system and equipment. This may include procedures for dealing with consumable supplies, disk backup procedures, and related operational issues.

6.3 Security Classification Requirements

Data developed for this effort shall be unclassified or of the lowest classification consistent with the information contained herein and in accordance with the requirements of DOD 5220.22 National Industrial Security Program (NISP) September 27, 2004.

The Contractor may be required to handle, store and generate documents, manuals, drawings, magnetic tapes/disks, sketches or schematic, classified from Controlled Unclassified Information (CUI) up to and including SECRET and Intelligence Data.

Contractor personnel may be required to perform services in Navy spaces that have security classifications which range from unclassified and Controlled Unclassified Information (CUI), through SECRET, and for cybersecurity functions, Intelligence data. Any classification guidance needed will be provided by the Navy activity, and contractor personnel will need to be cleared at the level required for working in those spaces.

The contractor will provide OPSEC protection for all classified information (as defined by FAR 4.4) and sensitive information (as defined by Section 3 (d) (4) of PL 100-235 (1012 Stat 1727)), pursuant to the National Security Decision Directive 298 of 22 January 1998 and DFARs Clause 252.239.7016. In order to meet this requirement, the contractor shall develop, implement, and maintain an OPSEC program in accordance with the OPSEC Plan to protect classified and sensitive information during performance of this contract. The contractor shall be responsible for subcontractor implementation of the OPSEC program requirements for this task order.

● CDRL A020 OPSEC Plan

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The Contractor must be qualified for Intelligence Data on the DD254 security document and be verified by the Scientific and Technical Intelligence Liaison Officer (STILO). The Contractor must have approved safeguarding capability to retain Intelligence Data. Intelligence data is the property of the U.S. government, DCll 6/6 "Security Controls on the Dissemination of Intelligence Information" dtd 20 Jan 2004. The contractor shall return all intelligence documents to the STILO no later than 36 months from receipt, or the termination date of the contract, whichever occurs first.

6.4 Technology Data and Computer Software Rights

In accordance with DFARS clause 252.227-7013, "Rights in technical data - Non-commercial items", all Government Furnished Material (GFM) and other material used, bought, designed, developed and acquired under this tasking shall remain the property of the United States Government (USG) and shall be returned to the USG upon completion of the delivery order. The USG shall maintain the exclusive right to update and modify the GFM and other materials in parts or whole.

6.5 Commercial Data Rights

The Contractor shall identify all commercially licensed software to be made available to the government as part of this effort.

6.6 Government Purpose Rights

For data and software developed by the Contractor under this contract, the Government shall have the right to use, duplicate, or disclose Data and software in whole or in part and in any manner, for Government purposes only, and to have or permit others to do so for Government purposes only. Government purposes include competitive procurements but do not include for commercial purpose or use.

7.0 Other Considerations

7.1 Government Furnished Property.

Computer systems used to develop the work products in this SOW and subsequent tasks may be provided as GFM. Information and material required to perform efforts in this tasking may be provided as Government Furnished Information (GFI). Any specific Government data required shall be identified by the Contractor. All GFI and GFM maintained in the Contractor's facilities shall be identified and tracked by the Contractor. All GFI and GFM and any other material used and acquired by the Contractor, excluding materials consumed during the course of work defined in this tasking, shall be returned to the Government upon completion of the work or when no longer required by the Contractor.

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7.2 Information Technology (IT) and Cybersecurity Related Constraints

The Government will provide all necessary reference documents not generally available to the Contractor as required. Throughout the life of the contract, if any instruction or document is replaced or superseded, the replacement or superseding instruction or document shall be applicable to the requirements defined in this SOW.

The Contractor shall not purchase any Information Technology (IT) equipment on behalf of NAVAIR in support of this Contract without a Naval Air Systems Command (NAVAIR) Command Information Officer (CIO) signed "IT" approval.

It is the Government's responsibility to ensure that any "IT" procurement (hardware/hardware maintenance, software/software maintenance, support services, web services, telecommunications, etc.) procured by the Contractor under the scope of this Contract/Task Order that contains "IT" meet the following requirements.

If an IT procurement, for example shipboard IT, is not budgeted under PBIS-IT (program budget information system), and it is not under DoN Enterprise License Agreements, then it does not require an IT Approval. However, Cybersecurity and other IT compliance such as DADMS registration are still a mandated requirement for all IT.

1. Clinger-Cohen Act:

In 1996, Congress enacted the Clinger-Cohen Act (CCA) requiring agencies to use a disciplined capital planning and investment control process to acquire, use, maintain and dispose of information technology. In accordance with the following Department of Defense Directive (DODD), Department of Defense Instruction (DODI), Office of the Secretary of Defense (OSD) memo, and Secretary of the Navy Instruction (SECNAVINST), CCA compliance is required for all programs that contain IT, including IT in weapons and weapons system programs. The law provides authority to the agency’s Chief Information Officer (CIO) to manage IT resources effectively. The authority to grant compliance with CCA and approve the cybersecurity strategy depends on the Acquisition Category (ACAT).

●	DODD Number 5000.01 “The Defense Acquisition System,” May 12, 2003, Certified
●	Current as of November 20, 2007
●	DODI 5000.02, “Operation of the Defense Acquisition System,” January 7, 2015
●	OSD Memo, “Clinger-Cohen Act Compliance Policy,” Mar 8 2002
●	SECNAVINST 5000.2E, “Implementation and Operation of the Defense Acquisition System and the Joint Capabilities Integration and Development System,” 1 September 2011

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2. System Software / Application Compliance:

"All Information Technology Systems or software/application development, modification or support shall be performed in accordance with Defense Business Transformation guidance (formerly Business Management Modernization Program (BMMP)), Department of the Navy (DON)/Naval Air Systems Command (NAVAIR) Functional Area Manager (FAM) Policies and

Guidance, Network and Server Registration, and Web Enablement mandates."

3. Web Sites, Web Enablement and Application / System Development, Modification, andMaintenance Support Services:

“All Information Technology systems, software, and website development, modification or support shall be performed in accordance with all applicable Federal, DOD, DON, and NAVAIR policy, guidance, standards, and strategies, and should be integrated within the NAVAIR Enterprise portal and collaboration environment whenever possible. Any Web sites/servers hosted/located in contractor facilities, or outside NAVAIR enclave, will transition to NAVAIR architecture and infrastructure in accordance with Legacy Shutdown guidance. Policies include, but are not limited to:

a.	OMB Management of Federal Information Resources, OMB CIRCULAR NO. A-130 Revised https://www.whitehouse.gov/omb/circulars_a130_a130trans4

b.	OMB Memorandum 17-06, Policies for Federal Agency Public Websites and Digital Services http://osec.doc.gov/opog/privacy/laws_and_regs.html https://obamawhitehouse.archives.gov/sites/default/files/omb/memoranda/2017/m17-06.pdf

c.	Section 508, Rehabilitation Act of 1973, 1998 amendment http://www.section508.gov/

d.	Department of Defense Web Policies and Guidelines http://dodcio.defense.gov/DOD-WebPolicy/

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e.	Navy Information Operations Command (NIOC) Norfolk Web Risk Assessment Team Website https://www.nioc-norfolk.navy.mil/wra/index.html

f.	DON Policy for Content of Publicly Accessible World Wide Web Sites SECNAVINST 5720.47B http://www.doncio.navy.mil/PolicyView.aspx?ID=421

g.	NAVAIR CIO Website (NAVAIR specific policy and guidelines https://mynavair.navair.navy.mil/portal/server.pt/community /dcio_applications_integration_business_intelligence_%287_2_2%29 /1491/web_enablement/57583

h.	DISA Hosting of All Navy Websites (NAVADMIN 061/08 )http://www.npc.navy.mil /NR/rdonlyres/A4E463D0-02AF-4094-A054-BB1D807F631B/0/NAV08061.txt

i.	Consolidation of Navy Web Sites - Reduction of IM/IT Footprint NAVADMIN 145/07 http://www.npc.navy.mil/NR/rdonlyres/787908B8-55E8-4A6F-9BD8-A74B3C0824F0 /0/NAV07145.txt

j.	DON Web Presence Policy: The Registration, Compliance of, and Investment in, All Unclassified Web Sites and Uniform Resource Locators http://www.doncio.navy.mil /PolicyView.aspx?ID=577

4. Software Development/Server Procurement:

“Any tools developed that will be hosted by the Navy Marine Corps Intranet (NMCI) or run on NMCI workstations will be certified for NMCI and comply with NMCI policy. Additionally, any servers supporting this effort will be transitioned to meet the requirements of the current NAVAIR Server Consolidation effort.”

5. NMCI Services for Contract Performance:

No longer required.

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6. Cybersecurity

A. CYBERSECURITY

Cybersecurity is the discipline that protects and defends information and information systems by ensuring their availability, integrity, authentication, confidentiality, and non-repudiation. These measures include providing for restoration of information systems by incorporating protection, detection, and reaction capabilities. The following paragraphs contain United States Public Law as well as Department of Defense (DOD) and Department of the Navy (DON) Cybersecurity requirements. These Cybersecurity requirements stem from various DOD, Secretary of the Navy (SECNAV), Office of the Chief of Naval Operations (OPNAV), and Naval Air Systems Command (NAVAIR) policies, directives, and instructions. United States Government herein described as "Government" officials have the authority to review and examine, in conjunction with contractor personnel, the Cybersecurity controls on any contractor operated system containing government information for the purposes of ascertaining proper cybersecurity posture and implementation.

B. ARCHITECTURE

The network architecture shall maximize use of the contractor’s existing infrastructure and that of its subcontractors, suppliers, the internet, and the Government Wide Area Networks (WANs), such as NIPRNET, DREN, and NMCI, and shall maintain compatibility with the NMCI architecture. The contractor shall continue to utilize a network architecture which supports the mission needs of NAVAIR Programs for the purposes of interoperability while maintaining the quality and timeliness of the technical information, data access, and delivery. The contractor shall share all observed network trends; to be utilized in quarterly cybersecurity reviews for the purposes of ascertaining the successful accomplishment of the preceding. The contractor shall implement electronic data sharing for the purposes of data reduction and to avoid the transmission of large data files over the network. Appropriate security measures shall be put in place in accordance with

●	SECNAVINST 5239.3B
●	OPNAVINST 5239.3A
●	CJCSI 6211.02D
●	DODI 8500.2 DODI 8520.02.

C. CYBERSECURITY PRACTICES

The contractor shall adhere to the Department of the Navy’s (DON)’s Cybersecurity Program prescribed methodologies for the protection of information to support DON missions. The contractor shall utilize existing methods and processes in order to deliver secure, interoperable and integrated information management (IM) and information technology (IT) to the DON and its contract support. The contractor shall ensure that all IT systems, software and interfaces that contain Government data meet government security certification standards and requirements appropriate to the particular classification level of operation as specified by the US Navy, Department of Defense, or other cognizant government authority for the purposes of the above mentioned DON goals in accordance with SECNAV M-5239.2. DON Cybersecurity Program policies are referenced within the Cybersecurity sections of this document.

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D. PUBLIC KEY INFRASTRUCTURE (PKI):

Public Key Infrastructure (PKI) encryption is the chosen compliant DOD standard for protecting Controlled Unclassified Information (CUI) during transmission. CUI is defined as U.S. Government data that is NOT CLASSIFIED and that has NOT BEEN PUBLICALLY RELEASED. CUI includes but is not limited to data that is labeled or considered: For Official Use Only (FOUO), Privacy data, Contract Information, Unclassified Technical Data, Accountability information, DOD Sensitive But Unclassified (SBU). Failure to encrypt CUI during electronic transmission is considered a security weakness and must be reported to the Program Information System Security Manager (ISSM) and the Program Security Manager via the contractor’s responsible individual. The contractor shall require its personnel to adhere to the required PKI policies stated herein when transmitting CUI. The contractor shall implement DOD PKI policy per DODI 8520.02. The contractor shall obtain and utilize PKI certificates issued by an approved External Certificate Authority (ECA) for the purposes of protecting all CUI. Approved PKI will be utilized by the contractor, its subcontractors, and suppliers when transmitting CUI via electronic means. Public Key Enablement (PKE) is the chosen DOD standard for authentication at the application level. The contractor shall utilize PKI when interacting with DOD PKI/PKE information systems and accessing DOD CUI or sensitive information.

E. ELECTRONIC MAIL (E-MAIL):

The contractor shall utilize digital signature and encryption via DOD PKI or ECA digital certificates on all electronic mail (e-mail) messages containing CUI or e-mail messages that discuss any matter that may serve as an OPSEC indicator, per DODI 8520.02. If contractor personnel support multiple email addresses for use under this contract then a separate PKI certificate is required for each email address. Unapproved accounts, such as AOL, GMAIL, HOTMAIL or YAHOO, will not be used for official business under this contract unless specifically authorized to do so by the Government per CJCSI 6510.01F.

F. DATA AT REST

The contractor shall ensure that an approved DOD product is utilized for Data at Rest (DAR) that is stored on mobile computing devices such as laptops and personal digital assistants (PDAs), or removable storage media. The cryptography shall be National Institute of Standards and Technology (NIST) Federal Information Processing Standard 140-2 (FIPS 140-2) compliant and a mechanism shall be established to ensure encrypted data can be recovered in the event the primary encryption system fails.

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G. CERTIFICATION AND ACCREDITATION

For Information Technology (IT) systems which receive process, store, display, or transmit DOD information to be delivered to the government, the contractor shall coordinate with the Program ISSM to determine the cybersecurity requirements for the delivered systems. The contractor shall ensure that the delivered IT system can successfully complete either the DOD Information Assurance Certification and Accreditation Process (DIACAP) or the Platform Information Technology (PIT) Risk Approval (PRA) process; whichever is applicable. All delivered IT systems must have the ability to obtain an Authority To Operate (ATO) if going through the DIACAP process or alternatively a PIT Risk Approval letter if going through the PRA process as defined in DODD 8500.01E, DODI 8500.2, DODI 8520.02, DODI 5000.02, DODI 8580.1, SECNAVINST 5239.3B, OPNAVINST 5239.3A and OMB A-130, Appendix III.

The contractor will assist and provide necessary documents as defined in the above policies for the purposes of completing the applicable DIACAP or PRA process. The government will provide the contractor with the DIACAP tool or the NAVAIR PRA tool, whichever is applicable.

The contractor shall employ all cybersecurity controls that are deemed appropriate by the Mission Assurance Category (MAC) and Confidentiality Level (CL) of the delivered system. The contractor shall demonstrate the required cybersecurity design features of all systems, software and interfaces to assist the government in meeting the certification standards specified by the cognizant government agency (DONCIO, NETWARCOM, SPAWAR, PEO(T), and NAVAIR).

The results of certification testing shall be submitted to the government in support of a recommendation to the Designated Approving Authority (DAA) for accreditation or PIT designation, using the applicable tool. The contractor will assist the government in managing applications associated with these systems via the appropriate Functional Area Manager (FAM). The contractor will assist the government in determining the Information Assurance Vulnerability Management (IAVM) requirements for the delivered IT system where applicable. For IT systems delivered to the government, the contractor shall provide all pertinent information to comply with Federal Information Security Management Act of 2002 (FISMA) and Information Technology Management Reform Act (Pub L. 104-106, Division E Clinger-Cohen Act) requirements as requested by the Government. IT systems shall be tested for cybersecurity requirements in accordance with the policies stated above.

For IT systems delivered to the government, the contractor shall ensure that any commercial cybersecurity or cybersecurity-enabled IT products that are utilized as part of that system have been evaluated and validated, as appropriate, in accordance with the National Information Assurance Partnership (NIAP) (http://www.niap-ccevs.org/cc-scheme/) or Common Criteria (CC). If network switches are part of the architectural design of the system then the contractor shall ensure the switching devices are equipped with the means to manage ports and that have been validated and certified by NIAP (http://www.niap-ccevs.org) or CC evaluation and validation scheme.

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For IT systems delivered to the government, the contractor shall ensure that the system will incorporate cybersecurity-Enabled Operating Systems that have been validated or are under evaluation by NIAP or CC scheme and are:

●	Configurable in accordance with applicable DOD Security Technical Implementation Guides (STIGs) or System and Network Attack Center (SNAC) guides. DOD STIGs and SNAC guides are available at http://iase.disa.mil/;
●	Able to incorporate the DOD Information Assurance Vulnerability Management Program
●	(IAVMP) in accordance with DODI 8500.2; and
●	Supportable for the expected lifecycle of the system.
●	The contractor shall also ensure that the system shall incorporate the DOD licensed virus protection software available at the following DOD website: https://patches.csd.disa.mil.

The contractor shall ensure that the delivered IT system adheres to the DAR requirement DATA AT REST.

For IT systems delivered to the government, the contractor shall be familiar with and apply the following Cybersecurity, IT and INFOSEC standards, or superseding issuance of, where applicable:

●	Federal Information Security Management Act of 2002 (FISMA, Information Technology
●	Management Reform Act (Pub L. 104-106, Division E Clinger-Cohen Act)
●	National Security Telecommunications and Information Systems Security Instruction (CNSS/NSTISSI) No 1000, No. 7000, No. 7001

●	DODD 5000.01
●	DODD 8500.01E
●	DODI 8500.2
●	DODI 8520.02
●	DODI 8510.01 (DIACAP)
●	SECNAVINST 5239.3B
●	OPNAVINST 5239.3A
●	DOD MIL-STD-461F
●	MIL-STD-464C
●	CJCSM 6510.01A CJCSI 6510.01F

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The contactor may address these requirements within the Program Protection Implementation Plan (PPIP) or the Implementation Plan

H. CYBERSECURITY Workforce (CSWF)

For IT systems delivered to the government, the contractor shall define its cybersecurity workforce requiring cybersecurity certification based on the requirements defined in DOD Directive 8140.01, “Cyberspace Workforce Management,” August 11, 2015 and DOD 8570.01M with level approval by the government. Personnel in the cybersecurity workforce will be required to fulfill the certification requirements of DOD Directive 5144.02 to implement the policy in DOD Directive 8140.01, and DOD 8570.01-M, Information Assurance Workforce Improvement Program, December 19, 2005, Incorporating Change 4, November 10, 2015. "Contractor personnel supporting IA functions shall obtain the appropriate DOD-approved IA baseline certification prior to being engaged. Contractors have up to 6 months to obtain the rest of the qualifications. The contractor shall be required to complete “sustainment training/continuing education as required to maintain certification status.” The contractor shall not be required to enter the CSWF personnel certification in the personnel system referenced in DODD 8570.01 Privileged Access Agreement.

The contractor shall provide a counterpart point of contact to the Information System Security Manager (ISSM). The ISSM shall ensure all cybersecurity requirements are adhered to. The ISSM will ensure that the contractor team is aware of all cybersecurity requirements. The ISSM shall coordinate with the IAM in all matters related to cybersecurity The ISSM will be required to fulfill the certification requirements of DOD Directive 8140.01, “Cyberspace Workforce Management,” August 11, 2015, and DOD 8570.01-M, Information Assurance Workforce Improvement Program, December 19, 2005, Incorporating Change 4, November 10, 2015. The contractor is not required to flow down the requirement for a Cybersecurity POC to its subcontractors.

I. WEB SITES, ELECTRONIC ROOMS (E-ROOMS), & COLLOBORATION TOOLS

The contractor shall utilize DOD compliant PKI digital certificates to use as authenticators for accessing all DOD web sites and/or e-rooms and collaboration tools. Per DON/CIO MEMORANDUM FOR DISTRIBUTION SUBJ: RELEASE OF DEPARTMENT OF THE NAVY ENTERPRISE ARCHITECTURE VERSION 1.0 Rule #7 DON Utilization of DOD Mandated Enterprise Services and NAVAIR POLICY; the contractor shall utilize the official DOD remote conferencing collaboration tool, Defense Connect Online (DCO) (https://www.dco.dod.mil) for all electronic collaborative efforts that contain DOD information.

Before hosting services, such as but not limited to: web sites, e-rooms and SharePoint sites that contain DOD CUI information, the contractor shall investigate existing government tools and services to meet these requirements. In the event that existing services cannot be utilized, the contractor shall obtain government approval prior to implementing or utilizing any such services. If such services are deemed necessary by the government then, these tools shall be web based applications that enhance data delivery and distribution to include electronic collaboration and management tools. These efforts shall supplement existing legacy systems, and the Navy’s goals of web enablement of new technology and applications. Any developed systems shall utilize DOD PKI and PKE digital certificates as an authenticating mechanism and utilize existing encryption methods (i.e. Secure Sockets Layer (SSL) or Transport Layer Security (TLS) for the protection of CUI data.

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J. COMMON ACCESS CARDS (CAC) & SAAR-N FORMS

CAC

The government may approve and issue common access cards (CAC) to personnel supporting this contract on a case by case basis. CAC requests shall be initiated using the Contractor Verification System (CVS) Registration Request form. Per DTM 08-003, the Next Generation CAC Implementation Guidance document, initial CAC issuance requires, at a minimum, the completion of FBI fingerprint check with favorable results and submission of a National Agency Check with Inquiries (NACI) to the Office of Personnel Management (OPM), or a DOD-determined equivalent investigation.

SAAR-N Forms

All personnel in support of this contract with requirements for accessing government IT systems must provide a completed System Authorization Access Request –Navy (SAAR-N) form (OPNAV 5239/14 (Rev 9/2011) or latest version thereof) and a completed Cyber Awareness Challenge Training (latest version) Certificate. This training is available at the following location: https://iatraining.disa.mil/eta/disa_cac2018/launchPage.htm. The contractor shall establish a CAC/SAAR-N POC to coordinate with the government in such matters. The CAC/SAAR-N POC shall deliver completed CVS and SAAR-N forms electronically for approval and processing by the government. SAAR-N forms should be digitally signed by all signatories as possible, using either their DOD or ECA issued PKI certificate.

●	Contractor personnel assigned to perform work under this contract may require access to Navy IT resources (e.g., computers, laptops, personal electronic devices/personal digital assistants (PEDs/PDAs), NMCI, RDT&E networks, websites such as My NAVAIR, and Navy Web servers requiring CAC PKI. Contractor personnel (prime, subcontractor, consultants, and temporary employees) requiring access to Navy IT resources (including those personnel who previously signed SAAR DD Form 2875) shall electronically submit a completed System Authorization Access Request Navy (SAAR-N), OPNAV 5239/14 (Rev 9/2011) form or latest version thereof, and have initiated the requisite background investigation (or provide proof of a current background investigation) prior to accessing any Navy IT resources.

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●	SAAR-N forms will be submitted to the IAM via the augmented competency manager or Contracting Officer’s Representative (COR) or Alternate COR (ACOR), or via the contractor’s Facility Security Officer (FSO). Copies of the approved SAAR-N forms may be obtained through the COR/ACOR or designated SAAR-N Government Sponsor.

●	In order to maintain access to Navy IT resources, the contractor shall ensure completion of initial and annual Cyber Awareness Challenge training. The contractor shall ensure that a completed DOD Cyber Awareness Challenge Training Certificate ver. (latest version) is up-to-date, monitor expiration of requisite background investigations, and initiate re-investigations as required. If requested, the contractor shall provide to the COR/ACOR or designated SAAR-N Government Sponsor documentation sufficient to prove that it is monitoring/tracking the SAAR-N requirements for its employees who are accessing Navy IT resources. For those contractor personnel not in compliance with the requirements of this clause, access to Navy IT resources will be denied/revoked.

●	The SAAR-N form remains valid throughout contractual performance, inclusive of performance extensions and option exercises where the contract number does not change. Contractor personnel are required to submit a new SAAR-N form only when they begin work on a new or different contract.

K. CONTRACTOR OWNED UNCLASSIFIED NETWORK SECURITY:

●	Provide protection against computer network intrusions and data exfiltration, including no less than the following:
●	Current and regularly updated malware protection services, e.g., anti-virus, anti-spyware. Monitoring and control of inbound and outbound network traffic as appropriate (e.g., at the external boundary, sub-networks, individual hosts) including blocking unauthorized ingress, egress, and exfiltration through technologies such as firewalls and router policies, intrusion prevention or detection services, and host-based security services.
●	Prompt application of security-relevant software patches, service packs, and hot fixes. Comply with other Federal and DOD information protection and reporting requirements for specified categories of information (e.g., Critical Program Information (CPI),
●	Personally Identifiable Information (PII), export controlled information) and Cybersecurity requirements of the contract.

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L. INFORMATION SECURITY REQUIREMENTS FOR PROTECTION OF UNCLASSIFIED DOD INFORMATION ON NON-DOD SYSTEMS

The contractor shall safeguard unclassified DOD information stored on non-DOD information systems to prevent the loss, misuse, and unauthorized access to or modification of this information. The contractor shall:

●	Not process DOD information on public computers (e.g., those available for use by the general public in kiosks or hotel business centers) or computers that do not have access control.
●	Protect information by no less than one physical or electronic barrier (e.g., locked container or room, login and password) when not under direct individual control.
●	Sanitize media (e.g., overwrite) before external release or disposal.
●	Encrypt the information that has been identified as CUI when it is stored on mobile computing devices such as laptops and personal digital assistants, or removable storage media such as thumb drives and compact disks per DATA AT REST. July 3, 2007 DoD
●	Policy Memorandum “Encryption of Sensitive Unclassified Data at Rest on Mobile
●	Computing Devices and Removable Storage Media”
●	Limit information transfer to subcontractors or teaming partners with a need to know and a commitment to at least the same level of protection.
●	Transmit voice and fax transmissions only when there is a reasonable assurance that access is limited to authorized recipients.
●	Do not post DOD information to Web sites that are publicly available. Access control may be provided by an internal company intranet.

M. CLASSIFIED SYSTEMS: N/A

N. CLASSIFIED SPILLAGES:

All classified spillages either initiated or received by the contractor containing Government data shall be reported to the program specific Information System Security Manager (ISSM) and the associated Program Security Manager (PSM) within 24 hours of the incident.

O. CLASSIFIED RADIOS & TEMPEST CONTROLS: N/A

P. PROCUREMENT OF CELLULAR TELEPHONES, PDA’S, AIR CARDS AND CALLING CARDS: N/A

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7. Enterprise Architecture:

●	Contractor Networks and Connections. Contractor-owned and operated networks are prohibited on any Naval Air Systems Command (NAVAIR) facility or site in support of this contract. The contractor may access non-government, external IP space via the NAVAIR provided Virtual Private Network (VPN) Outreach service or NAVAIR CIO approved Internet Protocol (IP) service.

●	Architecture Compliance. The contractor shall ensure all IT solutions, including database solutions, comply with the appropriate NAE Enterprise Architecture, and are verified by the NAVAIR Enterprise Architect (AIR-7.2.3) prior to build out.

●	Disclosure of pre-existing networks, circuits or connections. Any and all networks, circuits or connections between the contractor and any NAVAIR site related to previous contracts shall be identified in the MOA. Failure to comply and subsequent discovery of an unregistered network, circuit or connection shall be grounds for immediate disconnection.

●	IT Approval. The contractor shall not purchase any IT equipment on behalf of NAVAIR in support of a contract without a NAVAIR CIO signed IT approval.

8. Software Process Improvement Initiative (SPII):

The SPII Policy requires that standardized contract language be included in solicitations or contracts under which contractor(s) are required to perform “software development”. As defined in the Assistant Secretary of the Navy (ASN) Memorandum, Software Process Improvement Initiative (SPII) Guidance for Use of Software Process Improvement Contract Language dated 13 July 2007, “Computer Software development” or “software development” means, as applicable developing or delivering new source code, modifying existing source code, coding computer instructions and data definitions, building databases schema, and performing other activities needed to implement the design of a noncommercial computer software product. This definition recognized that even small changes to software code can result in significant changes to software system behavior and quality, and, consequently, that it is necessary for developers to define and follow disciplined and appropriate processes.” Mandatory elements of the SPII policy language are:

●	The requirement that Offerors submit a proposed Software Development Plan (SDP) with their proposals, and, during contract performance, deliver a completed SDP (based on the proposed SDP) as a Contract Data Requirements List (CDRL) deliverable, subject to Government review and approval.

●	The information content of the SDPs, which shall follow the framework of Institute of Electrical & Electronics Engineers (IEEE)/Electronics Industries Association (EIA) IEEE/EIA Std 12207 latest version regarding subject content, level of detail, and completeness.

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●	The requirement that the SDP serve during contract performance as the benchmark for the contractor’s software development effort.

●	The requirement that the SDP shall be periodically evaluated and updated, as a part of continuous process improvement subject to Government review and approval. Discretionary elements of the SPII policy language are:

a.	Where the language is incorporated in the solicitation and contract.
b.	ii. The format of the SDP (including whether it needs to be a single volume or may consist of multiple volumes.)
c.	The other elements of IEE/EIA Std 12207 latest version that must be included, as based on the needs of the system to be acquired and its associated work content.

The policy and additional information can be found at http://www.secnav.navy.mil/rda/Pages /default.aspx

*** See SOW Section 5.4 for Software Development Plan Details.

9. Labor Category Definitions

Labor Category	Qualifications
* Subject Matter Expert

A. Education: High School diploma, GED, technical training in a relevant technical discipline.

B. Experience: This position requires at least ten (10) years of hands on fleet experience in Navy aircraft carrier operations involving Ship Planning, Flight Operations, Flight Deck Management, Weapons Management, or Aircraft Launch and Recovery Equipment.

GS: 12

* Engineer/Scientist: Senior

A. Education: Master’s degree in Engineering/Science or a related technical discipline.

B. Experience: At least ten (10) years of experience in an engineering position , three (3) of which must be directly related to Naval Aviation systems.

Demonstrated knowledge in area of engineering expertise. Applies engineering principles to investigate, analyze, plan, and design, develop, implement, test evaluate or lead military so ware systems.

C. Substitution of Education: A Bachelor’s degree and an additional four (4) years of experience can be substituted for a Master’s degree.

S Equivalent: 13/14

* Program Manager: Senior

A. Education: Master’s degree in a Business, Management, or a relevant Engineering/Science Discipline.

B. Experience: This position requires approximately twelve (12) years of experience in the development of one or more complex soft ware-intensive systems with a minimum of three (3) years supervisory experience The position requires experience with naval aviation software systems, configuration on control, test and evaluation, systems integration, and systems supportability. Knowledgeable of acquisition on policies and procedures, including the requirements of the DOD 5000 series. Demonstrated ability to work with large and diverse teams and the ability to effectively provide guidance, direction, and supervision in all areas of planning, cost, performance and schedule.

C. Substitution of Education: A Bachelor’s degree and an additionall four (4) years of experience can be subtituted for a Master’s degree.

GS Equivalent: 13/14

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*Systems Engineer: Senior

A. Education: Master’s degree in Engineering/Science or a related technical discipline.

B. Experience: This position requires at least ten (10) years of experience in the development of one or more complex software-intensive systems, three (3) of which must be directly related to Naval Aviation (including shipboard) software systems. Having demonstrated experience with SETR, the Navy's acquisition methodology is preferred.

C. Substitution of Education: A Bachelor’s degree and an additi onal four (4) years of experience can be subtituted for a Master’s degree.

GS Equivalent: 13/14

Systems Engineer: Journeyman

A. Education: BS or BA degree in Engineering/Science or a related technical discipline.

B. Experience: This postionon requires at least three (3) years of experience in the development of one or more complex software-intensive systems, Having demonstrated experience with SETR, the Navy's acquisition on methodology is preferred.

C. Substitution on of Education: None

GS Equivalent: 7-12

* Software Engineer: Senior

A. Education: Master’s degree in Engineering/Science or a related technical discipline.

B. Experience: These positions require ten (10) years of experience in development of complex so ware-intensive systems, with demonstrated ability to technically lead complex system designs, work on portions of a complex system such as design, development, integration, test, implementation, Configuration Management, Quality Assurance, Operations, and Maintenance. Experience with Navy (including shipboard) software systems and with SETR, the Navy's acquisition on methodology, is preferred.

C. Substition on of Education: A Bachelor’s degree and an additional four (4) years of experience can be substituted for a Master’s degree.

GS Equivalent: 13/14

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Software Engineer: Journeyman

A. Education: Bachelor’s degree in Engineering/Science or a related technical discipline.

B. Experience: These positions require three (3) years of experience in development of complex software-intensive systems, with demonstrated ability to work on portions of a complex system such as design, development, integra on, test, implementation on, Configuration on Management, Quality Assurance, Operations, and Maintenance. Experience with Navy (including shipboard) so ware systems and with SETR, the Navy's acquisition on methodology, is preferred.

C. Substitution of Education: None

GS Equivalent: 7 to 12

Software Engineer: Junior

A. Education: Bachelor’s degree in Engineering/Science or a related technical discipline.

B. Experience: Position does not require prior experience.

C. Substitution of Education: None

GS Equivalent: 5 to 7

* Engineering/ Technician: Senior

A. Education: High School diploma or GED; Completion of a technical school, tradeschool, or advanced armed services technical school curriculum or at least 30 semester hours of course studies at an accredited college or university in an engineering, scientific, or technical curriculum.

B. Experience: This position requires ten (10) years of experience in Engineering support work (Navy experience preferred) for so ware intensive systems. The Engineering Technician shall have demonstrated knowledge of software intensive systems, test and evaluation, and have demonstrated experience in performing tasks with minimum supervision, the ability to research, correlate and interpret technical data, and presentation of technical documents. The Engineering Technician shall have demonstrated knowledge of principles, methods and techniques related to software intensive systems including Configuration on Management, Quality Assurance, or standard technician functions.

GS Equivalent: 13/14

Engineering Technician: Journeyman

A. Education: High School diploma or GED; Completion of a technical school, tradeschool, or advanced armed services technical school curriculum or at least 30 semester hours of course studies at an accredited college or university in an engineering, scientific, or technical curriculum.

B. Experience: This position requires four (4) years of experience in Engineering support work (Navy experience preferred) for software intensive systems. The Engineering Technician shall have demonstrated knowledge of software intensive systems, test and evaluation, and have demonstrated experience in performing tasks with minimum supervision, the ability to research, correlate and interpret technical data, and presentation of technical documents. The Engineering Technician shall have demonstrated knowledge of principles, methods and techniques related to software intensive systems including Configuration Management, Quality Assurance, or standard technician functions.

GS Equivalent: 7 to 12

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Engineering Technician: Junior

A. Education: High School diploma or GED; Completion of a technical school, tradeschool, or advanced armed services technical school curriculum or at least 30 semester hours of course studies at an accredited college or university in an engineering, scientific, or technical curriculum.

B. Experience: This position requires no prior experience.

GS Equivalent: 5 to 7

* Computer Specialist: Senior

A. Education: Bachelor’s degree in Computer Science, Information Systems,Mathematics, Operations Research, Statistics, or a related technical discipline.

B. Experience: This position requires four (4) years of experience in development of one or more complex software-intensive systems, with demonstrated experience with Navy software systems preferred. These positions require approximately three (3) years of experience with databases, or with Java, C++, or comparable software language.

C. Substitution of Education: Eight (8) years of combined education (at the undergraduate level in any academic field) and experience performing the foregoing functions can be substituted for a BS or BA degree.

GS Equivalent: 13/14

Computer Specialist: Journeyman

A. Education: Bachelor’s degree in Computer Science, Information Systems, Mathematics, Operations Research, Statistics, or a related technical discipline.

B. Experience: This position requires three (3) years of experience in development of one or more complex software-intensive systems, with demonstrated experience with Navy software systems preferred. These positionss require approximately one (1) year of experience with databases, or with Java, C++, or comparable so ware language.

C. Substitution of Education: Eight (8) years of combined education (at the undergraduate level in any academic field) and experience performing the foregoing functions can be substituted for a BS or BA degree.

GS Equivalent: 7 to 12

Computer Specialist: Junior

A. Education: Bachelor’s degree in Computer Science, Information Systems, Mathematics, Operations Research, Statistics, or a related technical discipline.

B. Experience: This positionrequires no prior experience.

C. Substitution on of Education: The equivalent combination of education, technical certifications or training, or work experience.

GS Equivalent: 5 to 7

* Information Assurance Analyst: Senior

A. Education: Bachelor’s degree in Computer Science, Information Systems or a relevant technical discipline.

B. Experience: This position requires seven (7) years of practical CEAT computer security experience in secure network and system design, analysis, procedure/test generation, test execution and implementation of computer/network security mechanisms, working engineering aspects of software intensive systems, including Cybersecurity tasks. Must meet current DoD 8570.01M training requirements.

Current Comp TIA Security+ and/or ISC2 Certified Informa on Systems Security Professional (CISSP) certification. Demonstrated experience with SETR, the Navy's acquisition methodology is preferred.

C. Substitution on of Education: An AS or AA degree and an additional three (3) years of experience can be substituted for a BS or BS degree.

GS Equivalent: 13/14

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Information Assurance Analyst: Journeyman

A. Education: Bachelor’s degree in Computer Science, Information Systems or a relevant technical discipline.

B. Experience: This position requires four (4) years of practical CEAT computer security experience in secure network and system design, analysis, procedure/test generation, test execution and implementation of computer/network security mechanisms, working engineering aspects of soft ware intensive systems, including Cybersecurity tasks. Must meet current DoD 8570.01M training requirements.

Current Comp TIA Security+ and ISC2 Certified Information Systems Security Professional (CISSP) certification. Demonstrated experience with SETR, the Navy's acquisition methodology is preferred.

C. Substitution of Education: A High School diploma and additional four (4) years of experience can be substituted for a Bachelor’s degree.

GS Equivalent: 7 to 12

* Principal Cybersecurity and Information Assurance Specialist: Senior

A. Education: Bachelor’s degree in Computer Science, Information Systems or a relevant technical discipline.

B. Experience: This positision requires ten (10) years of practical experience and either a broad background in numerous cybersecurity technologies/policy organization or have deep background in a specific cyber technology such as Cross Domain Solutions, Multi -Level Security (MLS), Host Based Security Systems, Identity Management Solutions, Intrusion Detection/Prevention Systems, Public Key Infrastructure, Mobile Device Management, Wireless Security Solutions, Communications Security (COMSEC), Cryptography, or other emerging cyber technology solutions. Computer security experience in secure network and system design, analysis, procedure/test generation, test execution and implementation of computer/network security mechanisms, working engineering aspects of soft ware intensive systems, including Cybersecurity tasks. Must meet current DoD 8570.01M training requirements. Current Comp TIA Security+ and/or ISC2 Certified Informa on Systems Security Professional (CISSP) certification on. Demonstrated experience with SETR, the Navy's acquisiton methodology is preferred.

C. Substitution of Educatation: A High School diploma and additional ten (10) years of experience can be substituted for a Bachelor’s degree.

GS Equivalent: 13/14

Technical Writer:	A. Educa on: High School diploma or GED; Vocational training commensurate with Department of Labor functional description.
Senior

B. Experience: This position requires five (5) years of experience in analyzing technical data and preparing technical reports. Familiarity with Navy systems and experience with SETR, the Navy's acquisition on methodology is preferred. Bachelor’s degree preferred.

GS Equivalent: 13/14

Technical Writer: Journeyman

A. Education: High School diploma or GED; Vocational training commensurate with Department of Labor functional description.

B. Experience: This position requires three (3) years of experience in analyzing technical data and preparing technical reports. Familiarity with Navy systems and experience with SETR, the Navy's acquisition methodology is preferred. Bachelor’s degree preferred.

GS Equivalent: 7 to 12

* Denotes Key Labor Category

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Skill/Experience Level: The contractor shall be responsible for employing personnel having the levels of education, professional, and technical experience noted in each labor category. Contractor personnel shall meet the minimum experience and education qualifications for the skill level to which they are proposed. Requirements for specific experience and types of educational degrees, including substitution allowances, are noted in individual labor category descriptions. Government General Schedule (GS) equivalent ranges are also provided for each skill level below and can be applied to all contract labor categories.

Education as Experience: Higher education, above a labor category’s minimum, in some labor categories can be credited as years of experience, as long as the higher degree is within the same required field of study as the minimum degree requirement and/or directly relevant to the support for which the individual is performing under this contract.

All required experience for all labor categories may have been obtained concurrently. All degrees shall be obtained from an accredited college or university.

Labor Categories: Corresponding OMB Standard Occupational Classification (SOC) numbers have been noted for each labor category. The Contractor may elect to identify different SOC numbers for each labor category.

Labor Category	SOC Number
Program Manager Senior *	13-1111
Systems Engineer Senior*	17-2011
Systems Engineer Journeyman	17-2011
Software Engineer Senior *	15-1252

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Software Engineer Journeyman	15-1252
Software Engineer Junior	15-1252
Engineering Technician Senior *	17-3023
Engineering Technician Journeyman	17-3023
Engineering Technician Junior	17-3023
Subject Matter Expert (fleet experience)*
Engineer/Scientist Senior*	17-2011
Computer Specialist Senior*	15-1211
Computer Specialist Journeyman	15-1211
Computer Specialist Junior	15-1211
Principal Cybersecurity and Information Assurance Specialist*	15-1212
Information Assurance Analyst Senior*	15-1212
Information Assurance Analyst Journeyman	15-1212
Technical Writer Senior	27-3042
Technical Writer Journeyman	27-3042
* Denotes Key Labor Category

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SECTION D PACKAGING AND MARKING

Clauses specified in Section D of the SeaPort-e basic contract apply to this task order, unless otherwise specified in the task order, in addition to the following:

TASK ORDER CLAUSE D.1 DELIVERABLES MEDIA

The contractor shall provide CDRLs A001- A020. The contractor shall use best commercial practices for formatting deliverables under this Task Order.

TASK ORDER CLAUSE D.2 MARKINGS FOR ELECTRONIC DELIVERY

Electronic copies shall be delivered via e-mail attachment. The contractor shall label each electronic deliver with the TO Number and Project Title in the subject line of the e-mail transmittal. The contractor shall include a transmittal letter with all formal data submittals that defines the contents of the data shipment, including the following information as applicable:

Item name and serial number

Specification number

Commercial and Government Entity (CAGE) Code

TO Number

CDRL number corresponding to Section F. Submittal type – preliminary, final.

HQ D-1-0001 DATA PACKAGING LANGUAGE

Data to be delivered by Integrated Digital Environment (IDE) or other electronic media shall be as specified in the contract.

All unclassified data to be shipped shall be prepared for shipment in accordance with best commercial practice.

Classified reports, data, and documentation shall be prepared for shipment in accordance with National Industrial Security Program Operating Manual (NISPOM), DOD 5220.22-M dated 28 February 2006.

HQ D-2-0008 MARKING OF REPORTS (NAVSEA) (SEP 1990)

All reports delivered by the Contractor to the Government under this contract shall prominently show on the cover report:

(1) name and business of the contractor

(2) contract number

(3) task order number

(4) sponsor _________________________

(Name of Individual Sponsor)

_____________________________

(Name of Requiring Activity)

____________________________

(City & State)

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SECTION E INSPECTION AND ACCEPTANCE

Inspection and Acceptance shall be in accordance with Section E of the SeaPort-e basic contract.

Items - Labor CLINs (7000, 7100, 7200, 7300, and 7400) - Inspection and acceptance of the services called for hereunder shall be performed in accordance with Section C at the destination approved by the cognizant Procuring Contracting Officer (PCO)/COR. The Government will monitor the Contractor's performance to assure compliance with the contract requirements, inclusive of the terms and conditions, in accordance with Section C of the SOW and Section J, Attachment 1 - Surveillance Activity Checklist (SAC) Final acceptance of all associated Contract Data Requirements List (CDRLs), DD Form 1423 Attachment 2 (A001 - A020) under the associated items (CLINs 9003, 9103, 9203, 9303, and 9403) must be completed prior to final acceptance of the services identified herein.

Items - Data CLINs (9003, 9103, 9203, 9303, and 9403) - Inspection and acceptance of the data to be furnished hereunder by the Contractor shall be in accordance with Attachment 2 (A001 - A020) Contract Data Requirements List, DD Form 1423 in support of CLINs 7000. 7100, 7200, 7300, and 7400. Acceptance shall be performed by the first addressee listed in the distribution list under Block 14 and in accordance with Block 16 of the DD Form 1423.

The COR will be designated the responsibility of monitoring, progressing, and controlling the technical work for the resultant task order. The SAC for this task order includes the COR performing a Task Order Performance Evaluation (TOPE) in accordance with the SeaPort-e basic contract. This Task Order will be registered in the Contractor Performance Assessment Reporting System (CPARS). As part of the SAC, performance will be measured by the COR for quality of service, schedule, cost control, business relations, management, and cooperation with other IDIQ holder terms.

52.246-5 INSPECTION OF SERVICES—COST-REIMBURSEMENT (APR 1984)

(a) Definition. "Services," as used in this clause, includes services performed, workmanship, and materialfurnished or used in performing services.

(b) The Contractor shall provide and maintain an inspection system acceptable to the Government covering theservices under this contract. Complete records of all inspection work performed by the Contractor shall be maintained and made available to the Government during contract performance and for as long afterwards as the contract requires.

(c) The Government has the right to inspect and test all services called for by the contract, to the extentpracticable at all places and times during the term of the contract. The Government shall perform inspections and tests in a manner that will not unduly delay the work.

(d) If any of the services performed do not conform with contract requirements, the Government may require theContractor to perform the services again in conformity with contract requirements, for no additional fee. When the defects in services cannot be corrected by reperformance, the Government may (1) require the Contractor to take necessary action to ensure that future performance conforms to contract requirements and (2) reduce any fee payable under the contract to reflect the reduced value of the services performed.

(e) If the Contractor fails to promptly perform the services again or take the action necessary to ensure futureperformance in conformity with contract requirements, the Government may (1) by contract or otherwise, perform the services and reduce any fee payable by an amount that is equitable under the circumstances or (2) terminate the contract for default.

SECTION F DELIVERABLES OR PERFORMANCE

The periods of performance for the following Items are as follows:

7000	2/14/2019 - 2/13/2020
9000	2/14/2019 - 2/13/2020
9001	2/14/2019 - 2/13/2020
9002	2/14/2019 - 2/13/2020
9003	2/14/2019 - 2/13/2020

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CLIN - DELIVERIES OR PERFORMANCE

The periods of performance for the following Items are as follows:

7000	2/14/2019 - 2/13/2020
9000	2/14/2019 - 2/13/2020
9001	2/14/2019 - 2/13/2020
9002	2/14/2019 - 2/13/2020
9003	2/14/2019 - 2/13/2020

The periods of performance for the following Option Items are as follows:

7100		2/14/2020 - 2/13/2021
7200		2/14/2021 - 2/13/2022
7300		2/14/2022 - 2/13/2023
7400		2/14/2023 - 2/13/2024
9100		2/14/2020 - 2/13/2021
9101		2/14/2020 - 2/13/2021
9102		2/14/2020 - 2/13/2021
9103		2/14/2020 - 2/13/2021
9200		2/14/2021 - 2/13/2022
9201		2/14/2021 - 2/13/2022
9202		2/14/2021 - 2/13/2022
9203		2/14/2021 - 2/13/2022
9300		2/14/2022 - 2/13/2023
9301		2/14/2022 - 2/13/2023
9302		2/14/2022 - 2/13/2023
9303		2/14/2022 - 2/13/2023
9400	2/14/2023 - 2/13/2024 9401	2/14/2023 - 2/13/2024
9402		2/14/2023 - 2/13/2024
9403		2/14/2023 - 2/13/2024

CONTRACT NO. N00178-14-D-7931	DELIVERY ORDER NO. N6833519F3000	PAGE 40 of 112	FINAL

5252.247-9505 TECHNICAL DATA AND INFORMATION (NAVAIR) (FEB 1995)

Technical Data and Information shall be delivered in accordance with the requirements of the Contract Data Requirements List, DD Form 1423, Attachment 2, attached hereto, and the following:

(a)	The contractor shall concurrently deliver technical data and information per DD Form 1423, Blocks 12 and 13 (date of first/subsequent submission) to all activities listed in Block 14 of the DD Form 1423 (distribution and addresses) for each item. Complete addresses for the abbreviations in Block 14 are shown in paragraph (g) below.

Additionally, the technical data shall be delivered to the following cognizant codes, who are listed in Block 6 of the DD Form 1423.

(b)	Partial delivery of data is not acceptable unless specifically authorized on the DD Form 1423, or unlessapproved in writing by the PCO.

(c)	The Government review period provided on the DD Form 1423 for each item commences upon receipt of allrequired data by the technical activity designated in Block 6.

(d)	A copy of all other correspondence addressed to the Contracting Officer relating to data item requirements(i.e., status of delivery) shall also be provided to the codes reflected above and the technical activity responsible for the data item per Block 6, if not one of the activities listed above.

(e)	The PCO reserves the right to issue unilateral modifications to change the destination codes and addresses forall technical data and information at no additional cost to the Government.

(f)	Unless otherwise specified in writing, rejected data items shall be resubmitted within thirty (30) days after receipt of notice of rejection.

(g)	DD Form 1423, Block 14 Mailing Addresses:

Naval Air Warfare Center - Aircraft Division

HWY 547

Joint Base MDL, NJ 08733

(End of Provision)

Note: For the purposes of this clause included in a task order under a multiple award contract, the term "PCO" refers to the "Task Order PCO."

5252.247-9521 PLACE OF PERFORMANCE (NAVAIR) (OCT 2005)

For this effort 90% of the work for this effort shall be on site located in a Government facility and the other 10% shall be performed at the contractor’s site. All employees will be provided Government- site work spaces.

SECTION G CONTRACT ADMINISTRATION DATA

TYPE OF CONTRACT: This is a Cost Plus Fixed-Fee level of effort task order.

5252.201-9501 DESIGNATION OF CONTRACTING OFFICER’S REPRESENTATIVE (COR)(NAVAIR) (SEP 2012)

(a)	The Contracting Officer has designated Catherine Friedman as the authorized Contracting Officer’sRepresentative (COR) to perform those specific functions assigned in the Contracting Officer Representative appointment letter.
(b)	The effective period of the COR designation is the period of performance for this task order.

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252.201-7000 CONTRACTING OFFICER'S REPRESENTATIVE (DEC 1991)

(a) "Definition. Contracting officer's representative" means an individual designated in accordance withsubsection 201.602-2 of the Defense Federal Acquisition Regulation Supplement and authorized in writing by the contracting officer to perform specific technical or administrative functions.

(b) If the Contracting Officer designates a contracting officer's representative (COR), the Contractor willreceive a copy of the written designation. It will specify the extent of the COR's authority to act on behalf of the contracting officer. The COR is not authorized to make any commitments or changes that will affect price, quality, quantity, delivery, or any other term or condition of the contract.

TASK ORDER ADMINISTRATION G.2.1 CONTRACTING OFFICER (CO)

Naval Air Warfare Center Aircraft Division Lakehurst

ATTN: Patrick Smith

Highway 547, Bldg. 562-3, ATTN: 2.5.2.4

Joint Base MDL, NJ 08733-5082

Telephone: 732-323-7754

E-Mail: patrick.w.smith2@navy.mil

SEA 5252.232-9104 ALLOTMENT OF FUNDS (MAY 1993)

(a) This contract is incrementally funded with respect to both cost and fee. The amount(s) presently available andallotted to this contract for payment of fee for incrementally funded contract line item number/contract subline item number (CLIN/SLIN), subject to the clause entitled "FIXED FEE" (FAR 52.216-8) or "INCENTIVE FEE" (FAR 52.216-10), as appropriate, is specified below. The amount(s) presently available and allotted to this contract for payment of cost for incrementally funded CLINs/SLINs is set forth below. As provided in the clause of this contract entitled "LIMITATION OF FUNDS" (FAR 52.232-22), the CLINs/SLINs covered thereby, and the period of performance for which it is estimated the allotted amount(s) will cover are as follows:

ESTIMATED

ITEM (S) ALLOTTED TO COST ALLOTTED TO FEE PERIOD OF PERFORMANCE

[_______] [_______] [_______] Base Year

(b) The parties contemplate that the Government will allot additional amounts to this contract from time to timefor the incrementally funded CLINs/SLINs by unilateral contract modification, and any such modification shall state separately the amount(s) allotted for cost, the amount(s) allotted for fee, the CLINs/SLINs covered thereby, and the period of performance which 5the amount(s) are expected to cover.

(c) CLINs/SLINs [_____] are fully funded and performance under these CLINs/SLINs is subject to the clause ofthis contract entitled "LIMITATION OF COST" (FAR 52.232-20) or "LIMITATION OF COST (FACILITIES)" (FAR 52.232-21), as applicable.

(d) The Contractor shall segregate costs for the performance of incrementally funded CLINs/SLINs from the costsof performance of fully funded CLINs/SLINs.

FUNDING PROFILE

5252.242-9511 CONTRACT ADMINISTRATION DATA (NAVAIR)(NOV 2017)

(a) Contract Administration Office.

(1) Contract administration functions (see FAR 42.302(a) and DFARS 242.302(a)) are assigned to: See the ADMINISTERED BY Block on the face page of the contract, modification, or order.

(b) Special Instructions (see FAR 42.202(b) and (c)):

(1) The following contract administration functions are retained (see FAR 42.302(a) and DFARS242.302(a)):

Functions Retained	Retained for Performance By:
None	None

(2) The following additional contract administration functions are assigned (see FAR 42.302(b)):

Additional Functions	Retained for Performance By:
None	None

(c) Inquiries regarding payment should be referred to: MyInvoice through the Wide Area Workflow eBusinessSuite: https://wawf.eb.mil/.

252.232-7006 Wide Area WorkFlow Payment Instructions.

a)	Definitions. As used in this clause—

“Department of Defense Activity Address Code (DoDAAC)” is a six position code that uniquely identifies a unit, activity, or organization.

“Document type” means the type of payment request or receiving report available for creation in Wide Area WorkFlow (WAWF).

“Local processing office (LPO)” is the office responsible for payment certification when payment certification is done external to the entitlement system.

“Payment request” and “receiving report” are defined in the clause at 252.232-7003, Electronic Submission of Payment Requests and Receiving Reports.

(b)	Electronic invoicing. The WAWF system provides the method to electronically process vendor payment requests and receiving reports, as authorized by Defense Federal Acquisition Regulation Supplement (DFARS) 252.232-7003, Electronic Submission of Payment Requests and Receiving Reports.

(c)	WAWF access. To access WAWF, the Contractor shall—

(1)	Have a designated electronic business point of contact in the System for

Award Management at https://www.sam.gov; and

(2)	Be registered to use WAWF at https://wawf.eb.mil/ following the step-by-step procedures for self-registration available at this web site.

CONTRACT NO. N00178-14-D-7931	DELIVERY ORDER NO. N6833519F3000	PAGE 42 of 112	FINAL

(d)       WAWF training. The Contractor should follow the training instructions of the WAWF Web-Based Training Course and use the Practice Training Site before submitting payment requests through WAWF. Both can be accessed by selecting the “Web Based Training” link on the WAWF home page at https://wawf.eb.mil/

(e)       WAWF methods of document submission. Document submissions may be via web entry, Electronic Data Interchange, or File Transfer Protocol.

(f)       WAWF payment instructions. The Contractor shall use the following information when submitting payment requests and receiving reports in WAWF for this contract or task or delivery order:

(1) Document type. The Contractor shall submit payment requests using the following document type(s):

(i)       For cost-type line items, including labor-hour or time-and-materials, submit a cost voucher.

(ii)       For fixed price line items—

(A)       That require shipment of a deliverable, submit the invoice and receiving report specified by the ContractingOfficer.

____Cost Voucher________________________________________________

(B)       For services that do not require shipment of a deliverable, submit either the Invoice 2in1, which meets therequirements for the invoice and receiving report, or the applicable invoice and receiving report, as specified by the Contracting Officer.

____________________________________________________________

(iii)       For customary progress payments based on costs incurred, submit a progress payment request.

(iv)       For performance based payments, submit a performance based payment request.

(v)       For commercial item financing, submit a commercial item financing request.

(2)       Fast Pay requests are only permitted when Federal Acquisition Regulation (FAR) 52.213-1 is included in thecontract.

(3)       Document routing. The Contractor shall use the information in the Routing Data Table below only to fill in applicable fields in WAWF when creating payment requests and receiving reports in the system. Routing Data Table*

Field Name in WAWF	Data to be entered in WAWF
Pay Official DoDAAC	HQ0337
Issue By DoDAAC	N68335

Admin DoDAAC**	S3915A
Inspect By DoDAAC	N68355
Ship To Code	N/A

CONTRACT NO. N00178-14-D-7931	DELIVERY ORDER NO. N6833519F3000	PAGE 43 of 112	FINAL

Ship From Code	N/A
Mark For Code	N/A
Service Approver (DoDAAC)	N68335
Service Acceptor (DoDAAC)	N68335
Accept at Other DoDAAC	N/A
LPO DoDAAC	N/A
DCAA Auditor DoDAAC	N/A
Other DoDAAC(s)	N/A

(4)       Payment request. The Contractor shall ensure a payment request includes documentation appropriate to the type of payment request in accordance with the payment clause, contract financing clause, or Federal Acquisition Regulation 52.216-7, Allowable Cost and Payment, as applicable.

(5)       Receiving report. The Contractor shall ensure a receiving report meets the requirements of DFARS Appendix F.

(g)        WAWF point of contact. Catherine Friedman, catherine.friedman@navy.mil

(1)        The Contractor may obtain clarification regarding invoicing in WAWF from the following contracting activity’s WAWF point of contact

PGI 204.7108(d)(12) other Payment instructions.

In accordance with the PGI 204-7108 instructions, the standard payment instructions provided for in paragraphs (d)(7) through (d)(11) are not appropriate for utilization in this contract. Funding for the CLINs contained in this contract are received from various funding sources and applied to specific tasking as defined in the funding modifications. The contract structure or receipt of funding does not allow for a single funding line on each CLIN, and task performance does not allow for sequential payment of ACRNS or prorated payment against all ACRNs. In order to accurately track and account for funding expenditures in accordance with the specific tasking associated with each funding line, payment instruction (d)(12) "Other" applies. Payment shall be made in accordance with the contractor identification of the CLIN and ACRN on each invoice. This will allow for appropriate contractor invoicing based on the task, WBS performance, and applicable funding.

Accounting Data

SLINID	PR Number	Amount
____________________	__________________________________________	___________________________
700001	130076866900001	________________ LLA :
AA 97X4930 NH2A 251 77777 0 050120 2F 000000 A00004913074

BASE Funding ____________

Cumulative Funding ____________

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SECTION H SPECIAL CONTRACT REQUIREMENTS

Note: All provisions and clauses of Section H of the Basic Seaport-e Multiple Award Contract apply to this task order, unless otherwise specified in this task order, in addition to the following:

5252.209-9510 ORGANIZATIONAL CONFLICTS OF INTEREST (NAVAIR) (SERVICES)(MAR 2007)

(a)	Purpose. This clause seeks to ensure that the contractor (1) does not obtain an unfair competitive advantage over other parties by virtue of its performance of this contract, and (2) is not biased because of its current or planned interests (financial, contractual, organizational or otherwise) that relate to the work under this contract.

(b)	Scope. The restrictions described herein shall apply to performance or participation by the contractor (as defined in paragraph (d)(7)) in the activities covered by this clause.

(1)	The restrictions set forth in paragraph (e) apply to supplies, services, and other performance rendered with respect to the suppliers and/or equipment used in the performance of this Task Order.

(2)	The financial, contractual, organizational and other interests of contractor personnel performing work under this contract shall be deemed to be the interests of the contractor for the purposes of determining the existence of an Organizational Conflict of Interest. Any subcontractor that performs any work relative to this contract shall be subject to this clause. The contractor agrees to place in each subcontract affected by these provisions the necessary language contained in this clause.

(c)	Waiver. Any request for waiver of the provisions of this clause shall be submitted in writing to the Procuring Contracting Officer. The request for waiver shall set forth all relevant factors including proposed contractual safeguards or job procedures to mitigate conflicting roles that might produce an Organizational Conflict of Interest. No waiver shall be granted by the Government with respect to prohibitions pursuant to access to proprietary data.

(d)	Definitions. For purposes of application of this clause only, the following definitions are applicable:

(1)	“System” includes system, major component, subassembly or subsystem, project, or item.

(2)	“Nondevelopmental items” as defined in FAR 2.101.

(3)	“Systems Engineering” (SE) includes, but is not limited to, the activities in FAR 9.505-1(b).

(4)	“Technical direction” (TD) includes, but is not limited to, the activities in FAR 9.505-1(b).

(5)	“Advisory and Assistance Services” (AAS) as defined in FAR 2.101.

(6)	“Consultant services” as defined in FAR 31.205-33(a).

(7)	“Contractor”, for the purposes of this clause, means the firm signing this contract, its subsidiaries and affiliates, joint ventures involving the firm, any entity with which the firm may hereafter merge or affiliate, and any other successor or assignee of the firm.

(8)	“Affiliates,” means officers or employees of the prime contractor and first tier subcontractors involved in the program and technical decision-making process concerning this contract.

(9)	“Interest” means organizational or financial interest.

(10)	“Weapons system supplier” means any prime contractor or first tier subcontractor engaged in, or having a known prospective interest in the development, production or analysis of any of the weapon systems, as well as any major component or subassembly of such system.

(e)	Contracting restrictions.

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[ X ] (1) To the extent the contractor provides systems engineering and/or technical direction for a system or commodity but does not have overall contractual responsibility for the development, the integration, assembly and checkout (IAC) or the production of the system, the contractor shall not (i) be awarded a contract to supply the system or any of its major components or (ii) be a subcontractor or consultant to a supplier of the system or of its major components. The contractor agrees that it will not supply to the Department of Defense (either as a prime contractor or as a subcontractor) or act as consultant to a supplier of, any system, subsystem, or major component utilized for or in connection with any item or other matter that is (directly or indirectly) the subject of the systems engineering and/or technical direction or other services performed under this contract for a period of 12 months after the date of completion of the contract. (FAR 9.505-1(a))

[ X ] (2) To the extent the contractor prepares and furnishes complete specifications covering nondevelopmental items to be used in a competitive acquisition, the contractor shall not be allowed to furnish these items either as a prime contractor or subcontractor. This rule applies to the initial production contract, for such items plus a specified time period or event. The contractor agrees to prepare complete specifications covering non-developmental items to be used in competitive acquisitions, and the contractor agrees not to be a supplier to the Department of Defense, subcontract supplier, or a consultant to a supplier of any system or subsystem for which complete specifications were prepared hereunder. The prohibition relative to being a supplier, a subcontract supplier, or a consultant to a supplier of these systems of their subsystems extends for a period of 12 months after the terms of this contract. (FAR 9.505-2(a)(1))

[ X ] (3) To the extent the contractor prepares or assists in preparing a statement of work to be used in competitively acquiring a system or services or provides material leading directly, predictably and without delay to such a work statement, the contractor may not supply the system, major components thereof or the services unless the contractor is the sole source, or a participant in the design or development work, or more than one contractor has been involved in preparation of the work statement. The contractor agrees to prepare, support the preparation of or provide material leading directly, predictably and without delay to a work statement to be used in competitive acquisitions, and the contractor agrees not to be a supplier or consultant to a supplier of any services, systems or subsystems for which the contractor participated in preparing the work statement. The prohibition relative to being a supplier, a subcontract supplier, or a consultant to a supplier of any services, systems or subsystems extends for a period of 12 months after the terms of this contract. (FAR 9.505-2(b)(1))

[ X ] (4) To the extent work to be performed under this contract requires evaluation of offers for products or services, a contract will not be awarded to a contractor that will evaluate its own offers for products or services, or those of a competitor, without proper safeguards to ensure objectivity to protect the Government’s interests. Contractor agrees to the terms and conditions set forth in the Statement of Work that are established to ensure objectivity to protect the Government’s interests. (FAR 9.505-3)

[ X ] (5) To the extent work to be performed under this contract requires access to proprietary data of other companies, the contractor must enter into agreements with such other companies which set forth procedures deemed adequate by those companies (i) to protect such data from unauthorized use or disclosure so long as it remains proprietary and (ii) to refrain from using the information for any other purpose other than that for which it was furnished. Evidence of such agreement(s) must be made available to the Procuring Contracting Officer upon request. The contractor shall restrict access to proprietary information to the minimum number of employees necessary for performance of this contract. Further, the contractor agrees that it will not utilize proprietary data obtained from such other companies in preparing proposals (solicited or unsolicited) to perform additional services or studies for the United States Government. The contractor agrees to execute agreements with companies furnishing proprietary data in connection with work performed under this contract, obligating the contractor to protect such data from unauthorized use or disclosure so long as such data remains proprietary, and to furnish copies of such agreement to the Contracting Officer. Contractor further agrees that such proprietary data shall not be used in performing for the Department of Defense additional work in the same field as work performed under this contract if such additional work is procured competitively. (FAR 9.505)

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[X ] (6) Preparation of Statements of Work or Specifications. If the contractor under this contract assists substantially in the preparation of a statement of work or specifications, the contractor shall be ineligible to perform or participate in any capacity in any contractual effort (solicited or unsolicited) that is based on such statement of work or specifications. The contractor shall not incorporate its products or services in such statement of work or specifications unless so directed in writing by the Contracting Officer, in which case the restrictions in this subparagraph shall not apply. Contractor agrees that it will not supply to the Department of Defense (either as a prime contractor or as a subcontractor) or act as consultant to a supplier of, any system, subsystem or major component utilized for or in connection with any item or work statement prepared or other services performed or materials delivered under this contract, and is procured on a competitive basis, by the Department of Defense with a 12 month prohibition after completion of work under this contract. The provisions of this clause shall not apply to any system, subsystem, or major component for which the contractor is the sole source of supply or which it participated in designing or developing. (FAR 9.505-4(b))

[  ] (7) Advisory and Assistance Services (AAS). If the contractor provides AAS services as defined in paragraph (d) of this clause, it shall be ineligible thereafter to participate in any capacity in Government contractual efforts (solicited or unsolicited) which stem directly from such work, and the contractor agrees not to perform similar work for prospective offerors with respect to any such contractual efforts. Furthermore, unless so directed in writing by the Contracting Officer, the contractor shall not perform any such work under this contract on any of its products or services, or the products or services of another firm for which the contractor performs similar work. Nothing in this subparagraph shall preclude the contractor from competing for follow-on contracts for AAS.

(f)       Remedies. In the event the contractor fails to comply with the provisions of this clause, suchnoncompliance shall be deemed a material breach of the provisions of this contract. If such noncompliance is the result of conflicting financial interest involving contractor personnel performing work under this contract, the Government may require the contractor to remove such personnel from performance of work under this contract. Further, the Government may elect to exercise its right to terminate for default in the event of such noncompliance. Nothing herein shall prevent the Government from electing any other appropriate remedies afforded by other provisions of this contract, or statute or regulation.

(g)       Disclosure of Potential Conflicts of Interest. The contractor recognizes that during the term of this contract, conditions may change which may give rise to the appearance of a new conflict of interest. In such an event, the contractor shall disclose to the Government information concerning the new conflict of interest. The contractor shall provide, as a minimum, the following information:

(1) a description of the new conflict of interest (e.g., additional weapons systems supplier(s), corporate restructuring, new first-tier subcontractor(s), new contract) and identity of parties involved; (2) a description of the work to be performed;

(3) the dollar amount;

(4) the period of performance; and

(5) a description of the contractor’s internal controls and planned actions, to avoid any potential organizational conflict of interest.

5252.211-9510 CONTRACTOR EMPLOYEES (NAVAIR) (MAY 2011)

(a) In all situations where contractor personnel status is not obvious, all contractor personnel are required to identify themselves to avoid creating an impression to the public, agency officials, or Congress that such contractor personnel are Government officials. This can occur during meeting attendance, through written (letter or email) correspondence or verbal discussions (in person or telephonic), when making presentations, or in other situations where their contractor status is not obvious to third parties. This list is not exhaustive. Therefore, the contractor employee(s) shall:

(1)	Not by word or deed give the impression or appearance of being a Government employee;

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(2)	Wear appropriate badges visible above the waist that identify them as contractor employees when in Government spaces, at a Government-sponsored event, or an event outside normal work spaces in support of the contract/order;

(3)	Clearly identify themselves as contractor employees in telephone conversations and in all formal and informal written and electronic correspondence. Identification shall include the name of the company for whom they work;

(4)	Identify themselves by name, their company name, if they are a subcontractor the name of the prime contractor their company is supporting, as well as the Government office they are supporting when participating in meetings, conferences, and other interactions in which all parties are not in daily contact with the individual contractor employee; and

(5)	Be able to provide, when asked, the full number of the contract/order under which they are performing,and the name of the Contracting Officer’s Representative.

(b) If wearing a badge is a risk to safety and/or security, then an alternative means of identification may be utilized if endorsed by the Contracting Officer’s Representative and approved by the Contracting Officer.

(c) The Contracting Officer will make final determination of compliance with regulations with regard to proper identification of contractor employees.

5252.215-9505 EXCLUSIVE TEAMING ARRANGEMENTS WHICH INHIBIT COMPETITION (NAVAIR)(OCT 2005)

Offerors who propose teaming arrangements on an exclusive basis will be evaluated to determine whether such teaming agreements inhibit competition. In order for the Government to evaluate whether the proposed agreements inhibit competition, offerors are required to (1) provide a copy of all teaming arrangements, and (2) explain why the teaming arrangements do not inhibit competition. The documentation must include, but is not limited to: structure of the teaming arrangement, responsibilities, and liabilities; financial responsibility; managerial responsibility and accountability; and applicable legal documents. The burden of proving that any exclusive teaming arrangement proposed does not restrict competition shall rest with the offeror. Offerors are advised that should the Government determine that any such proposed, exclusive teaming arrangement inhibits competition, (1) that determination may render the offeror's proposal ineligible for award, and (2) the Contracting Officer shall forward the matter to the appropriate authorities as prescribed by Federal Acquisition Regulation Part 3.3.

5252.227-9511 DISCLOSURE, USE AND PROTECTION OF PROPRIETARY INFORMATION (NAVAIR) (FEB 2009)

(a)	During the performance of this contract, the Government may use an independent services contractor (ISC),who is neither an agent nor employee of the Government. The ISC may be used to conduct reviews, evaluations, or independent verification and validations of technical documents submitted to the Government during performance.

(b)	The use of an ISC is solely for the convenience of the Government. The ISC has no obligation to the prime contractor. The prime contractor is required to provide full cooperation, working facilities and access to the ISC for the purposes stated in paragraph (a) above.

(c)	Since the ISC is neither an employee nor an agent of the Government, any findings, recommendations, analyses, or conclusions of such a contractor are not those of the Government.

(d)	The prime contractor acknowledges that the Government has the right to use ISCs as stated in paragraph (a) above. It is possible that under such an arrangement the ISC may require access to or the use of information (other than restricted cost or pricing data), which is proprietary to the prime contractor.

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(e)	To protect any such proprietary information from disclosure or use, and to establish the respective rights and duties of both the ISC and prime contractor, the prime contractor agrees to enter into a direct agreement with any ISC as the Government requires. A properly executed copy (per FAR 9.505-4) of the agreement will be provided to the Procuring Contracting Officer.

5252.211-9502 GOVERNMENT INSTALLATION WORK SCHEDULE (NAVAIR) (DEC 2014)

(a)	The Holidays applicable to this contract are: New Year's Day, Martin Luther King's Birthday, President's Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day, and Christmas Day.

(b)	In the event that any of the above holidays occur on a Saturday or Sunday, or alternate Friday, then such holiday shall be observed as they are by the assigned Government employees at the using activity.

(c)	The Naval Air Warfare Center Weapons Division works a 4/5/9 work schedule. Therefore alternate Fridays are not a part of the normal workweek for work performed on-site at a Naval Air Warfare Center Weapons Division site. The majority of the Government offices are closed on alternate Fridays.

(d)	No deviation in the normal workweek will be permitted without express advance approval by the designated Contracting Officer with coordination of the using departments.

5252.237-9501 ADDITION OR SUBSTITUTION OF KEY PERSONNEL (SERVICES) (NAVAIR)(OCT 2005)

(a)	A requirement of this contract is to maintain stability of personnel proposed in order to provide quality services. The contractor agrees to assign only those key personnel whose resumes were submitted and approved, and who are necessary to fulfill the requirements of the effort. The contractor agrees to assign to any effort requiring non-key personnel only personnel who meet or exceed the applicable labor category descriptions. No substitution or addition of personnel shall be made except in accordance with this clause.

(b)	If personnel for whatever reason become unavailable for work under the contract for a continuous period exceeding thirty (30) working days, or are expected to devote substantially less effort to the work than indicated in the proposal, the contractor shall propose a substitution to such personnel, in accordance with paragraph (d) below.

(c)	The contractor agrees that during the first six months of the contract, no key personnel substitutions or additions will be made unless necessitated by compelling reasons including, but not limited to: an individual’s illness, death, termination of employment, declining an offer of employment (for those individuals proposed as contingent hires), or family friendly leave. In such an event, the contractor must promptly provide the information required by paragraph

(d)	below to the Contracting Officer for approval prior to the substitution or addition of key personnel.

(d)	All proposed substitutions shall be submitted, in writing, to the Contracting Officer at least fifteen (15) days (thirty (30) days if a security clearance must be obtained) prior to the proposed substitution. Each request shall provide a detailed explanation of the circumstances necessitating the proposed substitution, a complete resume for the proposed substitute, information regarding the full financial impact of the change, and any other information required by the Contracting Officer to approve or disapprove the proposed substitution. All proposed substitutes (no matter when they are proposed during the performance period) shall have qualifications that are equal to or higher than the qualifications of the person being replaced.

(e)	In the event a requirement to increase the specified level of effort for a designated labor category, but not the overall level of effort of the contract occurs, the offeror shall submit to the Contracting Officer a written request for approval to add personnel to the designated labor category. The information required is the same as that required in paragraph (d) above. The additional personnel shall have qualifications greater than or equal to at least one (1) of the individuals proposed for the designated labor category.

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(f)	The Contracting Officer shall evaluate requests for substitution and addition of personnel and promptly notifythe offeror, in writing, of whether the request is approved or disapproved.

(g)	If the Contracting Officer determines that suitable and timely replacement of personnel who have been reassigned, terminated or have otherwise become unavailable to perform under the contract is not reasonably forthcoming or that the resultant reduction of productive effort would impair the successful completion of the contract or the task order, the contract may be terminated by the Contracting Officer for default or for the convenience of the Government, as appropriate. Alternatively, at the Contracting Officer’s discretion, if the Contracting Officer finds the contractor to be at fault for the condition, he may equitably adjust (downward) the contract price or fixed fee to compensate the Government for any delay, loss or damage as a result of the contractor’s action.

(h)	Noncompliance with the provisions of this clause will be considered a material breach of the terms and conditions of the contract for which the Government may seek any and all appropriate remedies including Termination for Default pursuant to FAR Clause 52.249-6, Alt IV, “Termination (Cost-Reimbursement)”.

5252.204-9505 SYSTEM AUTHORIZATION ACCESS REQUEST NAVY (SAAR-N) REQUIREMENTS FOR INFORMATION TECHNOLOGY (IT)(NAVAIR) (NOV 2017)

(a)	Contractor personnel assigned to perform work under this contract may require access to Navy Information Technology (IT) resources (e.g., computers, laptops, personal electronic devices/personal digital assistants (PEDs/PDAs), NMCI, RDT&E networks, websites such as My NAVAIR, and Navy Web servers requiring Common Access Card (CAC) Public Key Infrastructure (PKI)). Contractor personnel (prime, subcontractor, consultants, and temporary employees) requiring access to Navy IT resources (including those personnel who previously signed SAAR DD Form 2875) shall submit a completed System Authorization Access Request Navy (SAAR-N), OPNAV 5239/14 (Jul 2008) form or latest version thereof, and have initiated the requisite background investigation (or provide proof of a current background investigation) prior to accessing any Navy IT resources. The form and instructions for processing the SAAR-N form are available at: https://navalforms.documentservices.dla.mil/formsDir/_OPNAV_5239_14_7631.pdf. Instruction Note: SAAR-N forms are required to be downloaded and then completed. The "E-MAIL SUBMIT" button on the SAAR-N form is not to be used.

(b)	SAAR-N forms will be submitted to the Government Sponsor or Technical Point of Contact (TPOC) via the contractor’s Facility Security Officer (FSO). The designated SAAR-N Government Sponsor or TPCO for contractor employees requiring IT access, [fill-in name] shall be responsible for signing and processing the SAAR-N forms. For those contractors that do not have a FSO, SAAR-N forms shall be submitted directly to the designated SAAR-N Government Sponsor or TPOC. Copies of the approved SAAR-N forms may be obtained through the designated SAAR-N Government Sponsor or TPOC. Requests for access should be routed through the NAVAIR_SAAR.fct@navy.mil mailbox.

(c)	In order to maintain access to Navy IT resources, the contractor shall ensure completion of initial and annual IA training, monitor expiration of requisite background investigations, and initiate re-investigations as required. If requested, the contractor shall provide to the designated SAAR-N Government Sponsor or TPOC documentation sufficient to prove that it is monitoring/tracking the SAAR-N requirements for its employees who are accessing Navy IT resources. For those contractor personnel not in compliance with the requirements of this clause, access to Navy IT resources will be denied/revoked.

(d)	The SAAR-N form remains valid throughout contractual performance, inclusive of performance extensions and option exercises where the contract number does not change. Contractor personnel are required to submit a new SAAR-N form only when they begin work on a new or different contract.

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5252.232-9509 REIMBURSEMENT OF TRAVEL, PER DIEM, AND SPECIAL MATERIAL COSTS (NAVAIR) (OCT 2013)

(a)	General. Performance under this contract may require travel by Contractor personnel. If travel, domestic or overseas, is required, the Contractor is responsible for making all necessary arrangements for its personnel. These include but are not limited to: medical examinations, immunizations, passports/visas/etc., and security clearances. (b) Travel Approval Process. Prior approval is required for all travel under this contract. Travel shall be reviewed and approved/disapproved as follows:

(1)	The Contractor shall provide the [Insert Procuring Contracting Officer (PCO) or Contracting Officer’s Representative (COR)] a written request for authorization to travel at least 30 days in advance of the required travel date, when possible. The request should include: purpose of travel, location, travel dates, number of individuals traveling, and all estimated costs associated with the travel (e.g., lodging, meals, transportation costs, incidental expenses, etc.).

(2)	The [Insert PCO or COR] will review the travel request and provide, in writing, an approval or disapproval of the travel request to the Contractor [Insert "and the Procuring Contracting Officer." if the COR is reviewing and approving the request.]

(c)	Travel Policy.

(1)	Travel arrangements shall be planned in accordance with the Federal Travel regulations, prescribed by the General Services Administration for travel in the conterminous 48 United States, (hereinafter the FTR) and the Joint Travel Regulation, Volume 2, DoD Civilian Personnel, Appendix A, prescribed by the Department of Defense (hereinafter the JTR).

(2)	The Government will reimburse the Contractor for allowable travel costs incurred by the Contractor in performance of the contract in accordance with FAR Subpart 31.2.

(3)	For purposes of reimbursement of travel expenses, the Contractor's official station is defined as within 50miles of the Contractor's regular work site. (If Contractor has more than one regular work site, the official station is defined as within 50 miles of each of its regular work sites.)

(4)	The Contractors documentation for the reimbursement of travel costs (e.g., receipts) shall be governed asset forth in FAR Subpart 31.2, the FTR, and the JTR.

(5)	Car Rental for a team on temporary duty (TDY) at one site will be allowed provided that only one car is rented for every four (4) members of the TDY team. In the event that less than four (4) persons comprise the TDY team, car rental will be allowed if necessary to complete the mission required.

(6)	Whenever work assignments require TDY aboard a Government ship, the Contractor will be reimbursed at the per diem identified in the JTR.

5252.242-9515 RESTRICTION ON THE DIRECT CHARGING OF MATERIAL (NAVAIR) (JUL 1998)

(a)	The term “material” includes supplies, materials, parts, equipment, hardware and Information Technology (IT) resources including equipment, services and software. This is a service contract and the procurement of material of any kind that are not incidental to and necessary for contract performance may be determined to be unallowable costs pursuant to FAR Part 31. No materials may be acquired under the contract without the prior written authorization of the Contracting Officer’s Representative (COR). IT resources may not be procured under the material line item of this contract unless the approvals required by Department of Defense purchasing procedures have been obtained. Any material provided by the contractor is subject to the requirements of the Federal Acquisition Regulation (FAR), the Defense Federal Acquisition Regulation Supplement (DFARS), and applicable Department of the Navy regulations and instructions.

(b)	Prior written approval of the COR shall be required for all purchases of materials. If the contractor’s proposal submitted for a task order includes a list of materials with associated prices, then the COR’s acceptance of the contractor’s proposal shall constitute written approval of those purchases.

(c)	The costs of general purpose business expenses required for the conduct of the contractor’s normal business operations will not be considered an allowable direct cost in the performance of this contract. General purpose business expenses include, but are not limited to, the cost for items such as telephones and telephone charges, reproduction machines, word processing equipment, personal computers and other office equipment and office supplies.

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5252.242-9502 TECHNICAL DIRECTION (NAVAIR) (MAY 2011)

(a)	Definition. Technical Direction Letters (TDLs) are a means of communication between the Contracting Officer’s Representative (COR) or Task Order Manager (TOM), and the contractor to answer technical questions, provide technical clarification, and give technical direction regarding the content of the Statement of Work (SOW) of a Contract, Order, or Agreement; herein after referred to as contract.

(i)	“Technical Direction” means “clarification of contractual requirements or direction of a technical nature, within the context of the SOW of the contract.”

(b)	Scope. The Defense Federal Acquisition Regulation Supplement (DFARS) 201.602-2 states that the Contracting Officer may designate qualified personnel as a COR. In this capacity, the COR or TOM may provide Technical Direction to the contractor, so long as the Technical Direction does not make any commitment or change that affects price, quality, quantity, delivery, or other terms and conditions of the contract. This Technical Direction shall be provided consistent with the limitations specified below.

(c)	Limitations. When necessary, Technical Direction concerning details of requirements set forth in the contract, shall be given through issuance of TDLs prepared by the COR or TOM subject to the following limitations.

(i)	The TDL, and any subsequent amendments to the TDL, shall be in writing and signed by both the COR or TOM, and the Contracting Officer prior to issuance of the TDL to the contractor. Written TDLs are the only medium permitted for use when technical direction communication is required. Any other means of communication (including such things as Contractor Service Request Letters, Authorization Letters, or Material Budget Letters) are not permissible means of communicating technical direction during contract performance.

(ii)	In the event of an urgent situation, the COR/TOM may issue the TDL directly to the contractor prior to obtaining the Contracting Officer’s signature.

(iii)	Each TDL issued is subject to the terms and conditions of the contract and shall not be used to assign new work, direct a change to the quality or quantity of supplies and/or services delivered, change the delivery date(s) or period of performance of the contract, or change any other conditions of the contract. TDLs shall only provide additional clarification and direction regarding technical issues. In the event of a conflict between a TDL and the contract, the contract shall take precedence.

(iv)	Issuance of TDLs shall not incur an increase or decrease to the contract price, estimated contract amount (including fee), or contract funding, as applicable. Additionally, TDLs shall not provide clarification or direction of a technical nature that would require the use of existing funds on the contract beyond the period of performance or delivery date for which the funds were obligated.

(v)	TDLs shall provide specific Technical Direction to the contractor only for work specified in the SOW and previously negotiated in the contract. TDLs shall not require new contract deliverables that may cause the contractor to incur additional costs.

(vi)	When, in the opinion of the contractor, a TDL calls for effort outside the terms and conditions of the contract or available funding, the contractor shall notify the Contracting Officer in writing, with a copy to the COR or TOM, within two (2) working days of having received the Technical Direction. The contractor shall undertake no performance to comply with the TDL until the matter has been resolved by the Contracting Officer through a contract modification or other appropriate action.

(vii)	If the contractor undertakes work associated with a TDL that is considered to be outside the scope of the contract, the contractor does so at its own risk and is not subject to recover any costs and fee or profit associated with the scope of effort.

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5252.245-9500 GOVERNMENT PROPERTY FOR THE PERFORMANCE OF THIS CONTRACT (NAVAIR)(MAY 2014)

(a)	Authorization is granted to use the Government property identified below without rental charge in the performance of this contract and subcontracts of any tier issued hereunder (see FAR 45.201(a) for further information regarding identification requirements) :

(1)	Government property currently accountable and managed under the following contracts:

NONE

(2)	Government furnished property to be provided under this contract:

DESCRIPTION: NMCI Services for off-site contractors - As noted in the NAVY NET System. (The list specific to the order/contract can be obtained by the COR from the designated NMCI POC or AIR 7.2

(3)	Government furnished material, as defined in FAR 45.101, to be provided under this contract:

NONE

(4)	If authority has been granted in accordance with FAR 51.102, Contractor access to Government supply sources is authorized for the following items. Paragraph (b) does not apply to purchases under the NMCI/CoSC contract.

NONE

(b)	The contractor shall prepare requisition documentation for the items listed in paragraph (a)(4) above inaccordance with the “Military Standard Requisitioning and Issue Procedures (MILSTRIP) for Defense Contractors”, DoD 4000.25-1- M, Chapter 11, which is available at http://www2.dla.mil/j-6/dlmso/elibrary /manuals/dlm/dlm-pubs.asp. The contractor shall submit all requisitions for material from the supply system to the Material Control Activity specified in Section G of this contract.

(c)	Government property provided above (except for special tooling and special test equipment as defined in Far 2.101) shall not be installed or constructed or otherwise affixed to property not owned by the Government in such a fashion as to be non-severable unless written authorization has been obtained from the Contracting Officer.

(d)	The contractor is responsible for scheduling the use of all property covered by this clause and the Government shall not be responsible for conflicts, delays, or disruptions to any work performed by the contractor due to use of any or all such property, either under this contract or any other contracts under which use of such property is authorized.

SECTION I CONTRACT CLAUSES

Contract Clauses in Section I in the contractor's Basic SeaPort-e IDIQ are incorporated into this task order by reference.

52.203-16 Preventing Personal Conflicts of Interest (Dec 2011).

(a)	Definitions. As used in this clause—

“Acquisition function closely associated with inherently governmental functions” means supporting or providing advice or recommendations with regard to the following activities of a Federal agency:

(1)	Planning acquisitions.

(2)	Determining what supplies or services are to be acquired by the Government, including developing statements of work.

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(3)	Developing or approving any contractual documents, to include documents defining requirements, incentive plans, and evaluation criteria.

(4)	Evaluating contract proposals.

(5)	Awarding Government contracts.

(6)	Administering contracts (including ordering changes or giving technical direction in contract performance or contract quantities, evaluating contractor performance, and accepting or rejecting contractor products or services).

(7)	Terminating contracts.

(8)	Determining whether contract costs are reasonable, allocable, and allowable.

“Covered employee” means an individual who performs an acquisition function closely associated with inherently governmental functions and is—

(1)	An employee of the contractor; or

(2)	A subcontractor that is a self-employed individual treated as a covered employee of the contractor because there is no employer to whom such an individual could submit the required disclosures.

“Non-public information” means any Government or third-party information that—

(1)	Is exempt from disclosure under the Freedom of Information Act (5 U.S.C. 552) or otherwise protected from disclosure by statute, Executive order, or regulation; or

(2)	Has not been disseminated to the general public and the Government has not yet determined whether the information can or will be made available to the public.

“Personal conflict of interest” means a situation in which a covered employee has a financial interest, personal activity, or relationship that could impair the employee’s ability to act impartially and in the best interest of the Government when performing under the contract. (A de minimis interest that would not “impair the employee’s ability to act impartially and in the best interest of the Government” is not covered under this definition.)

(1)	Among the sources of personal conflicts of interest are—

(i)	Financial interests of the covered employee, of close family members, or of other members of the covered employee’s household;

(ii)	Other employment or financial relationships (including seeking or negotiating for prospective employment or business); and

(iii)	Gifts, including travel.

(2)	For example, financial interests referred to in paragraph (1) of this definition may arise from— (i) Compensation, including wages, salaries, commissions, professional fees, or fees for business referrals;

(ii)	Consulting relationships (including commercial and professional consulting and service arrangements, scientific and technical advisory board memberships, or serving as an expert witness in litigation);

(iii)	Services provided in exchange for honorariums or travel expense reimbursements;

(iv)	Research funding or other forms of research support;

(v)	Investment in the form of stock or bond ownership or partnership interest (excluding diversified mutual fund investments);

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(vi)	Real estate investments;

(vii)	Patents, copyrights, and other intellectual property interests; or

(viii)	Business ownership and investment interests.

(b)	Requirements. The Contractor shall—

(1)	Have procedures in place to screen covered employees for potential personal conflicts of interest, by—

(i)	Obtaining and maintaining from each covered employee, when the employee is initially assigned to the task under the contract, a disclosure of interests that might be affected by the task to which the employee has been assigned, as follows:

(A)	Financial interests of the covered employee, of close family members, or of other members of the covered employee’s household.

(B)	Other employment or financial relationships of the covered employee (including seeking or negotiating for prospective employment or business).

(C)	Gifts, including travel; and

(ii)	Requiring each covered employee to update the disclosure statement whenever the employee’s personal or financial circumstances change in such a way that a new personal conflict of interest might occur because of the task the covered employee is performing.

(2)	For each covered employee—

(i)	Prevent personal conflicts of interest, including not assigning or allowing a covered employee to perform any task under the contract for which the Contractor has identified a personal conflict of interest for the employee that the Contractor or employee cannot satisfactorily prevent or mitigate in consultation with the contracting agency;

(ii)	Prohibit use of non-public information accessed through performance of a Government contract for personal gain; and

(iii)	Obtain a signed non-disclosure agreement to prohibit disclosure of non-public information accessed through performance of a Government contract.

(3)	Inform covered employees of their obligation—

(i)	To disclose and prevent personal conflicts of interest;

(ii)	Not to use non-public information accessed through performance of a Government contract for personal gain;and

(iii)	To avoid even the appearance of personal conflicts of interest;

(4)	Maintain effective oversight to verify compliance with personal conflict-of-interest safeguards;

(5)	Take appropriate disciplinary action in the case of covered employees who fail to comply with policies established pursuant to this clause; and

(6)	Report to the Contracting Officer any personal conflict-of-interest violation by a covered employee as soon asit is identified. This report shall include a description of the violation and the proposed actions to be taken by the Contractor in response to the violation. Provide follow-up reports of corrective actions taken, as necessary. Personal conflict-of-interest violations include—

(i)	Failure by a covered employee to disclose a personal conflict of interest;

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(ii)	Use by a covered employee of non-public information accessed through performance of a Government contract for personal gain; and

(iii)	Failure of a covered employee to comply with the terms of a non-disclosure agreement.

(c)	Mitigation or waiver.

(1)	In exceptional circumstances, if the Contractor cannot satisfactorily prevent a personal conflict of interest as required by paragraph (b)(2)(i) of this clause, the Contractor may submit a request through the Contracting Officer to the Head of the Contracting Activity for—

(i)	Agreement to a plan to mitigate the personal conflict of interest; or

(ii)	A waiver of the requirement.

(2)	The Contractor shall include in the request any proposed mitigation of the personal conflict of interest.

(3)	The Contractor shall—

(i)	Comply, and require compliance by the covered employee, with any conditions imposed by the Government as necessary to mitigate the personal conflict of interest; or

(ii)	Remove the Contractor employee or subcontractor employee from performance of the contract or terminate the applicable subcontract.

(d)	Subcontract flowdown. The Contractor shall include the substance of this clause, including this paragraph (d), in subcontracts—

(1)	That exceed $150,000; and

(2)	In which subcontractor employees will perform acquisition functions closely associated with inherently governmental functions (i.e., instead of performance only by a self-employed individual).

(End of clause)

52.204-9 Personal Identity Verification of Contractor Personnel. (JAN 2011)

(a)	The Contractor shall comply with agency personal identity verification procedures identified in the contract that implement Homeland Security Presidential Directive-12 (HSPD-12), Office of Management and Budget (OMB) guidance M-05-24, and Federal Information Processing Standards Publication (FIPS PUB) Number 201. (b) The Contractor shall account for all forms of Government-provided identification issued to the Contractor employees in connection with performance under this contract. The Contractor shall return such identification to the issuing agency at the earliest of any of the following, unless otherwise determined by the Government;

(1)	When no longer needed for contract performance.

(2)	Upon completion of the Contractor employee’s employment.

(3)	Upon contract completion or termination.

(c)	The Contracting Officer may delay final payment under a contract if the Contractor fails to comply with these requirements.

(d)	The Contractor shall insert the substance of clause, including this paragraph (d), in all subcontracts when the subcontractor’s employees are required to have routine physical access to a Federally-controlled facility and/or routine access to a Federally-controlled information system. It shall be the responsibility of the prime Contractor to return such identification to the issuing agency in accordance with the terms set forth in paragraph (b) of this section, unless otherwise approved in writing by the Contracting Officer.

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52.209-11 REPRESENTATION BY CORPORATIONS REGARDING DELINQUENT TAX

LIABILITY OR A FELONY CONVICTION UNDER ANY FEDERAL LAW (FEB 2016)

(a)	As required by sections 744 and 745 of Division E of the Consolidated and Further Continuing Appropriations Act, 2015 (Pub.L. 113-235), and similar provisions, if contained in subsequent appropriations acts, the Government will not enter into a contract with any corporation that —

(1)	Has any unpaid Federal tax liability that has been assessed, for which all judicial and administrative remedies have been exhausted or have lapsed, and that is not being paid in a timely manner pursuant to an agreement with the authority responsible for collecting the tax liability, where the awarding agency is aware of the unpaid tax liability, unless an agency has considered suspension or debarment of the corporation and made a determination that suspension or debarment is not necessary to protect the interests of the Government; or

(2)	Was convicted of a felony criminal violation under any Federal law within the preceding 24 months, where the awarding agency is aware of the conviction, unless an agency has considered suspension or debarment of the corporation and made a determination that this action is not necessary to protect the interests of the Government.

(b)	The Offeror represents that —

(1)	It is [ ] is not [ ] a corporation that has any unpaid Federal tax liability that has been assessed, for which all judicial and administrative remedies have been exhausted or have lapsed, and that is not being paid in a timely manner pursuant to an agreement with the authority responsible for collecting the tax liability; and

(2)	It is [ ] is not [ ] a corporation that was convicted of a felony criminal violation under any Federal law within the preceding 24 months,

52.215-20 REQUIREMENTS FOR CERTIFIED COST OR PRICING DATA OR INFORMATION OTHER

THAN CERTIFIED COST OR PRICING DATA (OCT 2010)

(a)	Exceptions from certified cost or pricing data.

(1)	In lieu of submitting certified cost or pricing data, offerors may submit a written request for exception by submitting the information described in the following subparagraphs. The Contracting Officer may require additional supporting information, but only to the extent necessary to determine whether an exception should be granted, and whether the price is fair and reasonable.

(i)	Identification of the law or regulation establishing the price offered. If the price is controlled under law by periodic rulings, reviews, or similar actions of a governmental body, attach a copy of the controlling document, unless it was previously submitted to the contracting office.

(ii)	Commercial item exception. For a commercial item exception, the offeror shall submit, at a minimum,information on prices at which the same item or similar items have previously been sold in the commercial market that is adequate for evaluating the reasonableness of the price for this acquisition. Such information may include—

(A)	For catalog items, a copy of or identification of the catalog and its date, or the appropriate pages for the offered items, or a statement that the catalog is on file in the buying office to which the proposal is being submitted. Provide a copy or describe current discount policies and price lists (published or unpublished), e.g., wholesale, original equipment manufacturer, or reseller. Also explain the basis of each offered price and its relationship to the established catalog price, including how the proposed price relates to the price of recent sales in quantities similar to the proposed quantities;

(B)	For market-priced items, the source and date or period of the market quotation or other basis for market price,the base amount, and applicable discounts. In addition, describe the nature of the market;

(C)	For items included on an active Federal Supply Service Multiple Award Schedule contract, proof that an exception has been granted for the schedule item. The offeror grants the Contracting Officer or an authorized representative the right to examine, at any time before award, books, records, documents, or other directly pertinent records to verify any request for an exception under this provision, and the reasonableness of price. For items priced using catalog or market prices, or law or regulation, access does not extend to cost or profit information or other data relevant solely to the offeror's determination of the prices to be offered in the catalog or marketplace.

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(b)	Requirements for certified cost or pricing data. If the offeror is not granted an exception from the requirement to submit certified cost or pricing data, the following applies:

(1)	The offeror shall prepare and submit certified cost or pricing data, data other than certified cost or pricing data,and supporting attachments in accordance with the instructions contained in Table 15-2 of FAR 15.408, which is incorporated by reference with the same force and effect as though it were inserted here in full text. The instructions in Table 15-2 are incorporated as a mandatory format to be used in this contract, unless the Contracting Officer and the Contractor agree to a different format and change this clause to use Alternate I.

(2)	As soon as practicable after agreement on price, but before contract award (except for unpriced actions such as letter contracts), the offeror shall submit a Certificate of Current Cost or Pricing Data, as prescribed by FAR 15.406-2.

52.216-1 TYPE OF CONTRACT (APR 1984)

The Government contemplates award of a Cost Plus Fixed Fee (CPFF) term type Task Order. This procurement will have one (1) year base period and four (4) one (1) year option periods.

52.217-8 OPTION TO EXTEND SERVICES (NOV 1999)

The Government may require continued performance of any services within the limits and at the rates specified in the contract. These rates may be adjusted only as a result of revisions to prevailing labor rates provided by the Secretary of Labor. The option provision may be exercised more than once, but the total extension of performance hereunder shall not exceed 6 months. The Contracting Officer may exercise the option by written notice to the Contractor within 30 days before the expiration of the current period of performance.

52.217-9 — OPTION TO EXTEND THE TERM OF THE CONTRACT (MAR 2000)

(a)	The Government may extend the term of this contract by written notice to the Contractor within 10 days of the expiration of the current period of performance; provided that the Government gives the Contractor a preliminary written notice of its intent to extend at least 60 days before the contract expires. The preliminary notice does not commit the Government to an extension.

(b)	If the Government exercises this option, the extended contract shall be considered to include this option clause.

(c)	The total duration of this contract, including the exercise of any options under this clause, shall not exceed 5 years 6 months.

52.222-50 COMBATING TRAFFICKING IN PERSONS (JAN 2019)

(a)	Definitions. As used in this clause—

“Agent” means any individual, including a director, an officer, an employee, or an independent contractor, authorized to act on behalf of the organization.

“Coercion” means—

(1)	Threats of serious harm to or physical restraint against any person;

(2)	Any scheme, plan, or pattern intended to cause a person to believe that failure to perform an act would result in serious harm to or physical restraint against any person; or

(3)	The abuse or threatened abuse of the legal process.

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“Commercial sex act” means any sex act on account of which anything of value is given to or received by any person.

“Commercially available off-the-shelf (COTS) item” means-(1) Any item of supply (including construction material) that is—

(i)	A commercial item (as defined in paragraph (1) of the definition at FAR 2.101);

(ii)	Sold in substantial quantities in the commercial marketplace; and

(iii)	Offered to the Government, under a contract or subcontract at any tier, without modification, in the same form in which it is sold in the commercial marketplace; and

(2)	Does not include bulk cargo, as defined in 46 U.S.C. 40102(4), such as agricultural products and petroleum products.

“Debt bondage” means the status or condition of a debtor arising from a pledge by the debtor of his or her personal services or of those of a person under his or her control as a security for debt, if the value of those services as reasonably assessed is not applied toward the liquidation of the debt or the length and nature of those services are not respectively limited and defined.

“Employee” means an employee of the Contractor directly engaged in the performance of work under the contract who has other than a minimal impact or involvement in contract performance.

“Forced labor” means knowingly providing or obtaining the labor or services of a person— (1) By threats of serious harm to, or physical restraint against, that person or another person;

(2)	By means of any scheme, plan, or pattern intended to cause the person to believe that, if the person did not perform such labor or services, that person or another person would suffer serious harm or physical restraint; or

(3)	By means of the abuse or threatened abuse of law or the legal process.

“Involuntary servitude” includes a condition of servitude induced by means of—

(1)	Any scheme, plan, or pattern intended to cause a person to believe that, if the person did not enter into or continue in such conditions, that person or another person would suffer serious harm or physical restraint; or

(2)	The abuse or threatened abuse of the legal process.

“Recruitment fees” means- Fees of any type, including charges, costs, assessments, or other financial obligations, that are associated with the recruiting process, regardless of the time, manner, or location of imposition or collection of the fee.

(1) Recruitment fees include, but are not limited to, the following fees (when they are associated with the recruiting process) for—

(i)	Soliciting, identifying, considering, interviewing, referring, retaining, transferring, selecting, training, providing orientation to, skills testing, recommending, or placing employees or potential employees; (ii) Advertising;

(iii)	Obtaining permanent or temporary labor certification, including any associated fees;

(iv)	Processing applications and petitions;

(v)       Acquiring visas, including any associated fees;

(vi)	Acquiring photographs and identity or immigration documents,such as passports, including any associated fees;

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(vii)	Accessing the job opportunity, including required medical examinations and immunizations; background,reference, and security clearance checks and examinations; and additional certifications;

(viii)	An employer's recruiters, agents or attorneys, or other notary or legal fees;

(ix)	Language interpretation or translation, arranging for or accompanying on travel, or providing other advice to employees or potential employees;

(x)	Government-mandated fees, such as border crossing fees, levies, or worker welfare funds;

(xi)	Transportation and subsistence costs—

(A)	While in transit, including, but not limited to, airfare or costs of other modes of transportation, terminal fees,and travel taxes associated with travel from the country of origin to the country of performance and the return journey upon the end of employment; and

(B)	From the airport or disembarkation point to the worksite;

(xii)	Security deposits, bonds, and insurance; and

(xiii)	Equipment charges.

(2)	A recruitment fee, as described in the introductory text of this definition, is a recruitment fee, regardless of whether the payment is-(i) Paid in property or money;

(ii)	Deducted from wages;

(iii)	Paid back in wage or benefit concessions;

(iv)	Paid back as a kickback, bribe, in-kind payment, free labor, tip, or tribute; or

(v)	Collected by an employer or a third party, whether licensed or unlicensed, including, but not limited to—

(A)	Agents;

(B)	Labor brokers;

(C)	Recruiters;

(D)	Staffing firms (including private employment and placement firms);

(E)	Subsidiaries/affiliates of the employer;(F) Any agent or employee of such entities; and (G) Subcontractors at all tiers.

“Severe forms of trafficking in persons” means—

(1)	Sex trafficking in which a commercial sex act is induced by force, fraud, or coercion, or in which the person induced to perform such act has not attained 18 years of age; or

(2)	The recruitment, harboring, transportation, provision, or obtaining of a person for labor or services, through theuse of force, fraud, or coercion for the purpose of subjection to involuntary servitude, peonage, debt bondage, or slavery.

“Sex trafficking” means the recruitment, harboring, transportation, provision, or obtaining of a person for the purpose of a commercial sex act.

“Subcontract” means any contract entered into by a subcontractor to furnish supplies or services for performance of a prime contract or a subcontract.

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“Subcontractor” means any supplier, distributor, vendor, or firm that furnishes supplies or services to or for a prime contractor or another subcontractor.

“United States” means the 50 States, the District of Columbia, and outlying areas.

(b)	Policy. The United States Government has adopted a policy prohibiting trafficking in persons including the trafficking-related activities of this clause. Contractors, contractor employees, and their agents shall not—

(1)	Engage in severe forms of trafficking in persons during the period of performance of the contract;

(2)	Procure commercial sex acts during the period of performance of the contract;

(3)	Use forced labor in the performance of the contract;

(4)	Destroy, conceal, confiscate, or otherwise deny access by an employee to the employee's identity orimmigration documents, such as passports or drivers' licenses, regardless of issuing authority;

(5)

(i)	Use misleading or fraudulent practices during the recruitment of employees or offering of employment, such as failing to disclose, in a format and language understood by the employee or potential employee, basic information or making material misrepresentations during the recruitment of employees regarding the key terms and conditions of employment, including wages and fringe benefits, the location of work, the living conditions, housing and associated costs (if employer or agent provided or arranged), any significant costs to be charged to the employee or potential employee, and, if applicable, the hazardous nature of the work;

(ii)	Use recruiters that do not comply with local labor laws of the country in which the recruiting takes place;

(6)	Charge employees or potential employees recruitment fees;

(7)

(i)	Fail to provide return transportation or pay for the cost of return transportation upon the end of employment—

(A)	For an employee who is not a national of the country in which the work is taking place and who was brought into that country for the purpose of working on a U.S. Government contract or subcontract (for portions of contracts performed outside the United States); or

(B)	For an employee who is not a United States national and who was brought into the United States for the purpose of working on a U.S. Government contract or subcontract, if the payment of such costs is required under existing temporary worker programs or pursuant to a written agreement with the employee (for portions of contracts performed inside the United States); except that—

(ii)	The requirements of paragraphs (b)(7)(i) of this clause shall not apply to an employee who is—

(A)	Legally permitted to remain in the country of employment and who chooses to do so; or

(B)	Exempted by an authorized official of the contracting agency from the requirement to provide return transportation or pay for the cost of return transportation;

(iii)	The requirements of paragraph (b)(7)(i) of this clause are modified for a victim of trafficking in persons who is seeking victim services or legal redress in the country of employment, or for a witness in an enforcement action related to trafficking in persons. The contractor shall provide the return transportation or pay the cost of return transportation in a way that does not obstruct the victim services, legal redress, or witness activity. For example, the contractor shall not only offer return transportation to a witness at a time when the witness is still needed to testify. This paragraph does not apply when the exemptions at paragraph (b)(7)(ii) of this clause apply. (8) Provide or arrange housing that fails to meet the host country housing and safety standards; or

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(9)	If required by law or contract, fail to provide an employment contract, recruitment agreement, or other required work document in writing. Such written work document shall be in a language the employee understands. If the employee must relocate to perform the work, the work document shall be provided to the employee at least five days prior to the employee relocating. The employee's work document shall include, but is not limited to, details about work description, wages, prohibition on charging recruitment fees, work location(s), living accommodations and associated costs, time off, roundtrip transportation arrangements, grievance process, and the content of applicable laws and regulations that prohibit trafficking in persons.

(c)	Contractor requirements. The Contractor shall—

(1)	Notify its employees and agents of—

(i)	The United States Government's policy prohibiting trafficking in persons, described in paragraph (b) of this clause; and

(ii)	The actions that will be taken against employees or agents for violations of this policy. Such actions for employees may include, but are not limited to, removal from the contract, reduction in benefits, or termination of employment; and

(2)	Take appropriate action, up to and including termination, against employees, agents, or subcontractors that violate the policy in paragraph (b) of this clause.

(d)	Notification.

(1)	The Contractor shall inform the Contracting Officer and the agency Inspector General immediately of—

(i)	Any credible information it receives from any source (including host country law enforcement) that alleges a Contractor employee, subcontractor, subcontractor employee, or their agent has engaged in conduct that violates the policy in paragraph (b) of this clause (see also 18 U.S.C. 1351, Fraud in Foreign Labor Contracting, and 52.203-13(b)(3)(i)(A), if that clause is included in the solicitation or contract, which requires disclosure to the agency Office of the Inspector General when the Contractor has credible evidence of fraud); and

(ii)	Any actions taken against a Contractor employee, subcontractor, subcontractor employee, or their agent pursuant to this clause.

(2)	If the allegation may be associated with more than one contract, the Contractor shall inform the contracting officer for the contract with the highest dollar value.

(e)	Remedies. In addition to other remedies available to the Government, the Contractor's failure to comply with the requirements of paragraphs (c), (d), (g), (h), or (i) of this clause may result in—

(1)	Requiring the Contractor to remove a Contractor employee or employees from the performance of the contract;

(2)	Requiring the Contractor to terminate a subcontract;

(3)	Suspension of contract payments until the Contractor has taken appropriate remedial action;

(4)	Loss of award fee, consistent with the award fee plan, for the performance period in which the Government determined Contractor non-compliance;

(5)	Declining to exercise available options under the contract;

(6)	Termination of the contract for default or cause, in accordance with the termination clause of this contract; or

(7)	Suspension or debarment.

(f)	Mitigating and aggravating factors. When determining remedies, the Contracting Officer may consider the following:

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(1)	Mitigating factors. The Contractor had a Trafficking in Persons compliance plan or an awareness program at the time of the violation, was in compliance with the plan, and has taken appropriate remedial actions for the violation, that may include reparation to victims for such violations.

(2)	Aggravating factors. The Contractor failed to abate an alleged violation or enforce the requirements of a compliance plan, when directed by the Contracting Officer to do so.

(g)	Full cooperation.

(1)	The Contractor shall, at a minimum—

(i)	Disclose to the agency Inspector General information sufficient to identify the nature and extent of an offense and the individuals responsible for the conduct;

(ii)	Provide timely and complete responses to Government auditors' and investigators' requests for documents;

(iii)	Cooperate fully in providing reasonable access to its facilities and staff (both inside and outside the U.S.) toallow contracting agencies and other responsible Federal agencies to conduct audits, investigations, or other actions to ascertain compliance with the Trafficking Victims Protection Act of 2000 (22 U.S.C. chapter 78), E.O. 13627, or any other applicable law or regulation establishing restrictions on trafficking in persons, the procurement of commercial sex acts, or the use of forced labor; and

(iv)	Protect all employees suspected of being victims of or witnesses to prohibited activities, prior to returning tothe country from which the employee was recruited, and shall not prevent or hinder the ability of these employees from cooperating fully with Government authorities.

(2)	The requirement for full cooperation does not foreclose any Contractor rights arising in law, the FAR, or the terms of the contract. It does not—

(i)	Require the Contractor to waive its attorney-client privilege or the protections afforded by the attorney work product doctrine;

(ii)	Require any officer, director, owner, employee, or agent of the Contractor, including a sole proprietor, to waive his or her attorney client privilege or Fifth Amendment rights; or

(iii)	Restrict the Contractor from—(A) Conducting an internal investigation; or

(B)	Defending a proceeding or dispute arising under the contract or related to a potential or disclosed violation.

(h)	Compliance plan.

(1) This paragraph (h) applies to any portion of the contract that—

(i)       Is for supplies, other than commercially available off-the-shelf items, acquired outside the United States, or services to be performed outside the United States; and

(ii)	Has an estimated value that exceeds $500,000.

(2)	The Contractor shall maintain a compliance plan during the performance of the contract that is appropriate—

(i)	To the size and complexity of the contract; and

(ii)	To the nature and scope of the activities to be performed for the Government, including the number ofnon-United States citizens expected to be employed and the risk that the contract or subcontract will involve services or supplies susceptible to trafficking in persons.

(3)	Minimum requirements. The compliance plan must include, at a minimum, the following:

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(i)	An awareness program to inform contractor employees about the Government's policy prohibiting trafficking related activities described in paragraph (b) of this clause, the activities prohibited, and the actions that will be taken against the employee for violations. Additional information about Trafficking in Persons and examples of awareness programs can be found at the Web site for the Department of State's Office to Monitor and Combat Trafficking in Persons at http://www.state.gov/j/tip/.

(ii)	A process for employees to report, without fear of retaliation, activity inconsistent with the policy prohibiting trafficking in persons, including a means to make available to all employees the hotline phone number of the Global Human Trafficking Hotline at 1-844-888-FREE and its email address at help@befree.org.

(iii)	A recruitment and wage plan that only permits the use of recruitment companies with trained employees, prohibits charging recruitment fees to the employee or potential employees, and ensures that wages meet applicable host-country legal requirements or explains any variance.

(iv)	A housing plan, if the Contractor or subcontractor intends to provide or arrange housing, that ensures that the housing meets host-country housing and safety standards.

(v)	Procedures to prevent agents and subcontractors at any tier and at any dollar value from engaging in trafficking in persons (including activities in paragraph (b) of this clause) and to monitor, detect, and terminate any agents, subcontracts, or subcontractor employees that have engaged in such activities.

(4)	Posting.

(i)	The Contractor shall post the relevant contents of the compliance plan, no later than the initiation of contract performance, at the workplace (unless the work is to be performed in the field or not in a fixed location) and on the Contractor's Web site (if one is maintained). If posting at the workplace or on the Web site is impracticable, the Contractor shall provide the relevant contents of the compliance plan to each worker in writing.

(ii)	The Contractor shall provide the compliance plan to the Contracting Officer upon request.

(5)	Certification. Annually after receiving an award, the Contractor shall submit a certification to the Contracting Officer that—

(i)	It has implemented a compliance plan to prevent any prohibited activities identified at paragraph (b) of this clause and to monitor, detect, and terminate any agent, subcontract or subcontractor employee engaging in prohibited activities; and

(ii)	After having conducted due diligence, either—

(A)	To the best of the Contractor's knowledge and belief, neither it nor any of its agents, subcontractors, or their agents is engaged in any such activities; or

(B)	If abuses relating to any of the prohibited activities identified in paragraph (b) of this clause have been found,the Contractor or subcontractor has taken the appropriate remedial and referral actions.

(i)	Subcontracts.

(1)	The Contractor shall include the substance of this clause, including this paragraph (i), in all subcontracts and in all contracts with agents. The requirements in paragraph (h) of this clause apply only to any portion of the subcontract that—

(A)	Is for supplies, other than commercially available off-the-shelf items, acquired outside the United States, or services to be performed outside the United States; and

(B)	Has an estimated value that exceeds $500,000.

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(2)	If any subcontractor is required by this clause to submit a certification, the Contractor shall require submission prior to the award of the subcontract and annually thereafter. The certification shall cover the items in paragraph (h)(5) of this clause.

52.225-25 PROHIBITION ON CONTRACTING WITH ENTITIES ENGAGING IN CERTAIN

ACTIVITIES OR TRANSACTIONS RELATING TO IRAN-REPRESENTATION AND CERTIFICATION (AUG 2018)

(a) Definitions. As used in this provision—

Person-(1)

Means—

(i)	A natural person;

(ii)	A corporation, business association, partnership, society, trust, financial institution, insurer, underwriter, guarantor, and any other business organization, any other nongovernmental entity, organization, or group, and any governmental entity operating as a business enterprise; and

(iii)	Any successor to any entity described in paragraph (1)(ii) of this definition; and

(2)	Does not include a government or governmental entity that is not operating as a business enterprise.

Sensitive technology—

(1)	Means hardware, software, telecommunications equipment, or any other technology that is to be used specifically—

(i)	To restrict the free flow of unbiased information in Iran; or

(ii)	To disrupt, monitor, or otherwise restrict speech of the people of Iran; and

(2)	Does not include information or informational materials the export of which the President does not have the authority to regulate or prohibit pursuant to section 203(b)(3) of the International Emergency Economic Powers Act (50 U.S.C. 1702(b)(3)).

(b)	The offeror shall email questions concerning sensitive technology to the Department of Stateat CISADA106@state.gov.

(c)	Except as provided in paragraph (d) of this provision or if a waiver has been granted in accordance with 25.703-4, by submission of its offer, the offeror—

(1)	Represents, to the best of its knowledge and belief, that the offeror does not export any sensitive technology tothe government of Iran or any entities or individuals owned or controlled by, or acting on behalf or at the direction of, the government of Iran;

(2)	Certifies that the offeror, or any person owned or controlled by the offeror, does not engage in any activities for which sanctions may be imposed under section 5 of the Iran Sanctions Act. These sanctioned activities are in the areas of development of the petroleum resources of Iran, production of refined petroleum products in Iran, sale and provision of refined petroleum products to Iran, and contributing to Iran's ability to acquire or develop certain weapons or technologies; and

(3)	Certifies that the offeror, and any person owned or controlled by the offeror, does not knowingly engage in any transaction that exceeds $3,500 with Iran’s Revolutionary Guard Corps or any of its officials, agents, or affiliates, the property and interests in property of which are blocked pursuant to the International Emergency Economic Powers Act (50 U.S.C. 1701 et seq.) (see OFAC’s Specially Designated Nationals and Blocked Persons List at https://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx ).

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(d)	Exception for trade agreements. The representation requirement of paragraph (c)(1) and the certification requirements of paragraphs (c)(2) and (c)(3) of this provision do not apply if—

(1)	This solicitation includes a trade agreements notice or certification (e.g., 52.225-4, 52.225-6, 52.225-12, 52.225-24, or comparable agency provision); and

(2)	The offeror has certified that all the offered products to be supplied are designated country end products or designated country construction material.

52.232-39 – Unenforceability of Unauthorized Obligations (Jun 2013).

(a)	Except as stated in paragraph (b) of this clause, when any supply or service acquired under this contract is subject to any End User License Agreement (EULA), Terms of Service (TOS), or similar legal instrument or agreement , that includes any clause requiring the Government to indemnify the Contractor or any person or entity for damages, costs, fees, or any other loss or liability that would create an Anti-Deficiency Act violation (31 U.S.C. 1341), the following shall govern:

(1)	Any such clause is unenforceable against the Government.

(2)	Neither the Government nor any Government authorized end user shall be deemed to have agreed to such clause by virtue of it appearing in the EULA, TOS, or similar legal instrument or agreement. If the EULA, TOS, or similar legal instrument or agreement is invoked through an “I agree” click box or other comparable mechanism (e.g., “click-wrap” or “browse-wrap” agreements), execution does not bind the Government or any Government authorized end user to such clause.

(3)	Any such clause is deemed to be stricken from the EULA, TOS, or similar legal instrument or agreement.

(b)	Paragraph (a) of this clause does not apply to indemnification by the Government that is expressly authorized by statute and specifically authorized under applicable agency regulation and procedures.

(End of clause)

52.237-3 CONTINUITY OF SERVICES (JAN 1991)

(a)	The Contractor recognizes that the services under this contract are vital to the Government and must be continued without interruption and that, upon contract expiration, a successor, either the Government or another contractor, may continue them. The Contractor agrees to (1) furnish phase-in training and (2) exercise its best efforts and cooperation to effect an orderly and efficient transition to a successor.

(b)	The Contractor shall, upon the Contracting Officer's written notice, (1) furnish phase-in, phase-out services for up to 90 days after this contract expires and (2) negotiate in good faith a plan with a successor to determine the nature and extent of phase-in, phase-out services required. The plan shall specify a training program and a date for transferring responsibilities for each division of work described in the plan, and shall be subject to the Contracting Officer's approval. The Contractor shall provide sufficient experienced personnel during the phase-in, phase-out period to ensure that the services called for by this contract are maintained at the required level of proficiency.

(c)	The Contractor shall allow as many personnel as practicable to remain on the job to help the successor maintain the continuity and consistency of the services required by this contract. The Contractor also shall disclose necessary personnel records and allow the successor to conduct on-site interviews with these employees. If selected employees are agreeable to the change, the Contractor shall release them at a mutually agreeable date and negotiate transfer of their earned fringe benefits to the successor.

(d)	The Contractor shall be reimbursed for all reasonable phase- in, phase-out costs (i.e., costs incurred within the agreed period after contract expiration that result from phase-in, phase-out operations) and a fee (profit) not to exceed a pro rata portion of the fee (profit) under this contract.

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52.244-2 SUBCONTRACTS (OCT 2010)

(a)	Definitions. As used in this clause—

"Approved purchasing system" means a Contractor's purchasing system that has been reviewed and approved in accordance with Part 44 of the Federal Acquisition Regulation (FAR).

"Consent to subcontract" means the Contracting Officer's written consent for the Contractor to enter into a particular subcontract.

"Subcontract" means any contract, as defined in FAR Subpart 2.1, entered into by a subcontractor to furnish supplies or services for performance of the prime contract or a subcontract. It includes, but is not limited to, purchase orders, and changes and modifications to purchase orders.

(b)	When this clause is included in a fixed-price type contract, consent to subcontract is required only on unpriced contract actions (including unpriced modifications or unpriced delivery orders), and only if required in accordance with paragraph (c) or (d) of this clause.

(c)	If the Contractor does not have an approved purchasing system, consent to subcontract is required for any subcontract that—

(1)	Is of the cost-reimbursement, time-and-materials, or labor- hour type; or

(2)	Is fixed-price and exceeds—

(i)	For a contract awarded by the Department of Defense, the Coast Guard, or the National Aeronautics and Space Administration, the greater of the simplified acquisition threshold or 5 percent of the total estimated cost of the contract; or

(ii)	For a contract awarded by a civilian agency other than the Coast Guard and the National Aeronautics and Space Administration, either the simplified acquisition threshold or 5 percent of the total estimated cost of the contract.

(d) If the Contractor has an approved purchasing system, the Contractor nevertheless shall obtain the Contracting Officer's written consent before placing the following subcontracts:

(e)

(1)	The Contractor shall notify the Contracting Officer reasonably in advance of placing any subcontract or modification thereof for which consent is required under paragraph (b), (c), or (d) of this clause, including the following information:

(i)	A description of the supplies or services to be subcontracted.

(ii)	Identification of the type of subcontract to be used.

(iii)	Identification of the proposed subcontractor.

(iv)	The proposed subcontract price.

(v)	The subcontractor's current, complete, and accurate certified cost or pricing data and Certificate of Current Certified Cost or Pricing Data, if required by other contract provisions.

(vi)	The subcontractor's Disclosure Statement or Certificate relating to Cost Accounting Standards when such data are required by other provisions of this contract.

(vii)	A negotiation memorandum reflecting—

(A)	The principal elements of the subcontract price negotiations;

(B)	The most significant considerations controlling establishment of initial or revised prices;

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(C)	The reason certified cost or pricing data were or were not required;

(D)	The extent, if any, to which the Contractor did not rely on the subcontractor's certified cost or pricing data in determining the price objective and in negotiating the final price;

(E)	The extent to which it was recognized in the negotiation that the subcontractor's certified cost or pricing data were not accurate, complete, or current; the action taken by the Contractor and the subcontractor; and the effect of any such defective data on the total price negotiated;

(F)	The reasons for any significant difference between the Contractor's price objective and the price negotiated; and

(G)	A complete explanation of the incentive fee or profit plan when incentives are used. The explanation shall identify each critical performance element, management decisions used to quantify each incentive element, reasons for the incentives, and a summary of all trade-off possibilities considered.

(2)	The Contractor is not required to notify the Contracting Officer in advance of entering into any subcontract for which consent is not required under paragraph (b), (c), or (d) of this clause.

(f) Unless the consent or approval specifically provides otherwise, neither consent by the Contracting Officer to any subcontract nor approval of the Contractor's purchasing system shall constitute a determination—

(1)	Of the acceptability of any subcontract terms or conditions;

(2)	Of the allowability of any cost under this contract; or

(3)	To relieve the Contractor of any responsibility for performing this contract.

(g)	No subcontract or modification thereof placed under this contract shall provide for payment on a cost-plus a-percentage-of- cost basis, and any fee payable under cost-reimbursement type subcontracts shall not exceed the fee limitations in FAR 15.404- 4(c)(4)(i).

(h)	The Contractor shall give the Contracting Officer immediate written notice of any action or suit filed and prompt notice of any claim made against the Contractor by any subcontractor or vendor that, in the opinion of the Contractor, may result in litigation related in any way to this contract, with respect to which the Contractor may be entitled to reimbursement from the Government.

(i)	The Government reserves the right to review the Contractor's purchasing system as set forth in FAR Subpart 44.3.

(j)	Paragraphs (c) and (e) of this clause do not apply to the following subcontracts, which were evaluated during negotiations:

CDI M&T Company (Cage: 1UTD3)

DCS Corporation (Cage: 1P418)

MTG Services Inc. (Cage: 1QPU2)

SABRE Systems Inc. (Cage: 0GYV8)

Engility (Cage: 4A457)

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52.245-1 GOVERNMENT PROPERTY (JAN 2017)

(a)	Definitions. As used in this clause—

“Cannibalize” means to remove parts from Government property for use or for installation on other Government property.

“Contractor-acquired property” means property acquired, fabricated, or otherwise provided by the Contractor for performing a contract, and to which the Government has title.

“Contractor inventory” means—

(1)	Any property acquired by and in the possession of a Contractor or subcontractor under a contract for which title is vested in the Government and which exceeds the amounts needed to complete full performance under the entire contract;

(2)	Any property that the Government is obligated or has the option to take over under any type of contract, e.g., as a result either of any changes in the specifications or plans thereunder or of the termination of the contract (or subcontract thereunder), before completion of the work, for the convenience or at the option of the Government; and

(3)	Government-furnished property that exceeds the amounts needed to complete full performance under the entire contract.

“Contractor's managerial personnel” means the Contractor's directors, officers, managers, superintendents, or equivalent representatives who have supervision or direction of—

(1)	All or substantially all of the Contractor's business;

(2)	All or substantially all of the Contractor's operation at any one plant or separate location; or

(3)	A separate and complete major industrial operation.

“Demilitarization” means rendering a product unusable for, and not restorable to, the purpose for which it was designed or is customarily used.

“Discrepancies incident to shipment” means any differences (e.g., count or condition) between the items documented to have been shipped and items actually received.

“Equipment” means a tangible item that is functionally complete for its intended purpose, durable, nonexpendable, and needed for the performance of a contract. Equipment is not intended for sale, and does not ordinarily lose its identity or become a component part of another article when put into use. Equipment does not include material, real property, special test equipment or special tooling.

“Government-furnished property” means property in the possession of, or directly acquired by, the Government and subsequently furnished to the Contractor for performance of a contract. Government-furnished property includes, but is not limited to, spares and property furnished for repair, maintenance, overhaul, or modification. Government-furnished property also includes contractor-acquired property if the contractor-acquired property is a deliverable under a cost contract when accepted by the Government for continued use under the contract.

“Government property” means all property owned or leased by the Government. Government property includes both Government-furnished and Contractor-acquired property. Government property includes material, equipment, special tooling, special test equipment, and real property. Government property does not include intellectual property and software.

“Loss of Government Property” means unintended, unforeseen or accidental loss, damage or destruction to

Government property that reduces the Government’s expected economic benefits of the property. Loss of Government property does not include purposeful destructive testing, obsolescence, normal wear and tear or manufacturing defects. Loss of Government property includes, but is not limited to—

(1)	Items that cannot be found after a reasonable search:

(2)	Theft:

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(3)	Damage resulting in unexpected harm to property requiring repair to restore the item to usable condition; or

(4)	Destruction resulting from incidents that render the item useless for its intended purpose or beyond economical repair.

“Material” means property that may be consumed or expended during the performance of a contract, component parts of a higher assembly, or items that lose their individual identity through incorporation into an end item. Material does not include equipment, special tooling, special test equipment or real property.

“Nonseverable” means property that cannot be removed after construction or installation without substantial loss of value or damage to the installed property or to the premises where installed.

“Precious metals” means silver, gold, platinum, palladium, iridium, osmium, rhodium, and ruthenium.

“Production scrap” means unusable material resulting from production, engineering, operations and maintenance, repair, and research and development contract activities. Production scrap may have value when re-melted or reprocessed, e.g., textile and metal clippings, borings, and faulty castings and forgings.

“Property” means all tangible property, both real and personal.

“Property Administrator” means an authorized representative of the Contracting Officer appointed in accordance with agency procedures, responsible for administering the contract requirements and obligations relating to Government property in the possession of a Contractor.

“Property records” means the records created and maintained by the contractor in support of its stewardship responsibilities for the management of Government property.

“Provide” means to furnish, as in Government-furnished property, or to acquire, as in contractor-acquired property.

“Real property” See Federal Management Regulation 102-71.20 (41 CFR 102-71.20).

“Sensitive property” means property potentially dangerous to the public safety or security if stolen, lost, or misplaced, or that shall be subject to exceptional physical security, protection, control, and accountability. Examples include weapons, ammunition, explosives, controlled substances, radioactive materials, hazardous materials or wastes, or precious metals.

“Unit acquisition cost” means—

(1)	For Government-furnished property, the dollar value assigned by the Government and identified in the contract; and

(2)	For contractor-acquired property, the cost derived from the Contractor’s records that reflect consistently applied generally accepted accounting principles.

(b)	Property management.

(1)	The Contractor shall have a system of internal controls to manage (control, use, preserve, protect, repair and maintain) Government property in its possession. The system shall be adequate to satisfy the requirements of this clause. In doing so, the Contractor shall initiate and maintain the processes, systems, procedures, records, and methodologies necessary for effective and efficient control of Government property. The Contractor shall disclose any significant changes to its property management system to the Property Administrator prior to implementation of the changes. The Contractor may employ customary commercial practices, voluntary consensus standards, or industry-leading practices and standards that provide effective and efficient Government property management that are necessary and appropriate for the performance of this contract (except where inconsistent with law or regulation).

(2)	The Contractor's responsibility extends from the initial acquisition and receipt of property, through stewardship, custody, and use until formally relieved of responsibility by authorized means, including delivery, consumption, expending, sale (as surplus property), or other disposition, or via a completed investigation, evaluation, and final determination for lost property. This requirement applies to all Government property under the Contractor's accountability, stewardship, possession or control, including its vendors or subcontractors (see paragraph (f)(1)(v) of this clause).

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(3)	The Contractor shall include the requirements of this clause in all subcontracts under which Government property is acquired or furnished for subcontract performance.

(4)	The Contractor shall establish and maintain procedures necessary to assess its property management system effectiveness and shall perform periodic internal reviews, surveillances, self assessments, or audits. Significant findings or results of such reviews and audits pertaining to Government property shall be made available to the Property Administrator.

(c)	Use of Government property.

(1)	The Contractor shall use Government property, either furnished or acquired under this contract, only for performing this contract, unless otherwise provided for in this contract or approved by the Contracting Officer.

(2)	Modifications or alterations of Government property are prohibited, unless they are—

(i)	Reasonable and necessary due to the scope of work under this contract or its terms and conditions;

(ii)	Required for normal maintenance; or

(iii)	Otherwise authorized by the Contracting Officer.

(3)	The Contractor shall not cannibalize Government property unless otherwise provided for in this contract or approved by the Contracting Officer.

(d)	Government-furnished property.

(1)	The Government shall deliver to the Contractor the Government-furnished property described in this contract. The Government shall furnish related data and information needed for the intended use of the property. The warranties of suitability of use and timely delivery of Government-furnished property do not apply to property acquired or fabricated by the Contractor as contractor-acquired property and subsequently transferred to another contract with this Contractor.

(2)	The delivery and/or performance dates specified in this contract are based upon the expectation that the Government-furnished property will be suitable for contract performance and will be delivered to the Contractor by the dates stated in the contract.

(i)	If the property is not delivered to the Contractor by the dates stated in the contract, the Contracting Officershall, upon the Contractor's timely written request, consider an equitable adjustment to the contract.

(ii)	In the event property is received by the Contractor, or for Government-furnished property after receipt and installation, in a condition not suitable for its intended use, the Contracting Officer shall, upon the Contractor's timely written request, advise the Contractor on a course of action to remedy the problem. Such action may include repairing, replacing, modifying, returning, or otherwise disposing of the property at the Government's expense. Upon completion of the required action(s), the Contracting Officer shall consider an equitable adjustment to the contract (see also paragraph (f)(1)(ii)(A) of this clause).

(iii)	The Government may, at its option, furnish property in an “as-is” condition. The Contractor will be given the opportunity to inspect such property prior to the property being provided. In such cases, the Government makes no warranty with respect to the serviceability and/or suitability of the property for contract performance. Any repairs, replacement, and/or refurbishment shall be at the Contractor's expense.

(3)(i) The Contracting Officer may by written notice, at any time—

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(A)	Increase or decrease the amount of Government-furnished property under this contract;

(B)	Substitute other Government-furnished property for the property previously furnished, to be furnished, or to be acquired by the Contractor for the Government under this contract; or

(C)	Withdraw authority to use property.

(ii)	Upon completion of any action(s) under paragraph (d)(3)(i) of this clause, and the Contractor's timely written request, the Contracting Officer shall consider an equitable adjustment to the contract.

(e)	Title to Government property.

(1)	All Government-furnished property and all property acquired by the Contractor, title to which vests in the Government under this paragraph (collectively referred to as “Government property”), is subject to the provisions of this clause. The Government shall retain title to all Government-furnished property. Title to Government property shall not be affected by its incorporation into or attachment to any property not owned by the Government, nor shall Government property become a fixture or lose its identity as personal property by being attached to any real property.

(2)	Title vests in the Government for all property acquired or fabricated by the Contractor in accordance with the financing provisions or other specific requirements for passage of title in the contract. Under fixed price type contracts, in the absence of financing provisions or other specific requirements for passage of title in the contract, the Contractor retains title to all property acquired by the Contractor for use on the contract, except for property identified as a deliverable end item. If a deliverable item is to be retained by the Contractor for use after inspection and acceptance by the Government, it shall be made accountable to the contract through a contract modification listing the item as Government-furnished property.

(3)	Title under Cost-Reimbursement or Time-and-Material Contracts or Cost-Reimbursable line items under Fixed-Price contracts.

(i)	Title to all property purchased by the Contractor for which the Contractor is entitled to be reimbursed as a direct item of cost under this contract shall pass to and vest in the Government upon the vendor's delivery of such property.

(ii)	Title to all other property, the cost of which is reimbursable to the Contractor, shall pass to and vest in the Government upon—

(A)	Issuance of the property for use in contract performance;

(B)	Commencement of processing of the property for use in contract performance; or(C) Reimbursement of the cost of the property by the Government, whichever occurs first.

(f)	Contractor plans and systems.

(1)	Contractors shall establish and implement property management plans, systems, and procedures at the contract, program, site or entity level to enable the following outcomes:

(i)	Acquisition of Property. The Contractor shall document that all property was acquired consistent with its engineering, production planning, and property control operations.

(ii)	Receipt of Government Property. The Contractor shall receive Government property and document the receipt, record the information necessary to meet the record requirements of paragraph (f)(1)(iii)(A)(1) through (5) of this clause, identify as Government owned in a manner appropriate to the type of property (e.g., stamp, tag, mark, or other identification), and manage any discrepancies incident to shipment.

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(A)	Government-furnished property. The Contractor shall furnish a written statement to the Property Administrator containing all relevant facts, such as cause or condition and a recommended course(s) of action, if overages, shortages, or damages and/or other discrepancies are discovered upon receipt of Government-furnished property.

(B)	Contractor-acquired property. The Contractor shall take all actions necessary to adjust for overages, shortages, damage and/or other discrepancies discovered upon receipt, in shipment of Contractor-acquired property from a vendor or supplier, so as to ensure the proper allocability and allowability of associated costs.

(iii)	Records of Government property. The Contractor shall create and maintain records of all Government property accountable to the contract, including Government-furnished and Contractor-acquired property.

(A)	Property records shall enable a complete, current, auditable record of all transactions and shall, unless otherwise approved by the Property Administrator, contain the following:

(1)	The name, part number and description, National Stock Number (if needed for additional item identification tracking and/or disposition) and other data elements as necessary and required in accordance with the terms and conditions of the contract.

(2)	Quantity received (or fabricated), issued, and balance-on-hand.

(3)	Unit acquisition cost.

(4)	Unique-item identifier or equivalent (if available and necessary for individual item tracking).

(5)	Unit of measure.

(6)	Accountable contract number or equivalent code designation.

(7)	Location.

(8)	Disposition.

(9)	Posting reference and date of transaction.

(10)	Date placed in service (if required in accordance with the terms and conditions of the contract).

(B)	Use of a Receipt and Issue System for Government Material. When approved by the Property Administrator, the Contractor may maintain, in lieu of formal property records, a file of appropriately cross-referenced documents evidencing receipt, issue, and use of material that is issued for immediate consumption.

(iv)	Physical inventory. The Contractor shall periodically perform, record, and disclose physical inventory results. A final physical inventory shall be performed upon contract completion or termination. The Property Administrator may waive this final inventory requirement, depending on the circumstances (e.g., overall reliability of the Contractor's system or the property is to be transferred to a follow-on contract).

(v)	Subcontractor control.

(A)	The Contractor shall award subcontracts that clearly identify items to be provided and the extent of any restrictions or limitations on their use. The Contractor shall ensure appropriate flow down of contract terms and conditions (e.g., extent of liability for loss of Government property).

(B)	The Contractor shall assure its subcontracts are properly administered and reviews are periodically performed to determine the adequacy of the subcontractor's property management system.

(vi)	Reports. The Contractor shall have a process to create and provide reports of discrepancies, loss of Government property, physical inventory results, audits and self-assessments, corrective actions, and other property related reports as directed by the Contracting Officer.

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(vii)	Relief of stewardship responsibility and liability. The Contractor shall have a process to enable the prompt recognition, investigation, disclosure and reporting of loss of Government property, including losses that occur at subcontractor or alternate site locations.

(A)	This process shall include the corrective actions necessary to prevent recurrence.

(B)	Unless otherwise directed by the Property Administrator, the Contractor shall investigate and report to the Government all incidents of property loss as soon as the facts become known. Such reports shall, at a minimum, contain the following information:

(1)	Date of incident (if known).

(2)	The data elements required under paragraph (f)(1)(iii)(A) of this clause.

(3)	Quantity.

(4)	Accountable contract number.

(5)	A statement indicating current or future need.

(6)	Unit acquisition cost, or if applicable, estimated sales proceeds, estimated repair or replacement costs.

(7)	All known interests in commingled material of which includes Government material.

(8)	Cause and corrective action taken or to be taken to prevent recurrence.

(9)	A statement that the Government will receive compensation covering the loss of Government property, in the event the Contractor was or will be reimbursed or compensated.

(10)	Copies of all supporting documentation.

(11)	Last known location.

(12)	A statement that the property did or did not contain sensitive, export controlled, hazardous, or toxic material, and that the appropriate agencies and authorities were notified.

(C)	Unless the contract provides otherwise, the Contractor shall be relieved of stewardship responsibility and liability for property when—

(1)	Such property is consumed or expended, reasonably and properly, or otherwise accounted for, in the performance of the contract, including reasonable inventory adjustments of material as determined by the Property Administrator;

(2)	Property Administrator grants relief of responsibility and liability for loss of Government property;

(3)	Property is delivered or shipped from the Contractor’s plant, under Government instructions, except when shipment is to a subcontractor or other location of the Contractor; or

(4)	Property is disposed of in accordance with paragraphs (j) and (k) of this clause.

(viii)	Utilizing Government property.

(A)	The Contractor shall utilize, consume, move, and store Government Property only as authorized under this contract. The Contractor shall promptly disclose and report Government property in its possession that is excess to contract performance.

(B)	Unless otherwise authorized in this contract or by the Property Administrator the Contractor shall not commingle Government material with material not owned by the Government.

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(ix)	Maintenance. The Contractor shall properly maintain Government property. The Contractor's maintenance program shall enable the identification, disclosure, and performance of normal and routine preventative maintenance and repair. The Contractor shall disclose and report to the Property Administrator the need for replacement and/or capital rehabilitation.

(x)	Property closeout. The Contractor shall promptly perform and report to the Property Administrator contract property closeout, to include reporting, investigating and securing closure of all loss of Government property cases; physically inventorying all property upon termination or completion of this contract; and disposing of items at the time they are determined to be excess to contractual needs.

(2)	The Contractor shall establish and maintain Government accounting source data, as may be required by this contract, particularly in the areas of recognition of acquisitions, loss of Government property, and disposition of material and equipment.

(g)	Systems analysis.

(1)	The Government shall have access to the contractor's premises and all Government property, at reasonable times, for the purposes of reviewing, inspecting and evaluating the Contractor's property management plan(s), systems, procedures, records, and supporting documentation that pertains to Government property. This access includes all site locations and, with the Contractor’s consent, all subcontractor premises.

(2)	Records of Government property shall be readily available to authorized Government personnel and shall be appropriately safeguarded.

(3)	Should it be determined by the Government that the Contractor's (or subcontractor’s) property management practices are inadequate or not acceptable for the effective management and control of Government property under this contract, or present an undue risk to the Government, the Contractor shall prepare a corrective action plan when requested by the Property Administer and take all necessary corrective actions as specified by the schedule within the corrective action plan.

(4)	The Contractor shall ensure Government access to subcontractor premises, and all Government propertylocated at subcontractor premises, for the purposes of reviewing, inspecting and evaluating the subcontractor's property management plan, systems, procedures, records, and supporting documentation that pertains to Government property.

(h)	Contractor Liability for Government Property.

(1)	Unless otherwise provided for in the contract, the Contractor shall not be liable for loss of Government property furnished or acquired under this contract, except when any one of the following applies—

(i)	The risk is covered by insurance or the Contractor is otherwise reimbursed (to the extent of such insurance or reimbursement). The allowability of insurance costs shall be determined in accordance with 31.205-19.

(ii)	Loss of Government property that is the result of willful misconduct or lack of good faith on the part of the Contractor’s managerial personnel.

(iii)	The Contracting Officer has, in writing, revoked the Government's assumption of risk for loss of Government property due to a determination under paragraph (g) of this clause that the Contractor's property management practices are inadequate, and/or present an undue risk to the Government, and the Contractor failed to take timely corrective action. If the Contractor can establish by clear and convincing evidence that the loss of Government property occurred while the Contractor had adequate property management practices or the loss did not result from the Contractor's failure to maintain adequate property management practices, the Contractor shall not be held liable.

(2)	The Contractor shall take all reasonable actions necessary to protect the property from further loss. The Contractor shall separate the damaged and undamaged property, place all the affected property in the best possible order, and take such other action as the Property Administrator directs.

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(3)	The Contractor shall do nothing to prejudice the Government's rights to recover against third parties for any loss of Government property.

(4)	The Contractor shall reimburse the Government for loss of Government property, to the extent that the Contractor is financially liable for such loss, as directed by the Contracting Officer.

(5)	Upon the request of the Contracting Officer, the Contractor shall, at the Government's expense, furnish to the Government all reasonable assistance and cooperation, including the prosecution of suit and the execution of instruments of assignment in favor of the Government in obtaining recovery.

(i) Equitable adjustment. Equitable adjustments under this clause shall be made in accordance with the procedures of the Changes clause. However, the Government shall not be liable for breach of contract for the following:

(1)	Any delay in delivery of Government-furnished property.

(2)	Delivery of Government-furnished property in a condition not suitable for its intended use.

(3)	An increase, decrease, or substitution of Government-furnished property.

(4)	Failure to repair or replace Government property for which the Government is responsible. Standard Form 1428.

(j)	Contractor inventory disposal. Except as otherwise provided for in this contract, the Contractor shall not dispose of Contractor inventory until authorized to do so by the Plant Clearance Officer or authorizing official.

(1)	Predisposal requirements.

(i)	If the Contractor determines that the property has the potential to fulfill requirements under other contracts, the Contractor, in consultation with the Property Administrator, shall request that the Contracting Officer transfer the property to the contract in question, or provide authorization for use, as appropriate. In lieu of transferring the property, the Contracting Officer may authorize the Contractor to credit the costs of Contractor-acquired property (material only) to the losing contract, and debit the gaining contract with the corresponding cost, when such material is needed for use on another contract. Property no longer needed shall be considered contractor inventory.

(ii)	For any remaining Contractor-acquired property, the Contractor may purchase the property at the unitacquisition cost if desired or make reasonable efforts to return unused property to the appropriate supplier at fair market value (less, if applicable, a reasonable restocking fee that is consistent with the supplier's customary practices.)

(2)	Inventory disposal schedules.

(i)	Absent separate contract terms and conditions for property disposition, and provided the property was not reutilized, transferred, or otherwise disposed of, the Contractor, as directed by the Plant Clearance Officer or authorizing official, shall use Standard Form 1428, Inventory Disposal Schedule or electronic equivalent, to identify and report—

(A)	Government-furnished property that is no longer required for performance of this contract;

(B)	Contractor-acquired property, to which the Government has obtained title under paragraph (e) of this clause, which is no longer required for performance of that contract; and

(C)	Termination inventory.

(ii)	The Contractor may annotate inventory disposal schedules to identify property the Contractor wishes to purchase from the Government, in the event that the property is offered for sale.

(iii)	Separate inventory disposal schedules are required for aircraft in any condition, flight safety critical aircraft parts, and other items as directed by the Plant Clearance Officer

(iv)	The Contractor shall provide the information required by FAR 52.245-1(f)(1)(iii) along with the following:

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(A)	Any additional; information that may facilitate understanding of the property’s intended use.

(B)	For work-in-progress, the estimated percentage of completion.

(C)	For precious metals in raw or bulk form, the type of metal and estimated weight.

(D)	For hazardous material or property contaminated with hazardous material, the type of hazardous material.

(E)	For metals in mill product form, the form, shape, treatment, hardness, temper, specification (commercial or Government) and dimensions (thickness, width and length).

(v)	Property with the same description, condition code, and reporting location may be grouped in a single line item.

(vi)	Scrap should be reported by “lot” along with metal content, estimated weight and estimated value.

(3)	Submission requirements.

(i)	The Contractor shall submit inventory disposal schedules to the Plant Clearance Officer no later than—

(A)	30 days following the Contractor's determination that a property item is no longer required for performance ofthis contract;

(B)	60 days, or such longer period as may be approved by the Plant Clearance Officer, following completion ofcontract deliveries or performance; or

(C)	120 days, or such longer period as may be approved by the Termination Contracting Officer, following contract termination in whole or in part.

(ii)	Unless the Plant Clearance Officer determines otherwise, the Contractor need not identify or report production scrap on inventory disposal schedules, and may process and dispose of production scrap in accordance with its own internal scrap procedures. The processing and disposal of other types of Government-owned scrap will be conducted in accordance with the terms and conditions of the contract or Plant Clearance Officer direction, as appropriate.

(4)	Corrections. The Plant Clearance Officer may—

(i)	Reject a schedule for cause (e.g., contains errors, determined to be inaccurate); and

(ii)	Require the Contractor to correct an inventory disposal schedule.

(5)	Postsubmission adjustments. The Contractor shall notify the Plant Clearance Officer at least 10 working days in advance of its intent to remove an item from an approved inventory disposal schedule. Upon approval of the Plant Clearance Officer, or upon expiration of the notice period, the Contractor may make the necessary adjustments to the inventory schedule.

(6)	Storage.

(i)	The Contractor shall store the property identified on an inventory disposal schedule pending receipt of disposal instructions. The Government's failure to furnish disposal instructions within 120 days following acceptance of an inventory disposal schedule may entitle the Contractor to an equitable adjustment for costs incurred to store such property on or after the 121st day.

(ii)	The Contractor shall obtain the Plant Clearance Officer's approval to remove property from the premises where the property is currently located prior to receipt of final disposition instructions. If approval is granted, any costs incurred by the Contractor to transport or store the property shall not increase the price or fee of any Government contract. The storage area shall be appropriate for assuring the property's physical safety and suitability for use.

Approval does not relieve the Contractor of any liability for such property under this contract.

(7)	Disposition instructions.

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(i)	The Contractor shall prepare for shipment, deliver f.o.b. origin, or dispose of Contractor inventory as directed by the Plant Clearance Officer. Unless otherwise directed by the Contracting Officer or by the Plant Clearance Officer, the Contractor shall remove and destroy any markings identifying the property as U.S. Government-owned property prior to its disposal.

(ii)	The Contracting Officer may require the Contractor to demilitarize the property prior to shipment or disposal. In such cases, the Contractor may be entitled to an equitable adjustment under paragraph (i) of this clause.

(8)	Disposal proceeds. As directed by the Contracting Officer, the Contractor shall credit the net proceeds from the disposal of Contractor inventory to the contract, or to the Treasury of the United States as miscellaneous receipts.

(9)	Subcontractor inventory disposal schedules. The Contractor shall require its Subcontractors to submit inventory disposal schedules to the Contractor in accordance with the requirements of paragraph (j)(3) of this clause.

(k)	Abandonment of Government property.

(1)	The Government shall not abandon sensitive property or termination inventory without the Contractor's written consent.

(2)	The Government, upon notice to the Contractor, may abandon any no sensitive property in place, at whichtime all obligations of the Government regarding such property shall cease.

(3)	Absent contract terms and conditions to the contrary, the Government may abandon parts removed and replaced from property as a result of normal maintenance actions, or removed from property as a result of the repair, maintenance, overhaul, or modification process.

(4)	The Government has no obligation to restore or rehabilitate the Contractor's premises under any circumstances; however, if Government-furnished property is withdrawn or is unsuitable for the intended use, or if other Government property is substituted, then the equitable adjustment under paragraph (i) of this clause may properly include restoration or rehabilitation costs.

(l)	Communication. All communications under this clause shall be in writing.

(m)	Contracts outside the United States. If this contract is to be performed outside of the United States and its outlying areas, the words “Government” and “Government-furnished” (wherever they appear in this clause) shall be construed as “United States Government” and “United States Government-furnished,” respectively.

52.245-9 USE AND CHARGES (APR 2012)

(a)	Definitions applicable to this contract are provided in the clause at 52.245-1, Government Property. Additional definitions as used in this clause include:

“Rental period” means the calendar period during which Government property is made available for nongovernmental purposes.

“Rental time” means the number of hours, to the nearest whole hour, rented property is actually used for nongovernmental purposes. It includes time to set up the property for such purposes, perform required maintenance, and restore the property to its condition prior to rental (less normal wear and tear).

(b)	Use of Government property. The Contractor may use the Government property without charge in the performance of—

(1)	Contracts with the Government that specifically authorize such use without charge;

(2)	Subcontracts of any tier under Government prime contracts if the Contracting Officer having cognizance of the prime contract—

(i)	Approves a subcontract specifically authorizing such use; or

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(ii)	Otherwise authorizes such use in writing; and

(3) Other work, if the Contracting Officer specifically authorizes in writing use without charge for such work.

(c)	Rental. If granted written permission by the Contracting Officer, or if it is specifically provided for in the Schedule, the Contractor may use the Government property (except material) for a rental fee for work other than that provided in paragraph (b) of this clause. Authorizing such use of the Government property does not waive any rights of the Government to terminate the Contractor's right to use the Government property. The rental fee shall be determined in accordance with the following paragraphs.

(d)	General. (1) Rental requests shall be submitted to the Administrative Contracting Officer (ACO), identifythe property for which rental is requested, propose a rental period, and compute an estimated rental charge by using the Contractor's best estimate of rental time in the formulae described in paragraph (e) of this clause.

(2) The Contractor shall not use Government property for nongovernmental purposes, including Independent Research and Development, until a rental charge for real property, or estimated rental charge for other property, is agreed upon. Rented property shall be used only on a non-interference basis.

(e)	Rental charge.—(1) Real property and associated fixtures. (i) The Contractor shall obtain, at its expense, a property appraisal from an independent licensed, accredited, or certified appraiser that computes a monthly, daily, or hourly rental rate for comparable commercial property. The appraisal may be used to compute rentals under this clause throughout its effective period or, if an effective period is not stated in the appraisal, for one year following the date the appraisal was performed. The Contractor shall submit the appraisal to the ACO at least 30 days prior to the date the property is needed for nongovernmental use. Except as provided in paragraph (e)(1)(iii) of this clause, the ACO shall use the appraisal rental rate to determine a reasonable rental charge.

(ii)	Rental charges shall be determined by multiplying the rental time by the appraisal rental rate expressed as a rate per hour. Monthly or daily appraisal rental rates shall be divided by 720 or 24, respectively, to determine an hourly rental rate.

(iii)	When the ACO believes the appraisal rental rate is unreasonable, the ACO shall promptly notify the Contractor. The parties may agree on an alternative means for computing a reasonable rental charge.

(iv)	The Contractor shall obtain, at its expense, additional property appraisals in the same manner as provided in paragraph (e)(1)(i) if the effective period has expired and the Contractor desires the continued use of property for nongovernmental use. The Contractor may obtain additional appraisals within the effective period of the current appraisal if the market prices decrease substantially.

(2)	Other Government property. The Contractor may elect to compute the rental charge using the appraisal method described in paragraph (e)(1) of this clause subject to the constraints therein or the following formula in which rental time shall be expressed in increments of not less than one hour with portions of hours rounded to the next higher hour: The hourly rental charge is calculated by multiplying 2 percent of the acquisition cost by the hours of rental time, and dividing by 720.

(3)	Alternative methodology. The Contractor may request consideration of an alternative basis for computing the rental charge if it considers the monthly rental rate or a time-based rental unreasonable or impractical.

(f)	Rental payments. (1) Rent is due 60 days following completion of the rental period or as otherwise specified in the contract. The Contractor shall compute the rental due, and furnish records or other supporting data in sufficient detail to permit the ACO to verify the rental time and computation. Payment shall be made by check payable to the Treasurer of the United States and sent to the contract administration office identified in this contract, unless otherwise specified by the Contracting Officer.

(2)	Interest will be charged if payment is not made by the date specified in paragraph (f)(1) of this clause. Interest will accrue at the “Renegotiation Board Interest Rate” (published in the Federal Register semiannually on or about January 1st and July 1st) for the period in which the rent is due.

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(3)	The Government's acceptance of any rental payment under this clause, in whole or in part, shall not be construed as a waiver or relinquishment of any rights it may have against the Contractor stemming from the Contractor's unauthorized use of Government property or any other failure to perform this contract according to its terms.

(g)	Use revocation. At any time during the rental period, the Government may revoke nongovernmental useauthorization and require the Contractor, at the Contractor's expense, to return the property to the Government, restore the property to its pre-rental condition (less normal wear and tear), or both.

(h)	Unauthorized use. The unauthorized use of Government property can subject a person to fines, imprisonment, or both, under 18 U.S.C. 641.

252.203-7000 REQUIREMENTS RELATING TO COMPENSATION OF FORMER DOD OFFICIALS

(SEP 2011)

(a)	Definition. “Covered DoD official,” as used in this clause, means an individual that—
(1)	Leaves or left DoD service on or after January 28, 2008; and

(2)(i) Participated personally and substantially in an acquisition as defined in 41 U.S.C. 131 with a value in excess of $10 million, and serves or served—

(A)	In an Executive Schedule position under subchapter II of chapter 53 of Title 5, United States Code;
(B)	In a position in the Senior Executive Service under subchapter VIII of chapter 53 of Title 5, United States Code; or
(C)	In a general or flag officer position compensated at a rate of pay for grade O-7 or above under section 201of Title 37, United States Code; or

(ii) Serves or served in DoD in one of the following positions: program manager, deputy program manager, procuring contracting officer, administrative contracting officer, source selection authority, member of the source selection evaluation board, or chief of a financial or technical evaluation team for a contract in an amount in excess of $10 million.

(b)	The Contractor shall not knowingly provide compensation to a covered DoD official within 2 years after the official leaves DoD service, without first determining that the official has sought and received, or has not received after 30 days of seeking, a written opinion from the appropriate DoD ethics counselor regarding the applicability of post-employment restrictions to the activities that the official is expected to undertake on behalf of the Contractor.

(c)	Failure by the Contractor to comply with paragraph (b) of this clause may subject the Contractor to rescission of this contract, suspension, or debarment in accordance with 41 U.S.C. 2105(c).

(End of clause)

252.204-7012 SAFEGUARDING COVERED DEFENSE INFORMATION AND CYBER INCIDENT

INFORMATION (OCT 2016)

(a)	Definitions. As used in this clause—

“Adequate security” means protective measures that are commensurate with the consequences and probability of loss, misuse, or unauthorized access to, or modification of information.

“Compromise” means disclosure of information to unauthorized persons, or a violation of the security policy of a system, in which unauthorized intentional or unintentional disclosure, modification, destruction, or loss of an object, or the copying of information to unauthorized media may have occurred.

“Contractor attributional/proprietary information” means information that identifies the contractor(s), whether directly or indirectly, by the grouping of information that can be traced back to the contractor(s) (e.g., program description, facility locations), personally identifiable information, as well as trade secrets, commercial or financial information, or other commercially sensitive information that is not customarily shared outside of the company.

“Controlled technical information” means technical information with military or space application that is subject to controls on the access, use, reproduction, modification, performance, display, release, disclosure, or dissemination. Controlled technical information would meet the criteria, if disseminated, for distribution statements B through F using the criteria set forth in DoD Instruction 5230.24, Distribution Statements on Technical Documents. The term does not include information that is lawfully publicly available without restrictions. “Covered contractor information system” means an unclassified information system that is owned, or operated by or for, a contractor and that processes, stores,or transmits covered defense information.

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“Covered defense information” means unclassified controlled technical information or other information, as described in the Controlled Unclassified Information (CUI) Registry athttp://www.archives.gov/cui/registry /category-list.html, that requires safeguarding or dissemination controls pursuant to and consistent with law, regulations, and Governmentwide policies, and is—

(1)	Marked or otherwise identified in the contract, task order, or delivery order and provided to the contractor by or on behalf of DoD in support of the performance of the contract; or

(2)	Collected, developed, received, transmitted, used, or stored by or on behalf of the contractor in support of the performance of the contract.

“Cyber incident” means actions taken through the use of computer networks that result in a compromise or an actual or potentially adverse effect on an information system and/or the information residing therein.

“Forensic analysis” means the practice of gathering, retaining, and analyzing computer-related data for investigative purposes in a manner that maintains the integrity of the data.

“Information system” means a discrete set of information resources organized for the collection, processing, maintenance, use, sharing, dissemination, or disposition of information.

“Malicious software” means computer software or firmware intended to perform an unauthorized process that will have adverse impact on the confidentiality, integrity, or availability of an information system. This definition includes a virus, worm, Trojan horse, or other code-based entity that infects a host, as well as spyware and some forms of adware.

“Media” means physical devices or writing surfaces including, but is not limited to, magnetic tapes, optical disks, magnetic disks, large-scale integration memory chips, and printouts onto which covered defense information is recorded, stored, or printed within a covered contractor information system.

‘‘Operationally critical support’’ means supplies or services designated by the Government as critical for airlift, sealift, intermodal transportation services, or logistical support that is essential to the mobilization, deployment, or sustainment of the Armed Forces in a contingency operation.

“Rapidly report” means within 72 hours of discovery of any cyber incident.

“Technical information” means technical data or computer software, as those terms are defined in the clause at DFARS 252.227-7013, Rights in Technical Data— Noncommercial Items, regardless of whether or not the clause is incorporated in this solicitation or contract. Examples of technical information include research and engineering data, engineering drawings, and associated lists, specifications, standards, process sheets, manuals, technical reports, technical orders, catalog-item identifications, data sets, studies and analyses and related information, and computer software executable code and source code.

(b)	Adequate security. The Contractor shall provide adequate security on all covered contractor information systems. To provide adequate security, the Contractor shall implement, at a minimum, the following information security protections:

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(1)	For covered contractor information systems that are part of an

Information Technology (IT) service or system operated on behalf of the Government, the following security requirements apply:

(i)	Cloud computing services shall be subject to the security requirements specified in the clause252.239-7010, Cloud Computing Services, of this contract.

(ii)	Any other such IT service or system (i.e., other than cloud computing) shall be subject to the security requirements specified elsewhere in this contract.

(2)	For covered contractor information systems that are not part of an IT service or system operated on behalf of the Government and therefore are not subject to the security requirement specified at paragraph (b)(1) of this clause, the following security requirements apply:

(i)	Except as provided in paragraph (b)(2)(ii) of this clause, the covered contractor information system shall be subject to the security requirements in National

Institute of Standards and Technology (NIST) Special Publication (SP) 800-171, “Protecting Controlled Unclassified Information in Nonfederal Information Systems and Organizations” (available via the internet at http://dx.doi.org/10.6028/NIST.SP.800-171) in effect at the time the solicitation is issued or as authorized by the Contracting Officer.

(ii)(A) The Contractor shall implement NIST SP 800-171, as soon as practical, but not later than December 31,

2017. For all contracts awarded prior to October 1, 2017, the Contractor shall notify the DoD Chief Information Officer (CIO), via email at osd.dibcsia@mail.mil, within 30 days of contract award, of any security requirements specified by NIST SP 800-171 not implemented at the time of contract award.

(B)	The Contractor shall submit requests to vary from NIST SP 800-171 in writing to the Contracting Officer, for consideration by the DoD CIO. The Contractor need not implement any security requirement adjudicated by an authorized representative of the DoD CIO to be nonapplicable or to have an alternative, but equally effective, security measure that may be implemented in its place.

(C)	If the DoD CIO has previously adjudicated the contractor’s requests indicating that a requirement is not applicable or that an alternative security measure is equally effective, a copy of that approval shall be provided to the Contracting Officer when requesting its recognition under this contract.

(D)	If the Contractor intends to use an external cloud service provider to store, process, or transmit any covered defense information in performance of this contract, the Contractor shall require and ensure that the cloud service provider meets security requirements equivalent to those established by the Government for the Federal Risk and Authorization Management Program (FedRAMP) Moderate baseline (https://www.fedramp.gov/resources /documents/) and that the cloud service provider complies with requirements in paragraphs (c) through (g) of this clause for cyber incident reporting, malicious software, media preservation and protection, access to additional information and equipment necessary for forensic analysis, and cyber incident damage assessment.

(3)	Apply other information systems security measures when the Contractor reasonably determines that information systems security measures, in addition to those identified in paragraphs (b)(1) and (2) of this clause, may be required to provide adequate security in a dynamic environment or to accommodate special circumstances (e.g., medical devices) and any individual, isolated, or temporary deficiencies based on an assessed risk or vulnerability. These measures may be addressed in a system security plan.

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(c)	Cyber incident reporting requirement.

(1)	When the Contractor discovers a cyber incident that affects a covered contractor information system or the covered defense information residing therein, or that affects the contractor’s ability to perform the requirements of the contract that are designated as operationally critical support and identified in the contract, the

Contractor shall—

(i)	Conduct a review for evidence of compromise of covered defense information, including, but not limited to, identifying compromised computers, servers, specific data, and user accounts. This review shall also include analyzing covered contractor information system(s) that were part of the cyber incident, as well as other information systems on the Contractor’s network(s), that may have been accessed as a result of the incident in order to identify compromised covered defense information, or that affect the Contractor’s ability to provide operationally critical support; and

(ii)	Rapidly report cyber incidents to DoD at http://dibnet.dod.mil.

(2)	Cyber incident report. The cyber incident report shall be treated as information created by or for DoD and shall include, at a minimum, the required elements at http://dibnet.dod.mil.

(3)	Medium assurance certificate requirement. In order to report cyber incidents in accordance with this clause, the Contractor or subcontractor shall have or acquire a DoD-approved medium assurance certificate to report cyber incidents. For information on obtaining a DoD-approved medium assurance certificate, see http://iase.disa.mil/pki/eca/Pages/index.aspx.

(d)	Malicious software. When the Contractor or subcontractors discover and isolate malicious software in connection with a reported cyber incident, submit the malicious software to DoD Cyber Crime Center (DC3) in accordance with instructions provided by DC3 or the Contracting Officer. Do not send the malicious software to the Contracting Officer.

(e)	Media preservation and protection. When a Contractor discovers a cyber incident has occurred, the Contractor shall preserve and protect images of all known affected information systems identified in paragraph (c)(1)(i) of this clause and all relevant monitoring/packet capture data for at least 90 days from the submission of the cyber incident report to allow DoD to request the media or decline interest.

(f)	Access to additional information or equipment necessary for forensic analysis. Upon request by DoD, the Contractor shall provide DoD with access to additional information or equipment that is necessary to conduct a forensic analysis.

(g)	Cyber incident damage assessment activities. If DoD elects to conduct a damage assessment, the Contracting Officer will request that the Contractor provide all of the damage assessment information gathered in accordance with paragraph (e) of this clause.

(h)	DoD safeguarding and use of contractor attributional/proprietary information. The Government shall protect against the unauthorized use or release of information obtained from the contractor (or derived from information obtained from the contractor) under this clause that includes contractor attributional/proprietary information, including such information submitted in accordance with paragraph (c). To the maximum extent practicable, the Contractor shall identify and mark attributional/proprietary information. In making an authorized release of such information, the Government will implement appropriate procedures to minimize the contractor attributional/proprietary information that is included in such authorized release, seeking to include only that information that is necessary for the authorized purpose(s) for which the information is being released.

(i)	Use and release of contractor attributional/proprietary information not created by or for DoD.Information that is obtained from the contractor (or derived from information obtained from the contractor) under this clause that is not created by or for DoD is authorized to be released outside of DoD—

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(1)	To entities with missions that may be affected by such information;

(2)	To entities that may be called upon to assist in the diagnosis, detection, or mitigation of cyber incidents;

(3)	To Government entities that conduct counterintelligence or law enforcement investigations;

(4)	For national security purposes, including cyber situational awareness and defense purposes (including with Defense Industrial Base (DIB) participants in the program at 32 CFR part 236); or

(5)	To a support services contractor (“recipient”) that is directly supporting Government activities under a contract that includes the clause at 252.204-7009, Limitations on the Use or Disclosure of Third-Party Contractor Reported Cyber Incident Information.

(j)	Use and release of contractor attributional/proprietary information created by or for DoD.Information that is obtained from the contractor (or derived from information obtained from the contractor) under this clause that is created by or for DoD (including the information submitted pursuant to paragraph (c) of this clause) is authorized to be used and released outside of DoD for purposes and activities authorized by paragraph (i) of this clause, and for any other lawful Government purpose or activity, subject to all applicable statutory, regulatory, and policy based restrictions on the Government’s use and release of such information.

(k)	The Contractor shall conduct activities under this clause in accordance with applicable laws and regulations on the interception, monitoring, access, use, and disclosure of electronic communications and data.

(l)	Other safeguarding or reporting requirements. The safeguarding and cyber incident reporting required by this clause in no way abrogates the Contractor’s responsibility for other safeguarding or cyber incident reporting pertaining to its unclassified information systems as required by other applicable clauses of this contract, or as a result of other applicable U.S. Government statutory or regulatory requirements.

(m)	Subcontracts. The Contractor shall—

(1)	Include this clause, including this paragraph (m), in subcontracts, or similar contractual instruments, for operationally critical support, or for which subcontract performance will involve covered defense information, including subcontracts for commercial items, without alteration, except to identify the parties. The Contractor shall determine if the information required for subcontractor performance retains its identity as covered defense information and will require protection under this clause, and, if necessary, consult with the Contracting Officer; and

(2)	Require subcontractors to—

(i)	Notify the prime Contractor (or next higher-tier subcontractor) when submitting a request to vary from a NISTSP 800-171 security requirement to the Contracting Officer, in accordance with paragraph (b)(2)(ii)(B) of this clause; and

(ii)	Provide the incident report number, automatically assigned by DoD, to the prime Contractor (or next higher-tier subcontractor) as soon as practicable, when reporting a cyber incident to DoD as required in paragraph (c) of this clause.

252.225-7000 BUY AMERICAN STATUTE—BALANCE OF PAYMENTS PROGRAM CERTIFICATE-BASIC (NOV 2014)

(a)	Definitions. “Commercially available off-the-shelf (COTS) item”, “component”, “domestic end product”, “foreign end product”, “qualifying country”, “qualifying country end product”, “South Caucasus/Central and South Asian (SC/CASA) state”, “South Caucasus/Central and South Asian (SC/CASA) state end product”, and “United States”, as used in this provision, have the meanings given in the Buy American and Balance of Payments Program-Basic clause of this solicitation.

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(b)	Evaluation. The Government-

(1)	Will evaluate offers in accordance with the policies and procedures of Part 225 of the Defense Federal Acquisition Regulation Supplement; and

(2)	Will evaluate offers of qualifying country end products without regard to the restrictions of the Buy American statute or the Balance of Payments Program.

(c) Certifications and identification of country of origin.

(1) For all line items subject to the Buy American and Balance of Payments Program clause of this solicitation, the offeror certifies that-

(i)	Each end product, except those listed in paragraphs (c)(2) or (3) of this provision, is a domestic end product; and

(ii)	For end products other than COTS items, components of unknown origin are considered to have been mined, produced, or manufactured outside the United States or a qualifying country.

(2)       The offeror certifies that the following end products are qualifying country end products:

Line Item Number	Country of Origin

________________	_______________

________________	_______________

(3)	The following end products are other foreign end products, including end products manufactured in theUnited States that do not qualify as domestic end products, i.e., an end product that is not a COTS item and does not meet the component test in paragraph (ii) of the definition of “domestic end product”:

Line Item Number	Country of Origin (If known)

________________	________________

________________	________________

252.225-7001 BUY AMERICAN AND BALANCE OF PAYMENTS PROGRAM-BASIC (DEC 2017)

(a)	Definitions. As used in this clause?

“Commercially available off-the-shelf (COTS) item”—

(i)	Means any item of supply (including construction material) that is—

(A)	A commercial item (as defined in paragraph (1) of the definition of “commercial item” in section 2.101 of the Federal Acquisition Regulation);

(B)	Sold in substantial quantities in the commercial marketplace; and

(C)	Offered to the Government, under a contract or subcontract at any tier, without modification, in the same form in which it is sold in the commercial marketplace; and

(ii)	Does not include bulk cargo, as defined in 46 U.S.C. 40102(4), such as agricultural products and petroleum products.

“Component” means an article, material, or supply incorporated directly into an end product. “Domestic end product” means—

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(i)	An unmanufactured end product that has been mined or produced in the United States; or

(ii)	An end product manufactured in the United States if—

(A)	The cost of its qualifying country components and its components that are mined, produced, or manufactured in the United States exceeds 50 percent of the cost of all its components. The cost of components includes transportation costs to the place of incorporation into the end product and U.S. duty (whether or not a duty-free entry certificate is issued). Scrap generated, collected, and prepared for processing in the United States is considered domestic. A component is considered to have been mined, produced, or manufactured in the United States (regardless of its source in fact) if the end product in which it is incorporated is manufactured in the United States and the component is of a class or kind for which the Government has determined that—

(1)	Sufficient and reasonably available commercial quantities of a satisfactory quality are not mined, produced, or manufactured in the United States; or

(2)	It is inconsistent with the public interest to apply the restrictions of the Buy American statute; or

(B)	The end product is a COTS item.

“End product” means those articles, materials, and supplies to be acquired under this contract for public use.

“Foreign end product” means an end product other than a domestic end product.

“Qualifying country” means a country with a reciprocal defense procurement memorandum of understanding or international agreement with the United States in which both countries agree to remove barriers to purchases of supplies produced in the other country or services performed by sources of the other country, and the memorandum or agreement complies, where applicable, with the requirements of section 36 of the Arms Export Control Act (22 U.S.C. 2776) and with 10 U.S.C. 2457. Accordingly, the following are qualifying countries:

Australia

Austria

Belgium

Canada

Czech Republic

Denmark

Egypt

Estonia

Finland

France

Germany

Greece

Israel

Italy

Japan

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Latvia

Luxembourg

Netherlands

Norway

Poland

Portugal

Slovenia

Spain

Sweden

Switzerland

Turkey

United Kingdom of Great Britain and Northern Ireland.

“Qualifying country component” means a component mined, produced, or manufactured in a qualifying country.

“Qualifying country end product” means—

(i)	An unmanufactured end product mined or produced in a qualifying country; or

(ii)	An end product manufactured in a qualifying country if —

(A) The cost of the following types of components exceeds 50 percent of the cost of all its components:

(1)	Components mined, produced, or manufactured in a qualifying country.

(2)	Components mined, produced, or manufactured in the United States.

(3)	Components of foreign origin of a class or kind for which the Government has determined that sufficient and reasonably available commercial quantities of a satisfactory quality are not mined, produced, or manufactured in the United States; or

(B)	The end product is a COTS item.

“United States” means the 50 States, the District of Columbia, and outlying areas.

(b)	This clause implements 41 U.S.C chapter 83, Buy American. In accordance with 41 U.S.C. 1907, the component test of the Buy American statute is waived for an end product that is a COTS item (see section 12.505(a)(1) of the Federal Acquisition Regulation). Unless otherwise specified, this clause applies to all line items in the contract.

(c)	The Contractor shall deliver only domestic end products unless, in its offer, it specified delivery of other end products in the Buy American Balance of Payments Program Certificate provision of the solicitation. If the Contractor certified in its offer that it will deliver a qualifying country end product, the Contractor shall deliver a qualifying country end product or, at the Contractor’s option, a domestic end product.

(d)	The contract price does not include duty for end products or components for which the Contractor will claim duty-free entry.

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252.225-7002 QUALIFYING COUNTRY SOURCES AS SUBCONTRACTORS (DEC 2017)

(a) Definition. “Qualifying country,” as used in this clause, means a country with a reciprocal defense procurement memorandum of understanding or international agreement with the United States in which both countries agree to remove barriers to purchases of supplies produced in the other country or services performed by sources of the other country, and the memorandum or agreement complies, where applicable, with the requirements of section 36 of the Arms Export Control Act (22 U.S.C. 2776) and with 10 U.S.C. 2457. Accordingly, the following are qualifying countries:

Australia

Austria

Belgium

Canada

Czech Republic

Denmark

Egypt

Estonia

Finland

France

Germany

Greece

Israel

Italy

Japan

Latvia

Luxembourg

Netherlands

Norway

Poland

Portugal

Slovenia

Spain

Sweden

Switzerland

Turkey

United Kingdom of Great Britain and Northern Ireland.

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(b)	Subject to the restrictions in section 225.872 of the Defense FAR Supplement, the Contractor shall not preclude qualifying country sources or U.S. sources from competing for subcontracts under this contract.

252.225-7012 PREFERENCE FOR CERTAIN DOMESTIC COMMODITIES (DEC 2017)

(a)	Definitions. As used in this clause-

“Component” means any item supplied to the Government as part of an end product or of another component.

“End product” means supplies delivered under a line item of this contract.

“Qualifying country” means a country with a reciprocal defense procurement memorandum of understanding or international agreement with the United States in which both countries agree to remove barriers to purchases of supplies produced in the other country or services performed by sources of the other country, and the memorandum or agreement complies, where applicable, with the requirements of section 36 of the Arms Export Control Act (22 U.S.C. 2776) and with 10 U.S.C. 2457. Accordingly, the following are qualifying countries::

Australia; Austria; Belgium; Canada; Denmark; Egypt; Finland; France; Germany; Greece; Israel; Italy; Luxembourg; Netherlands; Norway; Poland, Portugal; Spain; Sweden; Switzerland; Turkey; United Kingdom of Great Britain and Northern Ireland.

“Structural component of a tent” —

(i)	Means a component that contributes to the form and stability of the tent (e.g., poles, frames, flooring, guy ropes, pegs);

(ii)	Does not include equipment such as heating, cooling, or lighting.

“United States” means the 50 States, the District of Columbia, and outlying areas.

“U.S.-flag vessel” means a vessel of the United States or belonging to the United States, including any vessel registered or having national status under the laws of the United States.

(b)	The Contractor shall deliver under this contract only such of the following items, either as end products or components, that have been grown, reprocessed, reused, or produced in the United States, its possessions, or Puerto Rico:

(1)	Food.

(2)	Clothing and the materials and components thereof, other than sensors, electronics, or other items added to, and not normally associated with, clothing and the materials and components thereof. Clothing includes items such as outerwear, headwear, underwear, nightwear, footwear, hosiery, handwear, belts, badges, and insignia. (3)(i) Tents and structural components of tents;

(ii)	Tarpaulins; or

(iii)	Covers.

(4)	Cotton and other natural fiber products.

(5)	Woven silk or woven silk blends.

(6)	Spun silk yarn for cartridge cloth.

(7)	Synthetic fabric, and coated synthetic fabric, including all textile fibers and yarns that are for use in such fabrics.

(8)	Canvas products.

(9)	Wool (whether in the form of fiber or yarn or contained in fabrics, materials, or manufactured articles).

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(10)	Any item of individual equipment (Federal Supply Class 8465) manufactured from or containing fibers, yarns, fabrics, or materials listed in this paragraph b.

(c)	This clause does not apply-

(1)	To items listed in section 25.104(a) of the Federal Acquisition Regulation (FAR), or other items for which the Government has determined that a satisfactory quality and sufficient quantity cannot be acquired as and when needed at U.S. market prices;

(2)	To incidental amounts of cotton, other natural fibers, or wool incorporated in an end product, for which the estimated value of the cotton, other natural fibers, or wool—

(i)	Is not more than 10 percent of the total price of the end product; and

(ii)	Does not exceed the simplified acquisition threshold in FAR Part 2;]

(3)	To waste and byproducts of cotton or wool fiber for use in the production of propellants and explosives; (4) To foods, other than fish, shellfish, or seafood, that have been manufactured or processed in the United States, regardless of where the foods (and any component if applicable) were grown or produced. Fish, shellfish, or seafood manufactured or processed in the United States and fish, shellfish, or seafood contained in foods manufactured or processed in the United States shall be provided in accordance with paragraph (d) of this clause;

(5)	To chemical warfare protective clothing produced in a qualifying country; or

(6)	To fibers and yarns that are for use in synthetic fabric or coated synthetic fabric (but does apply to the synthetic or coated synthetic fabric itself), if-

(i)	The fabric is to be used as a component of an end product that is not a textile product. Examples of textile products, made in whole or in part of fabric, include-

(A)	Draperies, floor coverings, furnishings, and bedding (Federal Supply Group 72, Household and Commercial Furnishings and Appliances);

(B)	Items made in whole or in part of fabric in Federal Supply Group 83, Textile/leather/furs/apparel/findings/tents/flags, or Federal Supply Group 84, Clothing, Individual Equipment and Insignia;

(C)	Upholstered seats (whether for household, office, or other use); and

(D)	Parachutes (Federal Supply Class 1670); or

(ii)	The fibers and yarns are para-aramid fibers and continuous filament para-aramid yarns manufactured in a qualifying country.

(d)(1)	Fish, shellfish, and seafood delivered under this contract, or contained in foods delivered under this contract— (i) Shall be taken from the sea by U.S.-flag vessels; or (ii) If not taken from the sea, shall be obtained from fishing within the United States; and

(2)	Any processing or manufacturing of the fish, shellfish, or seafood shall be performed on a U.S.-flag vessel or in the United States.

252.225-7015 RESTRICTION ON ACQUISITION OF HAND OR MEASURING TOOLS (JUN 2005)

Hand or measuring tools delivered under this contract shall be produced in the United States or its outlying areas.

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252.225-7048 EXPORT CONTROLLED ITEMS (JUN 2013)

(a)	Definition. “Export-controlled items,” as used in this clause, means items subject to the Export Administration Regulations (EAR)(15 CFR Parts 730-774) or the International Traffic in Arms Regulations (ITAR)(22 CFR Parts 120-130). The term includes — “Defense items,” defined in the Arms Export Control Act. 22 U.S.C. 2778(j)(4)(A), as defense articles, defense services, and related technical data, and further defined in the ITAR, 22 CFR Part 120; and

“Items,” defined in the EAR as "commodities". "software", and "technology," terms that are also defined in the EAR, 15 CFR 772.1.

(b)	The Contractor shall comply with all applicable laws and regulations regarding export-controlled items, including, but not limited to, the requirement for contractors to register with the Department of State in accordance with the ITAR. The Contractor shall consult with the Department of State regarding any questions relating to compliance with the ITAR and shall consult with the Department of Commerce regarding any questions relating to compliance with the EAR.

(c)	The Contractor's responsibility to comply with all applicable laws and regulations regarding export-controlled items exists independent of, and is not established or limited by, the information provided by this clause.

(d)	Nothing in the terms of this contract adds, changes, supersedes, or waives any of the requirements of applicable Federal laws, Executive orders, and regulations, including but not limited to - (1) The Export Administration Act of 1979, as amended (50 U.S.C. App. 2401, et seq.);

(2)	The Arms Export Control Act (22 U.S.C. 2751, et seq.);

(3)	The International Emergency Economic Powers Act (50 U.S.C. 1701, et seq.);

(4)	The Export Administration Regulations (15 CFR Parts 730-774);

(5)	The International Traffic in Arms Regulations (22 CFR Parts 120-130); and

(6)	Executive Order 13222, as extended.

(e)	The Contractor shall include the substance of this clause, including this paragraph (e), in all subcontracts.

252.227-7013 RIGHTS IN TECHNICAL DATA—NONCOMMERCIAL ITEMS (FEB 2014)

(a)	Definitions. As used in this clause—

(1)	“Computer data base” means a collection of data recorded in a form capable of being processed by a computer. The term does not include computer software.

(2)	“Computer program” means a set of instructions, rules, or routines recorded in a form that is capable of causing a computer to perform a specific operation or series of operations.

(3)	“Computer software” means computer programs, source code, source code listings, object code listings, designdetails, algorithms, processes, flow charts, formulae and related material that would enable the software to be reproduced, recreated, or recompiled. Computer software does not include computer data bases or computer software documentation.

(4)	“Computer software documentation” means owner's manuals, user's manuals, installation instructions, operating instructions, and other similar items, regardless of storage medium, that explain the capabilities of the computer software or provide instructions for using the software.

(5)	"Covered Government support contractor" means a contractor (other than a litigation support contractor covered by 252.204-7014) under a contract, the primary purpose of which is to furnish independent and impartial advice or technical assistance directly to the Government in support of the Government’s management and oversight of a program or effort (rather than to directly furnish an end item or service to accomplish a program or effort), provided that the contractor—

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(i)	Is not affiliated with the prime contractor or a first-tier subcontractor on the program or effort, or with any direct competitor of such prime contractor or any such first-tier subcontractor in furnishing end items or services of the type developed or produced on the program or effort; and

(ii)	Receives access to technical data or computer software for performance of a Government contract that contains the clause at 252.227-7025, Limitations on the Use or Disclosure of Government-Furnished Information Marked with Restrictive Legends.

(6)	“Detailed manufacturing or process data” means technical data that describe the steps, sequences, and conditions of manufacturing, processing or assembly used by the manufacturer to produce an item or component or to perform a process.

(7)	“Developed” means that an item, component, or process exists and is workable. Thus, the item or component must have been constructed or the process practiced. Workability is generally established when the item, component, or process has been analyzed or tested sufficiently to demonstrate to reasonable people skilled in the applicable art that there is a high probability that it will operate as intended. Whether, how much, and what type of analysis or testing is required to establish workability depends on the nature of the item, component, or process, and the state of the art. To be considered “developed,” the item, component, or process need not be at the stage where it could be offered for sale or sold on the commercial market, nor must the item, component, or process be actually reduced to practice within the meaning of Title 35 of the United States Code.

(8)	“Developed exclusively at private expense” means development was accomplished entirely with costs charged to indirect cost pools, costs not allocated to a government contract, or any combination thereof.

(i)	Private expense determinations should be made at the lowest practicable level.

(ii)	Under fixed-price contracts, when total costs are greater than the firm-fixed-price or ceiling price of the contract, the additional development costs necessary to complete development shall not be considered when determining whether development was at government, private, or mixed expense.

(9)	“Developed exclusively with government funds” means development was not accomplished exclusively or partially at private expense.

(10)	“Developed with mixed funding” means development was accomplished partially with costs charged to indirect cost pools and/or costs not allocated to a government contract, and partially with costs charged directly to a government contract.

(11)	“Form, fit, and function data” means technical data that describes the required overall physical, functional, and performance characteristics (along with the qualification requirements, if applicable) of an item, component, or process to the extent necessary to permit identification of physically and functionally interchangeable items.

(12)	“Government purpose” means any activity in which the United States Government is a party, including cooperative agreements with international or multi-national defense organizations, or sales or transfers by the United States Government to foreign governments or international organizations. Government purposes include competitive procurement, but do not include the rights to use, modify, reproduce, release, perform, display, or disclose technical data for commercial purposes or authorize others to do so.

(13)	“Government purpose rights” means the rights to—

(i)	Use, modify, reproduce, release, perform, display, or disclose technical data within the Government without restriction; and

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(ii)	Release or disclose technical data outside the Government and authorize persons to whom release or disclosure has been made to use, modify, reproduce, release, perform, display, or disclose that data for United States government purposes.

(14)	“Limited rights” means the rights to use, modify, reproduce, release, perform, display, or disclose technical data, in whole or in part, within the Government. The Government may not, without the written permission of the party asserting limited rights, release or disclose the technical data outside the Government, use the technical data for manufacture, or authorize the technical data to be used by another party, except that the Government may reproduce, release, or disclose such data or authorize the use or reproduction of the data by persons outside the Government if—

(i)	The reproduction, release, disclosure, or use is— (A)

Necessary for emergency repair and overhaul; or

(B)	A release or disclosure to—

(1)	A covered Government support contractor in performance of its covered Government support contract for use, modification, reproduction, performance, display, or release or disclosure to a person authorized to receive limited rights technical data; or

(2)	A foreign government, of technical data other than detailed manufacturing or process data, when use of such data by the foreign government is in the interest of the Government and is required for evaluational or informational purposes;

(ii)	The recipient of the technical data is subject to a prohibition on the further reproduction, release, disclosure, or use of the technical data; and

(iii)	The contractor or subcontractor asserting the restriction is notified of such reproduction, release, disclosure, or use.

(15)	“Technical data” means recorded information, regardless of the form or method of the recording, of a scientific or technical nature (including computer software documentation). The term does not include computer software or data incidental to contract administration, such as financial and/or management information.

(16)	“Unlimited rights” means rights to use, modify, reproduce, perform, display, release, or disclose technical data in whole or in part, in any manner, and for any purpose whatsoever, and to have or authorize others to do so.

(b)	Rights in technical data. The Contractor grants or shall obtain for the Government the following royalty free, world-wide, nonexclusive, irrevocable license rights in technical data other than computer software documentation (see the Rights in Noncommercial Computer Software and Noncommercial Computer Software Documentation clause of this contract for rights in computer software documentation):

(1)	Unlimited rights. The Government shall have unlimited rights in technical data that are—

(i)	Data pertaining to an item, component, or process which has been or will be developed exclusively with Government funds;

(ii)	Studies, analyses, test data, or similar data produced for this contract, when the study, analysis, test, or similar work was specified as an element of performance;

(iii)	Created exclusively with Government funds in the performance of a contract that does not require the development, manufacture, construction, or production of items, components, or processes;

(iv)	Form, fit, and function data;

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(v)	Necessary for installation, operation, maintenance, or training purposes (other than detailed manufacturing process data);

(vi)	Corrections or changes to technical data furnished to the Contractor by the Government;

(vii)	Otherwise publicly available or have been released or disclosed by the Contractor or subcontractor without restrictions on further use, release or disclosure, other than a release or disclosure resulting from the sale, transfer, or other assignment of interest in the technical data to another party or the sale or transfer of some or all of a business entity or its assets to another party;

(viii)	Data in which the Government has obtained unlimited rights under another Government contract or as a result of negotiations; or

(ix)	Data furnished to the Government, under this or any other Government contract or subcontract thereunder, with—

(A)	Government purpose license rights or limited rights and the restrictive condition(s) has/have expired; or

(B)	Government purpose rights and the Contractor's exclusive right to use such data for commercial purposes has expired.

(2)	Government purpose rights.

(i)	The Government shall have government purpose rights for a five-year period, or such other period as may be negotiated, in technical data—

(A)	That pertain to items, components, or processes developed with mixed funding except when the Government is entitled to unlimited rights in such data as provided in paragraphs (b)(1)(ii) and (b)(1)(iv) through (b)(1)(ix) of this clause; or

(B)	Created with mixed funding in the performance of a contract that does not require the development, manufacture, construction, or production of items, components, or processes.

(ii)	The five-year period, or such other period as may have been negotiated, shall commence upon execution of the contract, subcontract, letter contract (or similar contractual instrument), contract modification, or option exercise that required development of the items, components, or processes or creation of the data described in paragraph (b)(2)(i)(B) of this clause. Upon expiration of the five-year or other negotiated period, the Government shall have unlimited rights in the technical data.

(iii)	The Government shall not release or disclose technical data in which it has government purpose rights unless—

(A)	Prior to release or disclosure, the intended recipient is subject to the non-disclosure agreement at 227.7103-7 of the Defense Federal Acquisition Regulation Supplement (DFARS); or

(B)	The recipient is a Government contractor receiving access to the data for performance of a Government contract that contains the clause at DFARS 252.227-7025, Limitations on the Use or Disclosure of Government Furnished Information Marked with Restrictive Legends.

(iv)	The Contractor has the exclusive right, including the right to license others, to use technical data in which the Government has obtained government purpose rights under this contract for any commercial purpose during the time period specified in the government purpose rights legend prescribed in paragraph (f)(2) of this clause.

(3)	Limited rights.

(i)	Except as provided in paragraphs (b)(1)(ii) and (b)(1)(iv) through (b)(1)(ix) of this clause, the Government shall have limited rights in technical data—

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(A)	Pertaining to items, components, or processes developed exclusively at private expense and marked with the limited rights legend prescribed in paragraph (f) of this clause; or

(B)	Created exclusively at private expense in the performance of a contract that does not require the development, manufacture, construction, or production of items, components, or processes.

(ii)	The Government shall require a recipient of limited rights data for emergency repair or overhaul to destroy the data and all copies in its possession promptly following completion of the emergency repair/overhaul and to notify the Contractor that the data have been destroyed.

(iii)	The Contractor, its subcontractors, and suppliers are not required to provide the Government additional rights to use, modify, reproduce, release, perform, display, or disclose technical data furnished to the Government with limited rights. However, if the Government desires to obtain additional rights in technical data in which it has limited rights, the Contractor agrees to promptly enter into negotiations with the Contracting Officer to determine whether there are acceptable terms for transferring such rights. All technical data in which the Contractor has granted the Government additional rights shall be listed or described in a license agreement made part of the contract. The license shall enumerate the additional rights granted the Government in such data.

(iv)	The Contractor acknowledges that—

(A)	Limited rights data are authorized to be released or disclosed to covered Government support contractors;

(B)	The Contractor will be notified of such release or disclosure;

(C)	The Contractor (or the party asserting restrictions as identified in the limited rights legend) may require eachsuch covered Government support contractor to enter into a non-disclosure agreement directly with the Contractor (or the party asserting restrictions) regarding the covered Government support contractor’s use of such data, or alternatively, that the Contractor (or party asserting restrictions) may waive in writing the requirement for a non-disclosure agreement; and

(D)	Any such non-disclosure agreement shall address the restrictions on the covered Government support contractor’s use of the limited rights data as set forth in the clause at 252.227-7025, Limitations on the Use or Disclosure of Government-Furnished Information Marked with Restrictive Legends. The non-disclosure agreement shall not include any additional terms and conditions unless mutually agreed to by the parties to the non-disclosure agreement.

(4)	Specifically negotiated license rights. The standard license rights granted to the Government under paragraphs (b)(1) through (b)(3) of this clause, including the period during which the Government shall have government purpose rights in technical data, may be modified by mutual agreement to provide such rights as the parties consider appropriate but shall not provide the Government lesser rights than are enumerated in paragraph (a)(14) of this clause. Any rights so negotiated shall be identified in a license agreement made part of this contract.

(5)	Prior government rights. Technical data that will be delivered, furnished, or otherwise provided to the Government under this contract, in which the Government has previously obtained rights shall be delivered, furnished, or provided with the pre-existing rights, unless—

(i)	The parties have agreed otherwise; or

(ii)	Any restrictions on the Government's rights to use, modify, reproduce, release, perform, display, or disclose the data have expired or no longer apply.

(6) Release from liability. The Contractor agrees to release the Government from liability for any release or disclosure of technical data made in accordance with paragraph (a)(14) or (b)(2)(iii) of this clause, in accordance with the terms of a license negotiated under paragraph (b)(4) of this clause, or by others to whom the recipient has released or disclosed the data and to seek relief solely from the party who has improperly used, modified, reproduced, released, performed, displayed, or disclosed Contractor data marked with restrictive legends.

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(c)	Contractor rights in technical data. All rights not granted to the Government are retained by the Contractor.

(d)	Third party copyrighted data. The Contractor shall not, without the written approval of the Contracting Officer, incorporate any copyrighted data in the technical data to be delivered under this contract unless the Contractor is the copyright owner or has obtained for the Government the license rights necessary to perfect a license or licenses in the deliverable data of the appropriate scope set forth in paragraph (b) of this clause, and has affixed a statement of the license or licenses obtained on behalf of the Government and other persons to the data transmittal document.

(e)	Identification and delivery of data to be furnished with restrictions on use, release, or disclosure.

(1)	This paragraph does not apply to restrictions based solely on copyright.

(2)	Except as provided in paragraph (e)(3) of this clause, technical data that the Contractor asserts should be furnished to the Government with restrictions on use, release, or disclosure are identified in an attachment to this contract (the Attachment). The Contractor shall not deliver any data with restrictive markings unless the data are listed on the Attachment.

(3)	In addition to the assertions made in the Attachment, other assertions may be identified after award whenbased on new information or inadvertent omissions unless the inadvertent omissions would have materially affected the source selection decision. Such identification and assertion shall be submitted to the Contracting Officer as soon as practicable prior to the scheduled date for delivery of the data, in the following format, and signed by an official authorized to contractually obligate the Contractor:

Identification and Assertion of Restrictions on the Government's Use, Release,

or Disclosure of Technical Data.

The Contractor asserts for itself, or the persons identified below, that the Government's rights to use, release, or disclose the following technical data should be restricted—

Technical Data			Name of Person
to be Furnished	Basis for	Asserted Rights	Asserting
With Restrictions*	Assertion**	Category***	Restrictions****
(LIST)	(LIST)	(LIST)	(LIST)

*If the assertion is applicable to items, components, or processes developed at private expense, identify both the data and each such item, component, or process.

**Generally, the development of an item, component, or process at private expense, either exclusively or partially, is the only basis for asserting restrictions on the Government's rights to use, release, or disclose technical data pertaining to such items, components, or processes. Indicate whether development was exclusively or partially at private expense. If development was not at private expense, enter the specific reason for asserting that the Government's rights should be restricted.

***Enter asserted rights category (e.g., government purpose license rights from a prior contract, rights in SBIR data generated under another contract, limited or government purpose rights under this or a prior contract, or specifically negotiated licenses).

****Corporation, individual, or other person, as appropriate.

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Date
Printed Name and Title

Signature

(End of identification and assertion)

(4)	When requested by the Contracting Officer, the Contractor shall provide sufficient information to enable the Contracting Officer to evaluate the Contractor's assertions. The Contracting Officer reserves the right to add the Contractor's assertions to the Attachment and validate any listed assertion, at a later date, in accordance with the procedures of the Validation of Restrictive Markings on Technical Data clause of this contract.

(f)	Marking requirements. The Contractor, and its subcontractors or suppliers, may only assert restrictions on the Government's rights to use, modify, reproduce, release, perform, display, or disclose technical data to be delivered under this contract by marking the deliverable data subject to restriction. Except as provided in paragraph (f)(5) of this clause, only the following legends are authorized under this contract: the government purpose rights legend at paragraph (f)(2) of this clause; the limited rights legend at paragraph (f)(3) of this clause; or the special license rights legend at paragraph (f)(4) of this clause; and/or a notice of copyright as prescribed under 17 U.S.C. 401 or 402.

(1)	General marking instructions. The Contractor, or its subcontractors or suppliers, shall conspicuously and legibly mark the appropriate legend on all technical data that qualify for such markings. The authorized legends shall be placed on the transmittal document or storage container and, for printed material, each page of the printed material containing technical data for which restrictions are asserted. When only portions of a page of printed material are subject to the asserted restrictions, such portions shall be identified by circling, underscoring, with a note, or other appropriate identifier. Technical data transmitted directly from one computer or computer terminal to another shall contain a notice of asserted restrictions. Reproductions of technical data or any portions thereof subject to asserted restrictions shall also reproduce the asserted restrictions.

(2)	Government purpose rights markings. Data delivered or otherwise furnished to the Government with government purpose rights shall be marked as follows:

GOVERNMENT PURPOSE RIGHTS

Contract No.
Contractor Name
Contractor Address

Expiration Date

The Government's rights to use, modify, reproduce, release, perform, display, or disclose these technical data are restricted by paragraph (b)(2) of the Rights in Technical Data—Noncommercial Items clause contained in the above identified contract. No restrictions apply after the expiration date shown above. Any reproduction of technical data or portions thereof marked with this legend must also reproduce the markings.

(End of legend)

(3)	Limited rights markings. Data delivered or otherwise furnished to the Government with limited rights shall be marked with the following legend:

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LIMITED RIGHTS

Contract No.
Contractor Name
Contractor Address

The Government's rights to use, modify, reproduce, release, perform, display, or disclose these technical data are restricted by paragraph (b)(3) of the Rights in Technical Data—Noncommercial Items clause contained in the above identified contract. Any reproduction of technical data or portions thereof marked with this legend must also reproduce the markings. Any person, other than the Government, who has been provided access to such data must promptly notify the above named Contractor.

(End of legend)

(4)	Special license rights markings.

(i)	Data in which the Government's rights stem from a specifically negotiated license shall be marked with the following legend:

SPECIAL LICENSE RIGHTS

The Government's rights to use, modify, reproduce, release, perform, display, or disclose these data are restricted by Contract No. _____(Insert contract number)____, License No. ____(Insert license identifier)____. Any reproduction of technical data or portions thereof marked with this legend must also reproduce the markings.

(End of legend)

(ii)	For purposes of this clause, special licenses do not include government purpose license rights acquired under a prior contract (see paragraph (b)(5) of this clause).

(5)	Pre-existing data markings. If the terms of a prior contract or license permitted the Contractor to restrict the Government's rights to use, modify, reproduce, release, perform, display, or disclose technical data deliverable under this contract, and those restrictions are still applicable, the Contractor may mark such data with the appropriate restrictive legend for which the data qualified under the prior contract or license. The marking procedures in paragraph (f)(1) of this clause shall be followed.

(g)	Contractor procedures and records. Throughout performance of this contract, the Contractor and its subcontractors or suppliers that will deliver technical data with other than unlimited rights, shall—

(1)	Have, maintain, and follow written procedures sufficient to assure that restrictive markings are used only when authorized by the terms of this clause; and

(2)	Maintain records sufficient to justify the validity of any restrictive markings on technical data delivered under this contract.

(h)	Removal of unjustified and nonconforming markings.

(1)	Unjustified technical data markings. The rights and obligations of the parties regarding the validation of restrictive markings on technical data furnished or to be furnished under this contract are contained in the Validation of Restrictive Markings on Technical Data clause of this contract. Notwithstanding any provision of this contract concerning inspection and acceptance, the Government may ignore or, at the Contractor's expense, correct or strike a marking if, in accordance with the procedures in the Validation of Restrictive Markings on Technical Data clause of this contract, a restrictive marking is determined to be unjustified.

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(2)	Nonconforming technical data markings. A nonconforming marking is a marking placed on technical data delivered or otherwise furnished to the Government under this contract that is not in the format authorized by this contract. Correction of nonconforming markings is not subject to the Validation of Restrictive Markings on Technical Data clause of this contract. If the Contracting Officer notifies the Contractor of a nonconforming marking and the Contractor fails to remove or correct such marking within sixty (60) days, the Government may ignore or, at the Contractor's expense, remove or correct any nonconforming marking.

(i)	Relation to patents. Nothing contained in this clause shall imply a license to the Government under any patent or be construed as affecting the scope of any license or other right otherwise granted to the Government under any patent.

(j)	Limitation on charges for rights in technical data.

(1)	The Contractor shall not charge to this contract any cost, including, but not limited to, license fees, royalties, or similar charges, for rights in technical data to be delivered under this contract when— (i) The Government has acquired, by any means, the same or greater rights in the data; or

(ii)	The data are available to the public without restrictions.

(2)	The limitation in paragraph (j)(1) of this clause—

(i)	Includes costs charged by a subcontractor or supplier, at any tier, or costs incurred by the Contractor to acquire rights in subcontractor or supplier technical data, if the subcontractor or supplier has been paid for such rights under any other Government contract or under a license conveying the rights to the Government; and

(ii)	Does not include the reasonable costs of reproducing, handling, or mailing the documents or other media inwhich the technical data will be delivered.

(k)	Applicability to subcontractors or suppliers.

(1)	The Contractor shall ensure that the rights afforded its subcontractors and suppliers under 10 U.S.C. 2320, 10 U.S.C. 2321, and the identification, assertion, and delivery processes of paragraph (e) of this clause are recognized and protected.

(2)	Whenever any technical data for noncommercial items, or for commercial items developed in any part at Government expense, is to be obtained from a subcontractor or supplier for delivery to the Government under this contract, the Contractor shall use this same clause in the subcontract or other contractual instrument, including subcontracts or other contractual instruments for commercial items, and require its subcontractors or suppliers to do so, without alteration, except to identify the parties. This clause will govern the technical data pertaining to noncommercial items or to any portion of a commercial item that was developed in any part at Government expense, and the clause at 252.227-7015 will govern the technical data pertaining to any portion of a commercial item that was developed exclusively at private expense. No other clause shall be used to enlarge or diminish the Government's, the Contractor's, or a higher-tier subcontractor's or supplier's rights in a subcontractor's or supplier's technical data.

(3)	Technical data required to be delivered by a subcontractor or supplier shall normally be delivered to the next higher-tier contractor, subcontractor, or supplier. However, when there is a requirement in the prime contract for data which may be submitted with other than unlimited rights by a subcontractor or supplier, then said subcontractor or supplier may fulfill its requirement by submitting such data directly to the Government, rather than through a higher-tier contractor, subcontractor, or supplier.

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(4)	The Contractor and higher-tier subcontractors or suppliers shall not use their power to award contracts as economic leverage to obtain rights in technical data from their subcontractors or suppliers.

(5)	In no event shall the Contractor use its obligation to recognize and protect subcontractor or supplier rights in technical data as an excuse for failing to satisfy its contractual obligation to the Government.

252.222-7007 Representation Regarding Combating Trafficking in Persons.(JAN 2015)

By submission of its offer, the Offeror represents that it—

(a)	Will not engage in any trafficking in persons or related activities, including but not limited to the use of forced labor, in the performance of this contract;

(b)	Has hiring and subcontracting policies to protect the rights of its employees and the rights of subcontractor employees and will comply with those policies in the performance of this contract; and

(c)	Has notified its employees and subcontractors of—

(1)	The responsibility to report trafficking in persons violations by the Contractor, Contractor employees, or subcontractor employees, at any tier; and

(2)	Employee protection under 10 U.S.C. 2409, as implemented in DFARS subpart 203.9, from reprisal for whistleblowing on trafficking in persons violations.

252.227-7016 RIGHTS IN BID OR PROPOSAL INFORMATION (JAN 2011)

(a)	Definitions.

(1)	For contracts that require the delivery of technical data, the terms “technical data” and “computer software” are defined in the Rights in Technical Data—Noncommercial Item clause of this contract or, if this is a contract awarded under the Small Business Innovation Research Program, the Rights in Noncommercial Technical Data and Computer Software—Small Business Innovation Research (SBIR) Program clause of this contract.

(2)	For contracts that do not require the delivery of technical data, the term “computer software” is defined in the Rights in Noncommercial Computer and Noncommercial Computer Software Documentation clause of this contract or, if this is a contract awarded under the Small Business Innovation Research Program, the Rights in Noncommercial Technical Data and Computer Software—Small Business Innovation Research (SBIR) Program clause of this contract.

(b)	Government rights prior to contract award. By submission of its offer, the Offeror agrees that the Government—

(1)	May reproduce the bid or proposal, or any portions thereof, to the extent necessary to evaluate the offer.

(2)	Except as provided in paragraph (d) of this clause, shall use information contained in the bid or proposal only for evaluational purposes and shall not disclose, directly or indirectly, such information to any person including potential evaluators, unless that person has been authorized by the head of the agency, his or her designee, or the Contracting Officer to receive such information.

(c)	Government rights subsequent to contract award. The Contractor agrees-

(1)	Except as provided in paragraphs (c)(2), (d), and (e) of this clause, the Government shall have the rights to use, modify, reproduce, release, perform, display, or disclose information contained in the Contractor's bid or proposal within the Government. The Government shall not release, perform, display, or disclose such information outside the Government without the Contractor's written permission.

(2)	The Government's right to use, modify, reproduce, release, perform, display, or disclose information that is technical data or computer software required to be delivered under this contract are determined by the Rights in Technical Data—Noncommercial Items, Rights in Noncommercial Computer Software and Noncommercial Computer Software Documentation, or Rights in Noncommercial Technical Data and Computer Software—Small Business Innovation Research (SBIR) Program clause(s) of this contract.

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(d)	Government-furnished information. The Government's rights with respect to technical data or computer software contained in the Contractor's bid or proposal that were provided to the Contractor by the Government are subject only to restrictions on use, modification, reproduction, release, performance, display, or disclosure, if any, imposed by the developer or licensor of such data or software.

(e)	Information available without restrictions. The Government's rights to use, modify, reproduce, release, perform, display, or, disclose information contained in a bid or proposal, including technical data or computer software, and to permit others to do so, shall not be restricted in any manner if such information has been released or disclosed to the Government or to other persons without restrictions other than a release or disclosure resulting from the sale, transfer, or other assignment of interest in the information to another party or the sale or transfer of some or all of a business entity or its assets to another party.

(f)	Flow down. The Contractor shall include this clause in all subcontracts or similar contractual instruments and require its subcontractors or suppliers to do so without alteration, except to identify the parties.

252.227-7025 LIMITATIONS ON THE USE OR DISCLOSURE OF GOVERNMENT-FURNISHED INFORMATION MARKED WITH RESTRICTIVE LEGENDS (MAY 2013)

(a)(1)	For contracts in which the Government will furnish the Contractor with technical data, the terms “covered Government support contractor,” “limited rights,” and “Government purpose rights” are defined in the clause at 252.227-7013, Rights in Technical Data—Noncommercial Items.

(2)	For contracts in which the Government will furnish the Contractor with computer software or computer software documentation, the terms “covered Government support contractor,” “government purpose rights”, and “restricted rights” are defined in the clause at 252.227-7014, Rights in Noncommercial Computer Software and Noncommercial Computer Software Documentation.

(3)	For Small Business Innovation Research program contracts, the terms “covered Government support contractor”, “limited rights,” “restricted rights,” and “SBIR data rights ” are defined in the clause at 252.227-7018, Rights in Noncommercial Technical Data and Computer Software—Small Business Innovation Research (SBIR) Program.

(b)	Technical data or computer software provided to the Contractor as Government-furnished information (GFI) under this contract may be subject to restrictions on use, modification, reproduction, release, performance, display, or further disclosure.

(1)	GFI marked with limited, restricted rights, or SBIR data rights legends.

(i)	The Contractor shall use, modify, reproduce, perform, or display technical data received from the Government with limited rights legends, computer software received with restricted rights legends, or SBIR technical data or computer software received with SBIR data rights legends (during the SBIR data protection period) only in the performance of this contract. The Contractor shall not, without the express written permission of the party whose name appears in the legend, release or disclose such data or software to any unauthorized person.

(ii)	If the Contractor is a covered Government support contractor, the Contractor is also subject to the additional terms and conditions at paragraph (b)(5) of this clause.

(2)	GFI marked with government purpose rights legends. The Contractor shall use technical data or computer software received from the Government with government purpose rights legends for government purposes only. The Contractor shall not, without the express written permission of the party whose name appears in the restrictive legend, use, modify, reproduce, release, perform, or display such data or software for any commercial purpose or disclose such data or software to a person other than its subcontractors, suppliers, or prospective subcontractors or suppliers, who require the data or software to submit offers for, or perform, contracts under this contract. Prior to disclosing the data or software, the Contractor shall require the persons to whom disclosure will be made to complete and sign the non-disclosure agreement at 227.7103-7.

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(3)	GFI marked with specially negotiated license rights legends.

(i)	The Contractor shall use, modify, reproduce, release, perform, or display technical data or computer software received from the Government with specially negotiated license legends only as permitted in the license. Such data or software may not be released or disclosed to other persons unless permitted by the license and, prior to release or disclosure, the intended recipient has completed the non-disclosure agreement at 227.7103-7. The Contractor shall modify paragraph (1)(c) of the non-disclosure agreement to reflect the recipient's obligations regarding use, modification, reproduction, release, performance, display, and disclosure of the data or software.

(ii)	If the Contractor is a covered Government support contractor, the Contractor may also be subject to some or all of the additional terms and conditions at paragraph (b)(5) of this clause, to the extent such terms and conditions are required by the specially negotiated license.

(4)	GFI marked with commercial restrictive legends.

(i)	The Contractor shall use, modify, reproduce, perform, or display technical data that is or pertains to a commercial item and is received from the Government with a commercial restrictive legend (i.e., marked to indicate that such data are subject to use, modification, reproduction, release, performance, display, or disclosure restrictions) only in the performance of this contract. The Contractor shall not, without the express written permission of the party whose name appears in the legend, use the technical data to manufacture additional quantities of the commercial items, or release or disclose such data to any unauthorized person.

(ii)	If the Contractor is a covered Government support contractor, the Contractor is also subject to the additional terms and conditions at paragraph (b)(5) of this clause.

(5)	Covered Government support contractors. If the Contractor is a covered Government support contractor receiving technical data or computer software marked with restrictive legends pursuant to paragraphs (b)(1)(ii), (b)(3)(ii) or (b)(4)(ii) of this clause, the Contractor further agrees and acknowledges that —

(i)	The technical data or computer software will be accessed and used for the sole purpose of furnishingindependent and impartial advice or technical assistance directly to the Government in support of the Government's management and oversight of the program or effort to which such technical data or computer software relates, as stated in this contract, and shall not be used to compete for any Government or non-Government contract;

(ii)	The Contractor will take all reasonable steps to protect the technical data or computer software againstany unauthorized release or disclosure;

(iii)	The Contractor will ensure that the party whose name appears in the legend is notified of the accessor use within thirty (30) days of the Contractor's access or use of such data or software;

(iv)	The Contractor will enter into a non-disclosure agreement with the party whose name appears in thelegend, if required to do so by that party, and that any such non-disclosure agreement will implement the restrictions on the Contractor's use of such data or software as set forth in this clause. The non-disclosure agreement shall not include any additional terms and conditions unless mutually agreed to by the parties to the non-disclosure agreement; and

(v)	That a breach of these obligations or restrictions may subject the Contractor to —

(A)	Criminal, civil, administrative, and contractual actions in law and equity for penalties, damages, and other appropriate remedies by the United States; and

(B)	Civil actions for damages and other appropriate remedies by the party whose name appears in the legend.

(c)	Indemnification and creation of third party beneficiary rights. The Contractor agrees—

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(1)	To indemnify and hold harmless the Government, its agents, and employees from every claim or liability, including attorneys fees, court costs, and expenses, arising out of, or in any way related to, the misuse or unauthorized modification, reproduction, release, performance, display, or disclosure of technical data or computer software received from the Government with restrictive legends by the Contractor or any person to whom the Contractor has released or disclosed such data or software; and

(2)	That the party whose name appears on the restrictive legend, in addition to any other rights it may have,is a third party beneficiary who has the right of direct action against the Contractor, or any person to whom the Contractor has released or disclosed such data or software, for the unauthorized duplication, release, or disclosure of technical data or computer software subject to restrictive legends. (d) The Contractor shall ensure that its employees are subject to use and non-disclosure obligations consistent with this clause prior to the employees being provided access to or use of any GFI covered by this clause.

252.227-7028 TECHNICAL DATA OR COMPUTER SOFTWARE PREVIOUSLY DELIVERED TO THE GOVERNMENT (JUN 1995)

The Offeror shall attach to its offer an identification of all documents or other media incorporating technical data or computer software it intends to deliver under this contract with other than unlimited rights that are identical or substantially similar to documents or other media that the Offeror has produced for, delivered to, or is obligated to deliver to the Government under any contract or subcontract. The attachment shall identify—

(a)	The contract number under which the data or software were produced;

(b)	The contract number under which, and the name and address of the organization to whom, the data or software were most recently delivered or will be delivered; and

(c)	Any limitations on the Government's rights to use or disclose the data or software, including, when applicable, identification of the earliest date the limitations expire.

252.227-7030 TECHNICAL DATA—WITHHOLDING OF PAYMENT (MAR 2000)

(a)	If technical data specified to be delivered under this contract, is not delivered within the time specified by this contract or is deficient upon delivery (including having restrictive markings not identified in the list described in the clause at 252.227-7013(e)(2) or 252.227-7018(e)(2) of this contract), the Contracting Officer may until such data is accepted by the Government, withhold payment to the Contractor of ten percent (10%) of the total contract price or amount unless a lesser withholding is specified in the contract. Payments shall not be withheld nor any other action taken pursuant to this paragraph when the Contractor's failure to make timely delivery or to deliver such data without deficiencies arises out of causes beyond the control and without the fault or negligence of the Contractor.

(b)	The withholding of any amount or subsequent payment to the Contractor shall not be construed as a waiver of any rights accruing to the Government under this contract.

252.227-7037 VALIDATION OF RESTRICTIVE MARKINGS ON TECHNICAL DATA (SEP 2016)

(a)	Definitions. The terms used in this clause are defined in the Rights in Technical Data—Noncommercial Items clause of this contract.

(b)	Presumption regarding development exclusively at private expense.

(1)	Commercial items.

(i)	Except as provided in paragraph (b)(2) of this clause, the Contracting Officer will presume that the Contractor’s or a subcontractor’s asserted use or release restrictions with respect to a commercial item is justified on the basis that the item was developed exclusively at private expense.

(ii)	The Contracting Officer will not challenge such assertions unless the Contracting Officer has information that demonstrates that the commercial item was not developed exclusively at private expense.

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(2)	Major weapon systems. In the case of a challenge to a use or release restriction that is asserted with respect to data of the Contractor or a subcontractor for a major weapon system or a subsystem or component thereof on the basis that the major weapon system, subsystem, or component was developed exclusively at private expense—

(i)	The presumption in paragraph (b)(1) of this clause applies to—

(A)	A commercial subsystem or component of a major weapon system, if the major weapon system was acquired as a commercial item in accordance with DFARS subpart 234.70 (10 U.S.C. 2379(a));

(B)	A component of a subsystem, if the subsystem was acquired as a commercial item in accordance with DFARS subpart 234.70 (10 U.S.C. 2379(b)); and

(C)	Any other component, if the component is a commercially available off-the-shelf item or a commercially available off-the-shelf item with modifications of a type customarily available in the commercial marketplace or minor modifications made to meet Federal Government requirements; and

(ii)	In all other cases, the challenge to the use or release restriction will be sustained unless information provided by the Contractor or a subcontractor demonstrates that the item or process was developed exclusively at private expense.

(c)	Justification. The Contractor or subcontractor at any tier is responsible for maintaining records sufficient to justify the validity of its markings that impose restrictions on the Government and others to use, duplicate, or disclose technical data delivered or required to be delivered under the contract or subcontract. Except as provided in paragraph (b)(1) of this clause, the Contractor or subcontractor shall be prepared to furnish to the Contracting Officer a written justification for such restrictive markings in response to a challenge under paragraph (e) of this clause.

(d)	Prechallenge request for information.

(1)	The Contracting Officer may request the Contractor or subcontractor to furnish a written explanation for any restriction asserted by the Contractor or subcontractor on the right of the United States or others to use technical data. If, upon review of the explanation submitted, the Contracting Officer remains unable to ascertain the basis of the restrictive marking, the Contracting Officer may further request the Contractor or subcontractor to furnish additional information in the records of, or otherwise in the possession of or reasonably available to, the Contractor or subcontractor to justify the validity of any restrictive marking on technical data delivered or to be delivered under the contract or subcontract (e.g., a statement of facts accompanied with supporting documentation). The Contractor or subcontractor shall submit such written data as requested by the Contracting Officer within the time required or such longer period as may be mutually agreed.

(2)	If the Contracting Officer, after reviewing the written data furnished pursuant to paragraph (d)(1) of this clause, or any other available information pertaining to the validity of a restrictive marking, determines that reasonable grounds exist to question the current validity of the marking and that continued adherence to the marking would make impracticable the subsequent competitive acquisition of the item, component, or process to which the technical data relates, the Contracting Officer shall follow the procedures in paragraph (e) of this clause.

(3)	If the Contractor or subcontractor fails to respond to the Contracting Officer's request for information under paragraph (d)(1) of this clause, and the Contracting Officer determines that continued adherence to the marking would make impracticable the subsequent competitive acquisition of the item, component, or process to which the technical data relates, the Contracting Officer may challenge the validity of the marking as described in paragraph (e) of this clause.

(e)	Challenge.

(1)	Notwithstanding any provision of this contract concerning inspection and acceptance, if the Contracting Officer determines that a challenge to the restrictive marking is warranted, the Contracting Officer shall send a written challenge notice to the Contractor or subcontractor asserting the restrictive markings. Such challenge shall—

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(i)	State the specific grounds for challenging the asserted restriction;

(ii)	Require a response within sixty (60) days justifying and providing sufficient evidence as to the current validityof the asserted restriction;

(iii)	State that a DoD Contracting Officer's final decision, issued pursuant to paragraph (g) of this clause,sustaining the validity of a restrictive marking identical to the asserted restriction, within the three-year period preceding the challenge, shall serve as justification for the asserted restriction if the validated restriction was asserted by the same Contractor or subcontractor (or any licensee of such Contractor or subcontractor) to which such notice is being provided; and

(iv)	State that failure to respond to the challenge notice may result in issuance of a final decision pursuant to paragraph (f) of this clause.

(2)	The Contracting Officer shall extend the time for response as appropriate if the Contractor or subcontractor submits a written request showing the need for additional time to prepare a response.

(3)	The Contractor's or subcontractor's written response shall be considered a claim within the meaning of 41 U.S.C. 7101, Contract Disputes, and shall be certified in the form prescribed at 33.207 of the Federal Acquisition Regulation, regardless of dollar amount.

(4)	A Contractor or subcontractor receiving challenges to the same restrictive markings from more than one Contracting Officer shall notify each Contracting Officer of the existence of more than one challenge. The notice shall also state which Contracting Officer initiated the first in time unanswered challenge. The Contracting Officer initiating the first in time unanswered challenge after consultation with the Contractor or subcontractor and the other Contracting Officers, shall formulate and distribute a schedule for responding to each of the challenge notices to all interested parties. The schedule shall afford the Contractor or subcontractor an opportunity to respond to each challenge notice. All parties will be bound by this schedule.

(f)	Final decision when Contractor or subcontractor fails to respond. Upon a failure of a Contractor or subcontractor to submit any response to the challenge notice the Contracting Officer will issue a final decision to the Contractor or subcontractor in accordance with paragraph (b) of this clause and the Disputes clause of this contract pertaining to the validity of the asserted restriction. This final decision shall be issued as soon as possible after the expiration of the time period of paragraph (e)(1)(ii) or (e)(2) of this clause. Following issuance of the final decision, the Contracting Officer will comply with the procedures in paragraphs (g)(2)(ii) through (iv) of this clause.

(g)	Final decision when Contractor or subcontractor responds.

(1)	If the Contracting Officer determines that the Contractor or subcontractor has justified the validity of the restrictive marking, the Contracting Officer shall issue a final decision to the Contractor or subcontractor sustaining the validity of the restrictive marking, and stating that the Government will continue to be bound by the restrictive marking. This final decision shall be issued within sixty (60) days after receipt of the Contractor's or subcontractor's response to the challenge notice, or within such longer period that the Contracting Officer has notified the Contractor or subcontractor that the Government will require. The notification of a longer period for issuance of a final decision will be made within sixty (60) days after receipt of the response to the challenge notice.

(2)(i)	If the Contracting Officer determines that the validity of the restrictive marking is not justified, the Contracting Officer shall issue a final decision to the Contractor or subcontractor in accordance with the Disputes clause of this contract. Notwithstanding paragraph (e) of the Disputes clause, the final decision shall be issued within sixty (60) days after receipt of the Contractor's or subcontractor's response to the challenge notice, or within such longer period that the Contracting Officer has notified the Contractor or subcontractor of the longer period that the Government will require. The notification of a longer period for issuance of a final decision will be made within sixty (60) days after receipt of the response to the challenge notice.

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(ii)	The Government agrees that it will continue to be bound by the restrictive marking for a period of ninety (90) days from the issuance of the Contracting Officer's final decision under paragraph (g)(2)(i) of this clause. The Contractor or subcontractor agrees that, if it intends to file suit in the United States Claims Court it will provide a notice of intent to file suit to the Contracting Officer within ninety (90) days from the issuance of the Contracting Officer's final decision under paragraph (g)(2)(i) of this clause. If the Contractor or subcontractor fails to appeal, file suit, or provide a notice of intent to file suit to the Contracting Officer within the ninety (90)-day period, the Government may cancel or ignore the restrictive markings, and the failure of the Contractor or subcontractor to take the required action constitutes agreement with such Government action.

(iii)	The Government agrees that it will continue to be bound by the restrictive marking where a notice of intent to file suit in the United States Claims Court is provided to the Contracting Officer within ninety (90) days from the issuance of the final decision under paragraph (g)(2)(i) of this clause. The Government will no longer be bound, and the Contractor or subcontractor agrees that the Government may strike or ignore the restrictive markings, if the Contractor or subcontractor fails to file its suit within one (1) year after issuance of the final decision. Notwithstanding the foregoing, where the head of an agency determines, on a nondelegable basis, that urgent or compelling circumstances will not permit waiting for the filing of a suit in the United States Claims Court, the Contractor or subcontractor agrees that the agency may, following notice to the Contractor or subcontractor, authorize release or disclosure of the technical data. Such agency determination may be made at any time after issuance of the final decision and will not affect the Contractor's or subcontractor's right to damages against the United States where its restrictive markings are ultimately upheld or to pursue other relief, if any, as may be provided by law.

(iv)	The Government agrees that it will be bound by the restrictive marking where an appeal or suit is filed pursuant to the Contract Disputes statute until final disposition by an agency Board of Contract Appeals or the United States Claims Court. Notwithstanding the foregoing, where the head of an agency determines, on a nondelegable basis, following notice to the Contractor that urgent or compelling circumstances will not permit awaiting the decision by such Board of Contract Appeals or the United States Claims Court, the Contractor or subcontractor agrees that the agency may authorize release or disclosure of the technical data. Such agency determination may be made at any time after issuance of the final decision and will not affect the Contractor's or subcontractor's right to damages against the United States where its restrictive markings are ultimately upheld or to pursue other relief, if any, as may be provided by law.

(h)	Final disposition of appeal or suit.

(1)	If the Contractor or subcontractor appeals or files suit and if, upon final disposition of the appeal or suit, the Contracting Officer's decision is sustained—

(i)	The restrictive marking on the technical data shall be cancelled, corrected or ignored; and

(ii)	If the restrictive marking is found not to be substantially justified, the Contractor or subcontractor, as appropriate, shall be liable to the Government for payment of the cost to the Government of reviewing the restrictive marking and the fees and other expenses (as defined in 28 U.S.C. 2412(d)(2)(A)) incurred by the Government in challenging the marking, unless special circumstances would make such payment unjust.

(2)	If the Contractor or subcontractor appeals or files suit and if, upon final disposition of the appeal or suit, the Contracting Officer's decision is not sustained—

(i)	The Government shall continue to be bound by the restrictive marking; and

(ii)	The Government shall be liable to the Contractor or subcontractor for payment of fees and other expenses (as defined in 28 U.S.C. 2412(d)(2)(A)) incurred by the Contractor or subcontractor in defending the marking, if the challenge by the Government is found not to have been made in good faith.

(i)	Duration of right to challenge. The Government may review the validity of any restriction on technical data, delivered or to be delivered under a contract, asserted by the Contractor or subcontractor. During the period within three (3) years of final payment on a contract or within three (3) years of delivery of the technical data to the Government, whichever is later, the Contracting Officer may review and make a written determination to challenge the restriction. The Government may, however, challenge a restriction on the release, disclosure or use of technical data at any time if such technical data—

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(1)	Is publicly available;

(2)	Has been furnished to the United States without restriction; or

(3)	Has been otherwise made available without restriction. Only the Contracting Officer's final decision resolving a formal challenge by sustaining the validity of a restrictive marking constitutes “validation” as addressed in 10 U.S.C. 2321.

(j)	Decision not to challenge. A decision by the Government, or a determination by the Contracting Officer, to not challenge the restrictive marking or asserted restriction shall not constitute “validation.”

(k)	Privity of contract. The Contractor or subcontractor agrees that the Contracting Officer may transact matters under this clause directly with subcontractors at any tier that assert restrictive markings. However, this clause neither creates nor implies privity of contract between the Government and subcontractors.

(l)	Flowdown. The Contractor or subcontractor agrees to insert this clause in contractual instruments, including subcontracts and other contractual instruments for commercial items, with its subcontractors or suppliers at any tier requiring the delivery of technical data.

252.211-7007 REPORTING OF GOVERNMENT –FURNISHED PROPERTY (AUG 2012)

(a)	Definitions. As used in this clause—

“Commercial and Government entity (CAGE) code” means—

(i)	A code assigned by the Defense Logistics Agency Logistics Information Service to identify a commercial or Government entity: or

(ii)	A code assigned by a member of the North Atlantic Treaty Organization that the Defense Logistics Agency Logistics Information Service records and maintains in the CAGE master file. The type of code is known as an “NCAGE code”.

“Contractor-acquired property” has the meaning given in FAR clause 52.245-1. Upon acceptance by the Government, contractor-acquired property becomes Government-furnished property.

“Government-furnished property” has the meaning given in FAR clause 52.245-1.

“Item unique identification (IUID)” means a system of assigning, reporting, and marking DoD property with unique item identifiers that have machine-readable data elements to distinguish an item from all other like and unlike items.

“IUID Registry” means the DoD data repository that receives input from both industry and Government sources and provides storage of, and access to, data that identifies and describes tangible Government personal property.

The IUID Registry is —

(i)	The authoritative source of Government unit acquisition cost for items with unique item identification (see DFARS 252.211-7003) that were acquired after January 1, 2004;

(ii)	The master data source for Government-furnished property, and

(iii)	An authoritative source for establishing the acquisition cost of end-tem equipment.

“National stock number (NSN)” means a 13-digit stock number used to identify items of supply. It consists of a four-digit Federal Supply Code and a nine-digit National Item Identification Number.

“Nomenclature” means—

(i)	The combination of a Government-assigned type designation and an approved item name;

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(ii)	Names assigned to kinds and groups of products; or

(iii)	Formal designations assigned to products by customer or supplier (such as model number or model type, design differentiation, or specific design series or configuration).

“Part or identifying number (PIN)” means the identifier assigned by the original design activity, or by the controlling nationally recognized standard, that uniquely identifies (relative to that design activity) a specific item.

“Reparable” means an item, typically in unserviceable condition, furnished to the Contractor for maintenance, repair, modification, or overhaul.

“Serially managed item” means an item designated by DoD to be uniquely tracked, controlled, or managed in maintenance, repair, and/or supply systems by means of its serial number.

“Supply condition code” means a classification of materiel in terms of readiness for issue and use or to identify action underway to change the status of materiel (see http://www2.dla.mil/j-6/dlmso/elibrary/manuals /dlm/dlm_pubs.asp).

“Unique item identifier (UII)” means a set of data elements permanently marked on an item that is globally unique and unambiguous and never changes, in order to provide traceability of the item throughout its total life cycle. The term includes a concatenated UII or a DoD recognized unique identification equivalent.

“Unit acquisition cost” has the meaning given in FAR clause 52.245-1.

(b)	Reporting Government-furnished property to the IUID Registry. Except as provided in paragraph (c) of thisclause, the Contractor shall report, in accordance with paragraph (f), Government-furnished property to the IUID Registry as follows—

(1)	Up to and including December 31, 2013, report serially managed Government-furnished property with aunit-acquisition cost of $5,000 or greater.

(2)	Beginning January 1, 2014, report—

(i)	All serially managed Government-furnished property, regardless of unit-acquisition cost; and

(ii)	Contractor receipt of non-serially managed items. Unless tracked as an individual item, the Contractor shall report non-serially managed items to the Registry in the same unit of packaging, e.g., original manufacturer's package, box, or container, as it was received.

(c)	Exceptions. Paragraph (b) of this clause does not apply to—

(1)	Contractor-acquired property;

(2)	Property under any statutory leasing authority;

(3)	Property to which the Government has acquired a lien or title solely because of partial, advance,progress, or performance-based payments;

(4)	Intellectual property or software; or

(5)	Real property; or

(6)	Property released for work in process.

(d)	Data for reporting to the IUID Registry. To permit reporting of Government-furnished property to the IUID Registry, the Contractor's property management system shall enable the following data elements in addition to those required by paragraph (f)(1)(iii)(A)(1) through (3), (5), (7), (8), and (10) of the Government Property clause of this contract (FAR 52.245-1):

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(1)	Received/Sent (shipped) date.

(2)	Status code.

(3)	Accountable Government contract number.

(4)	Commercial and Government Entity (CAGE) code on the accountable Government contract.

(5)	Mark record.

(i)	Bagged or tagged code (for items too small to individually tag or mark).

(ii)	Contents (the type of information recorded on the item, e.g., item internal control number).

(iii)	Effective date (date the mark is applied).

(iv)	Added or removed code/flag.

(v)	Marker code (designates which code is used in the marker identifier, e.g., D=CAGE, UN=DUNS, LD=DODAAC).

(vi)	Marker identifier, e.g., Contractor's CAGE code or DUNS number).

(vii)	Medium code; how the data is recorded, e.g., barcode, contact memory button.

(viii)	Value, e.g., actual text or data string that is recorded in its human-readable form.

(ix)	Set (used to group marks when multiple sets exist).

(6)	Appropriate supply condition code, required only for reporting of reparables, per Appendix 2 of DoD 4000.25-2-M, Military Standard Transaction Reporting and Accounting Procedures manual "http://www2.dla.mil /j-6/dlmso/elibrary/manuals/dlm/dlm_pubs.asp".

(e)	When Government-furnished property is in the possession of subcontractors, Contractors shall ensure that reporting is accomplished using the data elements required in paragraph (d) of this clause.

(f)	Procedures for reporting of Government-furnished property. Except as provided in paragraph (c) of this clause, the Contractor shall establish and report to the IUID Registry the information required by FAR clause 52.245-1, paragraphs (e) and (f)(1)(iii), in accordance with the data submission procedures at "http://www.acq.ods.mil/dpap/pdi/uid/data_submission_information.html".

(g)	Procedures for updating the IUID Registry.

(1)	Except as provided in paragraph (g)(2), the Contractor shall update the IUID Registry at "https://iuid.logisticsinformationservice.dla.mil/" for changes in status, mark, custody, condition code (for reparable only), or disposition of items that are—

(i)	Received by the Contractor;

(ii)	Delivered or shipped from the Contractor's plant, under Government instructions, except when shipment is to a subcontractor or other location of the Contractor;

(iii)	Consumed or expended, reasonably and properly, or otherwise accounted for, in the performance of the contract as determined by the Government property administrator, including reasonable inventory adjustments; (iv) Disposed of; or

(v)	Transferred to a follow-on or other contract.

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(2)	The Contractor need not report to the IUID Registry those transactions reported or to be reported to the following DCMA etools:

(i)	Plant Clearance Automated Reutilization and Screening System (PCARSS); or

(ii)	Lost, Theft, Damaged or Destroyed (LTDD) system.

(3)	The contractor shall update to IUID Registry as transactions occur or as otherwise stated in the Contractor's property management procedure.

252.245-7001 TAGGING, LABELING, AND MARKING OF GOVERNMENT-FURNISHED PROPERTY (APR 2012)

(a)	Definitions. As used in this clause—

“Government-furnished property” is defined in the clause at FAR 52.245-1, Government Property.

“Serially-managed item” means an item designated by DoD to be uniquely tracked, controlled, or managed in maintenance, repair, and/or supply systems by means of its serial number.

(b)	The Contractor shall tag, label, or mark Government-furnished property items identified in the contract as subject to serialized item management (serially-managed items).

(c)	The Contractor is not required to tag, label, or mark Government-furnished property previously tagged, labeled, or marked.

252.245-7002 REPORTING LOSS OF GOVERNMENT PROPERTY (DEC 2017)

(a)	Definitions. As used in this clause—

“Government property” is defined in the clause at FAR 52.245-1, Government Property.

“Loss of Government property” means unintended, unforeseen, or accidental loss, damage, or destruction of Government property that reduces the Government’s expected economic benefits of the property. Loss of Government property does not include purposeful destructive testing, obsolescence, normal wear and tear, or manufacturing defects. Loss of Government property includes, but is not limited to— (1) Items that cannot be found after a reasonable search;

(2)	Theft;

(3)	Damage resulting in unexpected harm to property requiring repair to restore the item to usable condition; or

(4)	Destruction resulting from incidents that render the item useless for its intended purpose or beyond economical repair.

“Unit acquisition cost” means—

(1)	For Government-furnished property, the dollar value assigned by the Government and identified in the contract; and

(2)	For Contractor-acquired property, the cost derived from the Contractor’s records that reflect consistently applied, generally acceptable accounting principles.

(b)	Reporting loss of Government property.

(1)	The Contractor shall use the Defense Contract Management Agency (DCMA) eTools software application for reporting loss of Government property. Reporting value shall be at unit acquisition cost. The eTools “LTDD of Government Property” toolset can be accessed from the DCMA home page External Web Access Management application at http://www.dcma.mil/WBT/propertyloss/.

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(2)	Unless otherwise provided for in this contract, the requirements of paragraph (b)(1) of this clause do not apply to normal and reasonable inventory adjustments, i.e., losses of low-risk consumable material such as common hardware, as agreed to by the Contractor and the Government Property Administrator. Such losses are typically a product of normal process variation. The Contractor shall ensure that its property management system provides adequate management control measures, e.g., statistical process controls, as a means of managing such variation.

(3)	The Contractor shall report losses of Government property outside normal process variation, e.g., losses due to—

(i)	Theft;

(ii)	Inadequate storage;

(iii)	Lack of physical security; or

(iv)	“Acts of God.”

(4)	This reporting requirement does not change any liability provisions or other reporting requirements that may exist under this contract.

252.245-7003 CONTRACTOR PROPERTY MANAGEMENT SYSTEM ADMINISTRATION (APR 2012)

(a)	Definitions. As used in this clause—

“ Acceptable property management system” means a property system that complies with the system criteria in paragraph (c) of this clause.

“ Property management system” means the Contractor's system or systems for managing and controlling Government property.

“ Significant deficiency” means a shortcoming in the system that materially affects the ability of officials of the Department of Defense to rely upon information produced by the system that is needed for management purposes.

(b)	General. The Contractor shall establish and maintain an acceptable property management system. Failure to maintain an acceptable property management system, as defined in this clause, may result in disapproval of the system by the Contracting Officer and/or withholding of payments.

(c)	System criteria. The Contractor's property management system shall be in accordance with paragraph (f) of the contract clause at Federal Acquisition Regulation 52.245-1.

(d)	Significant deficiencies. (1) The Contracting Officer will provide an initial determination to the Contractor, in writing, of any significant deficiencies. The initial determination will describe the deficiency in sufficient detail to allow the Contractor to understand the deficiency.

(2)	The Contractor shall respond within 30 days to a written initial determination from the Contracting Officer that identifies significant deficiencies in the Contractor's property management system. If the Contractor disagrees with the initial determination, the Contractor shall state, in writing, its rationale for disagreeing.

(3)	The Contracting Officer will evaluate the Contractor's response and notify the Contractor, in writing, of the Contracting Officer's final determination concerning—

(i)	Remaining significant deficiencies;

(ii)	The adequacy of any proposed or completed corrective action; and

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(iii)	System disapproval, if the Contracting Officer determines that one or more significant deficiencies remain.

(e)	If the Contractor receives the Contracting Officer's final determination of significant deficiencies, the Contractor shall, within 45 days of receipt of the final determination, either correct the significant deficiencies or submit an acceptable corrective action plan showing milestones and actions to eliminate the significant deficiencies.

(f)	Withholding payments. If the Contracting Officer makes a final determination to disapprove the Contractor’s property management system, and the contract includes the clause at 252.242-7005, Contractor Business Systems, the Contracting Officer will withhold payments in accordance with that clause.

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SECTION J LIST OF ATTACHMENTS

Attachment 1 Surveillance Activity Checklist

Attachment 2 CDRLs A001 - A020

Attachment 3 DD254